Exhibit 10.60

CONFIDENTIAL MATERIAL HAS BEEN OMITTED FROM THIS EXHIBIT AND FILED

SEPARATELY WITH THE COMMISSION. PORTIONS OF THIS EXHIBIT CONTAINING

CONFIDENTIAL MATERIAL DENOTED WITH “ * ”

UNOFFICIAL TRANSLATION

Execution Copy

Shareholders’ Agreement

made on 12 November 2009

between

SIX Group AG, Selnaustrasse 30, P. O. Box, CH-8021 Zurich

(SIX)

and

Deutsche Börse AG, Neue Börsenstrasse 1, D-60487 Frfankfurt am Main

(DBAG)

(SIX and DBAG are each referred to as a Party and collectively as the Parties)

relating to

the Parties’ shareholding in

STOXX AG

Table of contents

Shareholders’ Agreement				1

Preamble				5

1	Definitions			6

2	Initial situation			6

	2.1	Ownership structure		6

	2.2	Purpose of the STOXX Entities		6

	2.3	Index calculation entity		6

3	Corporate governance			6

	3.1	Corporate bases		6

		3.1.1	Articles of association	6

		3.1.2	Organisational regulations	9

	3.2	General Meeting of STOXX		9

		3.2.1	General	9

		3.2.2	Resolutions	10

	3.3	STOXX Board of Directors		10

		3.3.1	Composition and election	10

		3.3.2	Resolutions	11

		3.3.3	Responsibilities	12

		3.3.4	Power of representation of the members of the Board of Directors	12

		3.3.5	Committees of the Board of Directors	12

		3.3.6	Secretary of the Board of Directors	12

		3.3.7	Information flow and confidentiality	12

		3.3.8	Meetings	13

		3.3.9	Board of Directors of * entities	13

	3.4	STOXX Management Board		13

		3.4.1	Composition and election	13

		3.4.2	Resolutions	15

		3.4.3	Participation of the Management Board in the meetings of the Board of Directors	15

		3.4.4	Responsibilities	15

	3.5	Financial year | rating | Parties’ auditing rights | IFRS management accounts		16

	3.6	Management information		16

	3.7	Business plan		17

	3.8	Budget		17

	3.9	Dividend policy | dividend rights of SIX		18

	3.10	Financing and SIX’ shareholding in STOXX		21

	3.11	Contracts between the Parties and STOXX		21

4	Restrictions on disposal, right of first offer (Vorhandrechte), exit rights			22

	4.1	Restrictions on disposal		22

	4.2	Right of first offer | exit rights of the Parties		23

		4.2.1	SIX as the Disposing Party	25

		4.2.2	DBAG as the Disposing Party	27

	4.3	Right of first offer | exit rights of SIX in case of certain acquisitions of STOXX		29

	4.4	General principles governing the permitted disposal by a Party		31

5	Exclusivity of STOXX | *			31

	5.1	Exclusivity		31

	5.2	*		33

6	Effective date | duration of this Agreement			34

7	Further provisions			34

7.1	Good behaviour clause	34

7.2	Relationship to other contracts and articles of association	35

7.3	Amendments and supplements	35

7.4	Severability	35

7.5	Address for service	35

7.6	Prohibition of assignment	36

7.7	Transaction costs	36

7.8	Confidentiality	36

7.9	Governing law | court of arbitration	37

Preamble

A.	SIX is a stock corporation under Swiss law and has its seat in Zurich.

B.	DBAG is a stock corporation under German law and has its seat in Frankfurt am Main.

C.

The Parties, together with Dow Jones & Company, Inc. (DJ), hold 100% of the shares in STOXX AG (STOXX or the Company), a joint venture established for the purpose of developing and marketing a European index family. The share capital of STOXX is CHF 1,000,000 and is divided into 1,000 registered shares (Namensaktien), each with a nominal value of CHF 1,000. Each of SIX, DBAG and DJ holds 333 registered shares in STOXX. An additional registered share is jointly owned by the three shareholders (the Remaining Share). Thus, the full shareholding of each of the shareholders is 33 1/3 per cent.

D.	SIX, DBAG and DJ entered into a Share Purchase Agreement (Aktienkaufvertrag) on 12 November 2009 (the Share Purchase Agreement) pursuant to which (A) DBAG (i) will purchase 167 of the registered shares held by DJ in STOXX as well as DJ’s portion of the Remaining Share from DJ and (B) SIX will purchase 166 of the registered shares held by DJ in STOXX from DJ. Completion of the Share Purchase Agreement is subject to certain conditions precedent, including in particular the condition that the transactions under the Share Purchase Agreement require clearance by the competition authorities. Under a separate agreement between SIX and DBAG (the One-Third Agreement), which is intended to be completed simultaneously with and subject to the completion of the Share Purchase Agreement, SIX has agreed to sell its portion of the Remaining Share to DBAG, and DBAG has agreed to purchase the portion of SIX in the Remaining Share.

E.	Further, * considers selling *, and DBAG and SIX consider participating in a sales process relating to * through STOXX.

F.	The Parties intend to successfully continue and globally develop the business of STOXX following the specified changes; by means of this Agreement, they wish to agree the corporate governance and management of the STOXX Entities following completion of the Share Purchase Agreement, the rights and duties of the Parties in the case of a potential acquisition of * by STOXX as well as their mutual exit rights. Specifically, for the purpose of protecting SIX as a minority shareholder, they wish to agree that certain resolutions will be required to be passed unanimously in order to be valid, in particular in relation to amendments to the articles of association, the relocation of the seat of STOXX, i.e. the seat specified in its articles association (statutarischer Sitz) or its principal place of business (unternehmerischer Sitz), as well as the transformation of STOXX into a company whose activities substantially consist of holding interests or shareholdings in other partnerships or companies.

Now therefore, the Parties agree as follows:

1	Definitions

In this Agreement, the terms listed in Annex 1 shall have the meaning attributed to them therein.

2	Initial situation

2.1	Ownership structure

(a)	Following completion of the Share Purchase Agreement and the One-Third Agreement

(i)	DBAG shall hold 501 registered shares in STOXX with a nominal value of CHF 1,000 each; and

(ii)	SIX shall hold 499 registered shares in STOXX with a nominal value of CHF 1,000 each.

(b)	The Parties hereby agree that all of their current ownership interests in STOXX as well as any ownership interests acquired by them in future which are held by them either directly or through Group Companies, shall be subject to this Agreement.

(c)	Immediately after completion of the Share Purchase Agreement, any existing registered shares in STOXX shall be converted into bearer shares with the same nominal value as the existing registered shares, and share certificates relating to such shares shall be issued. The share certificates shall be deposited with the Escrow Agent in accordance with the provisions of article 4.1 (a).

2.2	Purpose of the STOXX Entities

The corporate purpose of the STOXX Entities is the development, marketing, licensing and distribution of indices and benchmarks at a global level. Neither STOXX nor its direct and indirect subsidiaries may enter into transactions other than in pursuit of this purpose unless the Parties mutually agree on extending the purpose of STOXX.

2.3	Index calculation entity

At the same time when entering into this Agreement, the Parties signed another Shareholders’ Agreement (the MONDAY Shareholders’ Agreement) in respect of an index calculation entity held jointly by the Parties (hereinafter referred to as MONDAY). The index calculation entity shall provide calculation services to STOXX, DBAG and SIX, and shall provide software solutions for index development and implementation. It may also provide its services to third parties.

3	Corporate governance

3.1	Corporate bases

3.1.1	Articles of association

(a)	The Parties shall procure that STOXX will receive articles of association pursuant to Annex 3.1.1 (a) immediately after completion of the Share Purchase Agreement.

(b)	The Parties agree, and shall procure, that each of the subject-matters specified in (c) below must be resolved unanimously by the relevant boards of STOXX or any other STOXX Entities in order to be effective. To the extent this is not legally permissible in the case of any future STOXX entity, the Parties shall implement such other legally permissible solution as comes closest to the purpose pursued by the Parties, and shall procure that the persons nominated by them as board members will act in accordance with this provision.

(c)	The principle of unanimity pursuant to (b) above shall apply to the following subject-matters:

(i)	any amendment to this Agreement, the articles of association, the organisational regulations, and any other documents under corporate law of STOXX or any other STOXX Entities;

(ii)	the liquidation of STOXX and any other direct or indirect relocation of the seat of STOXX;

(iii)	the transformation of the existing structure of STOXX into a holding structure;

(iv)	any transaction having a direct or indirect influence on the share capital of STOXX, such as capital increases of any type, share buybacks or the issue of shares;

(v)	the entry into, amendment or ordinary termination (ordentliche Beendigung) of this Agreement (including pursuant to article 404 of the Swiss Law of Obligations (Schweizerisches Obligationenrecht – OR)) pursuant to article 3.11 (a) (i) hereof (as opposed to an extraordinary termination (ausserordentliche Beendigung) as a result of a material breach or lack of competitiveness as provided for in detail in article 3.11 (a) (i) hereof and in the MONDAY Shareholders’ Agreement);

(vi)	any acquisition of another undertaking, a business or parts thereof, or any investment in other undertakings, businesses of parts thereof, respectively, to the extent such acquisition or investment, respectively, (x) is not related to Ordinary Operations, (y) is covered by (c) (iv) above, or (z) is related to Ordinary Operations, but it is intended, for this purpose, to procure outside capital exceeding the Protected Capital Amount (Schutzbetrag) in respect of each such acquisition or investment;

(vii)	the entry into any agreement regarding a partnership, consortium, joint venture or any other form of co-operation, to the extent any such act (x) is not related to Ordinary Operations, (y) is covered by (c) (iv) above, or (z) is related to Ordinary Operations, but it is intended, for this purpose, to procure outside capital exceeding the Protected Capital Amount (Schutzbetrag) in respect of each such act;

(viii)	the sale or encumbrance of any material assets, including intellectual property rights (in particular trademark rights, patents,

rights in data collections or data bases, calculation technologies as well as any similar rights such as know-how) of STOXX or any STOXX entity;

(ix)	the entry into, increase in or assumption of obligations under any guarantee, surety (Bürgschaft) or indemnification in favour of (y) any third party, to the extent the relevant liability exceeds the Protected Capital Amount (Schutzbetrag) and is not related to Ordinary Operations, or (z) any shareholders or their Group Companies (with the exception of STOXX Entities);

(x)	the raising and granting of loans (third-party and shareholder loans) if the amount of each individual transaction exceeds the Protected Capital Amount (Schutzbetrag), excluding the raising and granting of loans among STOXX Entities; loans within the meaning of this provision shall not include any working capital lines granted by banks, in the course of Ordinary Operations, to STOXX Entities the amount of which does not exceed 10% of the expenses of such STOXX Entities according to their possibly consolidated profit and loss statement in accordance with Swiss GAAP (statutarische Erfolgrechnung) as of the end of the last financial year preceding the raising of that loan; to the extent that any working capital lines exceed an amount equalling 10% of the expenses of the STOXX Entities according to their possibly consolidated profit and loss statement in accordance with Swiss GAAP (statutarische Erfolgrechnung) as of the end of the last financial year preceding the raising of the loan in question, they shall not be related to Ordinary Operations; it is not possible to finance any acquisitions within the meaning of (c) (vi) or transactions within the meaning of (c) (vii), respectively, by way of working capital lines.

(xi)	any deviation from the principle of full distribution of the relevant annual net profits or, as the case may be, semi-annual net profits of STOXX, any profit brought forward of preceding financial years of the STOXX Entities as well as any free reserves of the STOXX Entities pursuant to article 3.9;

(xii)	the nomination of any member of the STOXX Management Board unless the member proposed is independent of DBAG and SIX at the time of his nomination. A person shall be deemed as not independent if such person has worked as an employee (including as a member of the management board/management or supervisory board/board of directors) for DBAG or SIX or any of their Group Companies (with the exception of the STOXX Entities) during the last three years.

(d)	If, subject to (f), following the conclusion of this Agreement, the shareholding in STOXX held by SIX falls below 25% of the shares issued:

(i)	all rights and duties of the Parties under article 3.2.1 (b) (sentence 2) (General), article 3.3.4 (Power of representation of the members of the Board of Directors), article 3.3.6 (Secretary of the

Board of Directors), article 3.3.8 (last sentence) (Meetings), article 3.4.1 (Composition and election), article 3.4.3 (Participation of Management Board in the meetings of the Board of Directors), article 4.3 as well as article 5 (Exclusivity) hereof shall cease to exist;

(ii)	article 3.3.1 (Composition and election) shall be adjusted in accordance with article 3.3.1 (e), and article 3.9 (Dividend rights) shall be adjusted in accordance with article 3.9 (e);

(iii)	the principle of unanimity pursuant to article 3.1.1 (b) shall cease to apply except with regard to the following subject-matters:

(1)	any amendment of this Agreement (i.e. the version of this Agreement in effect after its adjustment pursuant to (e) below);

(2)	any change of the purpose of STOXX as provided for in the articles of association;

(3)	a change of the seat of STOXX specified in the articles of association;

(4)	the entry into, amendment or ordinary termination of this Agreement (including pursuant to article 404 of the Swiss Law of Obligations) pursuant to article 3.11 (a) (i) hereof (as opposed to an extraordinary termination as a result of a material breach or lack of competitiveness as provided for in detail in article 3.11 (a) (i) hereof and in the MONDAY Shareholders’ Agreement);

(e)	If the event provided for in (d) above occurs, the Parties shall make and implement the necessary amendments and adjustments of this Agreement, the articles of association and the organisational regulations of STOXX as quickly as possible;

(f)	If the Enterprise Value (i.e. the purchase price prior to the deduction of Net Financial Liabilities or any other purchase price adjustments) of the * agreed upon by STOXX and * or any entity controlled by the latter, respectively, amounts to * or more, the amendments pursuant to (d) shall not become effective unless the shareholding in STOXX held by SIX drops below *%.

3.1.2	Organisational regulations

The Parties shall procure that STOXX will receive organisational regulations pursuant to Annex 3.1.2.

3.2	General Meeting of STOXX

3.2.1	General

(a)	The General Meeting of STOXX (the General Meeting) shall have the responsibilities attributed to it pursuant to the Swiss Law of Obligations (the Swiss Law of Obligations) and the articles of association.

(b)	The General Meeting shall be convened by the Board of Directors. In addition, either Party may at any time request that an extraordinary General Meeting be convened, stating the items on the agenda and motions.

3.2.2	Resolutions

Unless provided for otherwise by applicable law, the articles of association or this Agreement, the General Meeting shall adopt its resolutions and carry out its elections with a simple majority of the voting shares represented. Neither the President of the Board of Directors nor any other person shall have a casting vote. If a resolution of the General Meeting is not adopted unanimously or with the qualified majority required by this Agreement and the articles of association, such resolution shall be deemed as not adopted.

3.3	STOXX Board of Directors

3.3.1	Composition and election

(a)	The STOXX Board of Directors shall consist of four members. The term of office shall be three years; each member may be re-elected without any limitations. Each Party is entitled to nominate two members of the Board of Directors who will be proposed for election to the General Meeting; DBAG is in addition entitled to designate the President of the Board of Directors from among the persons proposed for election by DBAG; SIX is entitled to designate the Vice-President of the Board of Directors from among the persons proposed for election by SIX. Each proposal for election shall be submitted to the other Party in writing, together with an informative CV of each person proposed for election. Only persons who meet existing election requirements (if any) under applicable law may be proposed or designated for election to the STOXX Board of Directors.

(b)	The members of the Board of Directors shall not receive any remuneration for their work. They shall only be reimbursed reasonable expenses for travel costs, provided that such travels are required for them to fulfil their duties as members of the Board of Directors. Each Party shall itself insure, at its own discretion, the members of the STOXX Board of Directors nominated by it against the risks under responsibility and third party liability law (verantwortungs- und haftungsrechtliche Risiken) related to their office.

(c)	Each Party is obliged to vote with its shares in favour of the members of the Board of Directors proposed for election by the other Party as contractually agreed.

(d)	Each Party is entitled to demand at any time that members of the Board of Directors proposed for election by it be removed from office. If a Party demands that a member of the Board of Directors proposed for election by it be removed from office, a General Meeting for the purpose of removing such member from office (if necessary) and electing a successor shall be held without undue delay (unverzüglich). The other Party shall be obliged to participate in such General Meeting and to vote accordingly. The designated successor may, to the extent legally permissible, participate with an advisory vote, in his capacity as an expert, in all meetings of the Board of Directors that take place prior to his election. A person proposed for election who may already participate in meetings of the Board of Directors prior to being elected shall receive all documents made available to the members of the Board of Directors at the same time such documents are delivered to the latter. Such person proposed for election must be required to comply with confidentiality requirements in advance.

(e)	If the reduced Agreement pursuant to article 3.1.1 (d) takes effect, only one member of the Board of Directors may be proposed for election to the General Meeting by SIX. SIX will be obliged to procure that, at the time such reduced Agreement takes effect, one of the members of the Board of Directors nominated by it will resign from office or, as the case may be, to agree to such member of the Board of Directors being removed from office at any General Meeting.

3.3.2	Resolutions

(a)	For a resolution to be effective, at least three of the members of the Board of Directors, including the two representatives of DBAG, are required to participate in the meeting at which such resolution is adopted. Unless provided for otherwise by applicable law, the articles of association, the organisational regulations or this Agreement, the Board of Directors shall adopt its resolutions and carry out its elections with a majority of the votes cast. Each member of the Board of Directors shall have one vote. The President of the Board of Directors shall have the casting vote.

(b)	Each Party shall use its best endeavours to procure that the members of the Board of Directors proposed for election by it will participate in all duly convened meetings of the Board of Directors and will return circular resolutions of the Board of Directors to STOXX within seven calendar days after receipt of the relevant motion.

(c)	If a resolution of the Board of Directors is not adopted unanimously or with the qualified majority required by this Agreement, the articles of association or the organisational regulations, such resolution shall be deemed as not adopted.

3.3.3	Responsibilities

The Board of Directors shall have the responsibilities pursuant to the organisational regulations set forth in Annex 3.1.2.

3.3.4	Power of representation of the members of the Board of Directors

STOXX may be represented by two members of the Board of Directors acting jointly, with the members of the Board of Directors designated by SIX only being able to exercise such power of representation jointly with a member of the Board of Directors designated by DBAG or the Management, respectively. The above limitation of the power of representation vested in the members of the Board of Directors shall be entered in the commercial register.

If the members of the Board of Directors designated by DBAG or the Management, respectively, of STOXX Entities enter, without the consent of the members of the Board of Directors designated by SIX, into legal transactions or, as the case may be, perform any acts requiring a unanimous resolution in order to be effective pursuant to article 3.1.1 (b) and (c), DBAG will be required to pay to SIX a contractual penalty in the amount of * for each breach. SIX is entitled to file a claim for any other damage it incurred as a result of a contractual breach as well.

3.3.5	Committees of the Board of Directors

The Board of Directors may set up advisory committees and may consult external experts or customers.

3.3.6	Secretary of the Board of Directors

SIX is entitled to designate the Secretary of the Board of Directors who shall not be a member of the Board of Directors. The Secretary of the Board of Directors shall be subordinate to the President of the Board of Directors.

3.3.7	Information flow and confidentiality

Each member of the Board of Directors is entitled to pass on any information or documents regarding STOXX or other STOXX Entities received from STOXX in his capacity as a member of the Board of Directors to the boards, employees and advisers of the Party that has proposed that such member be elected to the Board of Directors, or of such Party’s Group Companies, respectively. In doing so, each Party shall ensure that such information or documents regarding STOXX or other STOXX Entities will be treated confidentially. Each Party shall ensure in particular that no such information or documents regarding STOXX or other STOXX Entities shall be made available, disclosed or communicated to any person who performs for either Party, or a third party, as a board or employee, any full or part-time activities that compete, directly or indirectly, with the business operated by the STOXX Entities. Such activities shall no longer be deemed to be competing activities within the meaning of this provision if a Party has asserted its right of contribution pursuant to article 5.1 (b), and the Parties have reached an agreement on the conditions of such contribution, including a binding and definite agreement on, or, as the case may be, determination of, the purchase price to be paid by STOXX.

3.3.8	Meetings

The STOXX Board of Directors shall meet as frequently as required by business need, at least, however, four times per year. The meetings shall take place in Zurich, at the seat of STOXX, unless the Board of Directors resolves, by way of exception, to hold a meeting at any other place. The majority of the annual meetings of the Board of Directors must be held, however, at the seat of STOXX.

3.3.9	Board of Directors of * entities

Articles 3.3.1 to 3.3.8 shall apply mutatis mutandis to the Board of Directors of the company or companies which will acquire and operate *. In case this is not permitted by law, articles 3.3.1 to 3.3.8 shall be replaced, as regards the subsidiary in question, by such valid provision as comes closest to the intentions pursued by the Parties when agreeing the wording of articles 3.3.1 to 3.3.8.

3.4	STOXX Management Board

3.4.1	Composition and election

(a)	The STOXX Management Board shall be composed of the CEO and the CFO, and the Parties shall ensure that the Board of Directors of STOXX will appoint a person to be nominated by DBAG as CEO and a person to be nominated by SIX as CFO.

(b)	The STOXX Board of Directors may also appoint further Management Board members, if necessary, in particular a COO,

CIO and CTO. Subject to the nomination rights under (a) above with regard to the CEO and the CFO, the Parties are entitled to propose adequate candidates in the event of vacancies or an extension of the Management Board; in this case, neither Party shall be obliged to approve the proposal of the other Party.

(c)	The Parties may only nominate persons as members of the Management Board provided that:

(i)	they meet any regulatory or other statutory requirements in Switzerland (and, if required, in any other jurisdictions where a STOXX entity commences or carries on a business);

(ii)	the respective person is independent of DBAG or SIX. Any person shall be deemed independent who is currently not employed, or has not been employed within the last three years, by DBAG or SIX or any of their respective Group Companies (except for the STOXX Entities) (including as a member of the Management Board (Vorstand) or the Executive Board (Geschäftsleitung), respectively, or as a member of the Supervisory Board (Aufsichtsrat) or the Board of Directors (Verwaltungsrat), respectively); and

(iii)	they are not concerned with the upper management, supervision or Control of a STOXX entity.

(d)	A member of the Management Board shall be removed if he no longer meets the requirements of (c) above during his term of office. The Parties shall procure that a successor to the Management Board member who left will be appointed as soon as possible. The above provisions shall apply accordingly in the event a Management Board member resigns or becomes permanently unable to work.

(e)	Each Party is entitled to request at any time that the member it has proposed be replaced. It is obliged to do so if the member it has proposed no longer meets the requirements of (d) above. In such case, the Parties shall procure that the responsible board will take the steps necessary for the respective changes.

(f)	SIX’ rights to propose to the Board of Directors a candidate for election as CFO and to refuse the candidate proposed by DBAG for election as CEO pursuant to the requirements of (c) above shall cease to exist upon entry into force of the reduced Agreement according to article 3.1.1(d).

3.4.2	Resolutions

(a)	Unless otherwise provided by law, the articles of association, the organisational regulations or this Agreement, the Management Board shall adopt resolutions with a simple majority of votes cast. Subject to the catalogue of matters requiring unanimous resolutions pursuant to article 3.1.1(c) and (d), the CEO shall have the casting vote with respect to all matters for which the Management Board is responsible according to the articles of association, the organisational regulations or the internal instructions of STOXX.

(b)	If a Management Board resolution is not adopted unanimously or with the qualified majority required by this Agreement, the articles of association or the organisational regulations, such resolution shall be deemed as not adopted. In this case, the matter shall be referred to the Board of Directors for a decision. The provision of article 3.3.2 shall apply to decisions to be taken by the Board of Directors.

3.4.3	Participation of the Management Board in the meetings of the Board of Directors

The CEO and the CFO shall attend the meetings of the Board of Directors in advisory capacity, but without being entitled to vote. With respect to agenda items relating to the Management Board members, or if the President of the Board of Directors so directs, a meeting shall be held, in whole or in part, without the participation of the Management Board members. The CFO may be excluded from a meeting if (a) the CEO is also excluded from the meeting, (b) a member of the Board of Directors nominated by SIX gives his consent or (c) the Board of Director discusses an item or intends to pass resolutions which concern the CFO personally.

3.4.4	Responsibilities

(a)	Subject to the duties of the Board of Directors and the organisational regulations, the CEO shall be responsible for the executive management of STOXX and its direct and indirect subsidiaries. He shall exercise the rights and duties set forth in the organisational regulations attached hereto as Annex 3.1.2 and shall prepare, together with the Management Board as advisory body, the business matters to be resolved upon by the Board of Directors, provided that such tasks fall within the scope of his responsibilities.

(b)	Investments, disinvestments as well as any other liabilities outside the approved budget, to the extent they exceed an amount of €500,000 in each individual case, require the approval of the Board of Directors, subject to the competence of the General Meeting.

3.5	Financial year | rating | Parties’ auditing rights | IFRS management accounts

(a)	The STOXX financial year runs from 1 January to 31 December of each calendar year.

(b)	The Parties are obliged to use their reasonable endeavours to procure that the business and financial ratios relevant for the rating of STOXX or the STOXX Entities allow to receive a long-term local credit issuer rating of * or better by Standard & Poor’s during the entire term of this Agreement.

(c)	Each Party is entitled to have the books of STOXX audited by its own employees and auditors at its own cost and expense. Such audit is to be carried out in such form that it does not materially impair the ordinary course of STOXX’ business. The auditing Party shall receive access to all books, documents, systems and employees of STOXX who or which are reasonably relevant for such audit. Any information received during the audit of STOXX shall be treated confidentially.

(d)	In addition to the documents necessary for the STOXX annual and semi-annual accounts which are required under the Swiss Law of Obligations or Swiss GAAP FER, the STOXX Management Board shall prepare management accounts in line with IFRS; for these purposes, IFRS shall be based on the same principles that DBAG applies to prepare its own consolidated accounts according to IFRS. DBAG is obliged to provide STOXX, without being requested, with a copy of DBAG’s accounting handbook in its current version and to inform STOXX without undue delay about any amendments of such handbook and the accounting principles and methods according to IFRS.

3.6	Management information

The STOXX Management Board shall establish and maintain a management information system (MIS) which is up to date and appropriate with regard to the business of STOXX. It shall have provided each member of the Board of Directors with monthly information on the business of STOXX by no later than the 15th calendar day of the following month. Such information shall include the following data, in particular:

(a)	a consolidated income statement, a cash flow statement, a current cash management plan as well as a consolidated statement of equity (Eigenkapitalstatus) for each month;

(b)	a comparison of the consolidated income statement with the budget for the respective month;

(c)	a written explanation, in the case the consolidated income statement substantially deviates from the budget;

(d)	revenues, itemised by material components, costs and EBITDA; and

(e)	a rolling year-end forecast in relation to the consolidated income statement and the cash flow statement.

3.7	Business plan

(a)	The Parties shall procure that the business of STOXX be principally conducted in line with the business plan for the years 2010 to 2012 as agreed by the Parties when entering into this Agreement and which is attached hereto as Annex 3.7.

(b)	Any amendment to such business plan, including the rolling annual supplementation, may be approved by the majority of votes cast by the STOXX Board of Directors.

(c)	The Parties shall procure that, in the third quarter of each year, the STOXX Management Board will prepare an adjustment proposal regarding the STOXX business plan on a rolling basis to ensure that it constantly covers a period of three years; they shall also procure that the STOXX Management Board will submit such proposal to the STOXX Board of Directors in the course of October of each year at the latest. In this context, the STOXX Management Board will prepare its proposal for the business plan adjustment in line with the strategic standards and priorities set out in the business plan under Annex 3.7 or resolved by the Board of Directors of STOXX with the majority of votes cast. Each party is entitled to request the STOXX Management Board to provide it with any information necessary for an objective assessment and evaluation of the proposed business plan. At the same time, the STOXX Management Board will submit any further information to the members of the STOXX Board of Directors.

3.8	Budget

(a)	The Parties shall procure that the STOXX Management Board will prepare, for each financial year, a budget for STOXX in accordance with the approved business plan, whereby the STOXX budgeting process is to be co-ordinated with the DBAG budgeting process. The budget for the 2010 financial year as agreed by the Parties when entering into this Agreement is attached hereto as Annex 3.8(a).

(b)	Unless otherwise agreed by the Parties, the budget prepared by the STOXX Management Board shall be in the form of the 2010 budget attached hereto as Annex 3.8.(a).

(c)	Article 3.7(b) shall apply accordingly in relation to the budget.

3.9	Dividend policy | dividend rights of SIX

(a)	The Parties shall mutually undertake, also through the persons delegated by them as board members, to make their best efforts and take all necessary steps, in particular by exercising their voting power and instructing the board members nominated by them, to ensure that:

(i)	to the extent permitted by law, the annual net profit or the semi-annual net profit of STOXX of each financial year as well as any profit brought forward from previous financial years and/or free reserves of STOXX will be distributed as dividends to the Parties on a half-yearly basis in accordance with their equity participation in STOXX and based on the audited annual accounts as per 31 December and the audited semi-annual annual accounts as per 30 June; and

(ii)	the audited annual accounts or audited semi-annual accounts required for the distribution of the semi-annual dividend will be prepared, audited and approved by the Board of Directors as soon as possible after the relevant cut-off date, but no later than 45 calendar days thereafter; the General Meeting approving the annual or semi-annual accounts and such dividend will be held in the form of a plenary General Meeting within a period of 10 calendar days thereafter; and the dividend will be distributed to the Parties in their capacity as shareholders within a further period of 10 calendar days. The distribution as per 30 June may be postponed to end-December of the respective financial year at the latest, provided that STOXX, following the distribution of its semi-annual net profit pursuant to this article 3.9(a)(ii), would no longer have sufficient liquid funds available for its ordinary operating activities. Liquid funds exceeding the amount required for ordinary operating activities must in any event be distributed in accordance with this article 3.9(a)(ii). Unless the Parties agree otherwise, the dividend based on the 2010 annual accounts shall be distributed, as a one-time exception, at the same time the earn out component pursuant to the Share Purchase Agreement between DBAG, SIX and DJ dated 12 November 2009 is paid, but in no event later than 30 June 2011.

(b)

In addition to the annual or semi-annual dividend under (a) above, SIX is also entitled to request once in a financial year, as per each end-of-quarter date, by written notification to DBAG and STOXX that any net profit incurred as from the most recent audited annual or semi-annual accounts, any profit carried forward from previous reporting periods and/or any free reserves be distributed as an interim dividend, provided that STOXX, following such distribution, will still have sufficient funds available for its operating activities within the limits of the determined budget. Article 3.9(a)(ii), including the obligations of the Parties in their capacity as shareholders, shall apply accordingly. Audited interim accounts shall be prepared instead of audited annual accounts or audited semi-annual accounts. Any costs STOXX will incur in connection with the distribution of such interim dividend shall be borne by SIX exclusively.

(c)	SIX is further entitled to have any annual or interim accounts of STOXX prepared in accordance with Swiss GAAP (statutarischer Jahres- oder Zwischenabschluss von STOXX) reviewed by an audit firm it instructs to verify whether such accounts were prepared in line with the valuation and accounting practices STOXX applied as of the date of this Agreement (current state: the 2009 annual accounts of STOXX prepared in accordance with Swiss GAAP (statutarischer STOXX-Jahresabschluss von 2009)). SIX shall notify to DBAG in writing if SIX, on the basis of such review, comes to the conclusion that the current valuation and accounting practices have not been complied with, such deviations are not based on mandatory statutory provisions and a higher dividend as disclosed in the audited annual or semi-annual accounts would have to be distributed if the current valuation and accounting practices were applied consistently. In this case, the Parties are obliged to negotiate in good faith either on the adjustment of the respective annual or interim accounts and the amount to be distributed as dividend or on any other economically equivalent solutions. If the Parties cannot agree on the required adjustments and the dividend increase within 15 days of the written notification by SIX to DBAG, an audit firm designated by the Parties by mutual consent shall be instructed with the determination of the dividend amount which may have to be increased. The procedure pursuant to article 4.2(b) to (f) shall apply accordingly, and the costs for such procedure shall be borne by SIX in any event.

(d)

If no dividends are distributed according to article 3.9(a) or, in the event of a written notification by SIX, according to article 3.9(b) or if such dividends are not distributed within the periods provided for in such articles, DBAG shall pay interest at a rate of 5% (calculated on a 30/360 basis) on the dividend amount not distributed and shall pay the interest accrued by the relevant date to SIX onto its designated account as per the end of each month. The obligation to pay interest shall continue in force until STOXX has paid out effectively the dividend amount not distributed. If there is a delay in dividend distribution since STOXX, at the date the dividend is declared, does not have sufficient cash funds available to both distribute such dividend and continue its operating business within the limits of the determined budget, all cash funds becoming available thereafter shall be used to immediately fulfil the Parties’ dividend rights on a pro-rata basis, unless the continuation of the operating business of STOXX is impaired thereby. DBAG shall pay to SIX a penalty amounting to 50% of the dividend amount not distributed to SIX if DBAG, in relation to a dividend to be distributed under article 3.9(a) or article 3.9(b), does not vote in line with this Agreement at the respective General Meeting, if a dividend to be distributed under article 3.9(a) or article 3.9(b) is not paid out to the shareholders within ten calendar days after such General Meeting or if DBAG otherwise prevents, in bad faith, that a dividend is distributed in line with this Agreement. The Parties agree that the obligation to pay a penalty as agreed herein will cease to have effect and DBAG will only pay interest at a rate of 5% (calculated on a 30/360 basis) on the dividend amount not distributed, provided that a higher dividend as disclosed in the audited annual or interim accounts would have to be distributed pursuant to article 3.9(c) if the annual or interim accounts prepared in accordance with Swiss GAAP (statutarischer Jahres- bzw. Zwischenabschluss) were prepared in line herewith. ‘Dividend amount not distributed’ means the difference between the dividend effectively distributed to SIX and the dividend amount STOXX would have had to distribute to SIX if DBAG had acted in line with this Agreement. The basis for calculating the dividend amount shall be (i) the balance-sheet profit disclosed in the audited annual or semi-annual balance sheet prepared in accordance with Swiss GAAP (geprüfte statutarische Jahresbilanz bzw. Halbjahresbilanz), consisting of the annual or semi-annual profit pursuant to the profit and loss statement in accordance with Swiss GAAP (statutarische Erfolgsrechnung) and the profit brought forward from the previous year on the basis of which the current dividend entitlement of SIX is calculated, or (ii) if, contrary to article 3.9(a) or article 3.9(b), no such audited annual or semi-annual balance sheet prepared in accordance with Swiss GAAP (geprüfte statutarische Jahresbilanz bzw. Halbjahresbilanz) is available, the balance-sheet profit disclosed in the most recent audited annual or semi-annual balance sheet prepared in accordance with Swiss GAAP (geprüfte statutarische Jahresbilanz bzw. Halbjahresbilanz) which is available, consisting of the annual or semi-annual profit pursuant to the profit and loss statement in accordance with Swiss GAAP (statutarische Erfolgsrechnung) and the profit brought forward from the previous year. If it turns out that, in the latter case, when the current audited annual or semi-annual balance sheet prepared in accordance with Swiss GAAP (geprüfte statutarische Jahresbilanz bzw. Halbjahresbilanz) become available, the current balance-sheet profit exceeds the balance-sheet profit disclosed in the audited annual or semi-annual balance sheet prepared in accordance with Swiss GAAP (geprüfte statutarische Jahresbilanz bzw. Halbjahresbilanz) which has been available before, DBAG shall be obliged to make a corresponding compensatory payment to SIX plus interest at a rate of 5% (calculated on a 30/360 basis and accruing as from the date on which the audited annual or semi-annual balance sheet prepared in accordance with Swiss GAAP (geprüfte statutarische Jahresbilanz bzw. Halbjahresbilanz) pursuant to article 3.9(a)

or article 3.9(b) should have been available). The compensatory payment shall be due and payable as soon as the outstanding audited annual or semi-annual balance sheet prepared in accordance with Swiss GAAP (geprüfte statutarische Jahresbilanz bzw. Halbjahresbilanz) becomes available.

(e)	Upon entry into force of the reduced Agreement pursuant to article 3.1.1(d), the dividend rights of SIX under article 3.9(a) to (d) shall cease to have effect as soon as the Parties have given effect to the provision set out in Annex 3.9(e).

(f)	To the extent permitted by law, the provisions of this article shall also apply accordingly to all STOXX Group Companies.

3.10	Financing and SIX’ shareholding in STOXX

To the extent the STOXX Entities and their respective businesses cannot be financed with the income of the STOXX Entities alone and if, in consideration of the provisions hereof, additional funds are intended to be contributed to STOXX by increasing the Parties’ equity participation, the Parties shall procure that, following a potential equity capital contribution to STOXX in which the Parties do not participate in equal shares, the Parties’ shareholding in STOXX must in any case be equal to the Parties’ actual economic participation in STOXX.

3.11	Contracts between the Parties and STOXX

(a)	Upon completion of the Share Purchase Agreement, the Parties or their respective Group Companies (including MONDAY as a SIX group company) and STOXX or its direct or indirect subsidiaries shall enter into the following service contracts which are material for the Company:

(i)	contract between STOXX and MONDAY relating to calculation services and the provision of software solutions for index development and implementation regarding STOXX indices and benchmarks, basically in line with the key terms agreed by the Parties in relation to this Agreement and attached hereto as Annex 3.11(a)(i);

(ii)	contract between STOXX and MONDAY relating to calculation services and the provision of software solutions for index development and implementation regarding DBAG’s national selection indices;

(iii)	contract between DBAG and STOXX relating to the distribution and marketing of DBAG’s national selection indices, basically in line with the key terms agreed by the Parties in relation to this Agreement and attached hereto as Annex 3.11(a)(iii);

(iv)	contract between SIX and STOXX relating to the distribution and marketing of the national index families of SIX, basically in line with the key terms agreed by the Parties in relation to this Agreement and attached hereto as Annex 3.11(a)(iv); and

(v)	contract between SIX and MONDAY relating to calculation services and the provision of software solutions for the national selection indices.

The Parties are obliged to negotiate these contracts in good faith between the date of signing and the completion of the Share Purchase Agreement.

(b)	If DBAG terminates a contract with STOXX relating to DBAG’s National Selection Indices or if SIX terminates a contract with STOXX relating to the national index families of SIX, the respective party is entitled to enter into a new contract with STOXX subsequently, either on equal terms like the other party or, if none of the other parties still is a contractual partner of STOXX, on an arm’s length basis.

(c)	If it is intended that either Party or its respective Group Companies (including MONDAY) and STOXX or its direct or indirect subsidiaries enter into further contracts in addition to the contracts set out in (a) above, the conclusion of such contracts shall be conditional upon the unanimous approval of the STOXX Board of Directors.

4	Restrictions on disposal, right of first offer (Vorhandrechte), exit rights

4.1	Restrictions on disposal

(a)	Subject to the provisions of article 4.1(b), article 4.2 and article 4.3, none of the Parties may sell its shares in STOXX in whole or in part, directly or indirectly, free or against payment, issue options or other similar rights to these shares, pledge the shares, grant usufruct of the shares or encumber them in any other way without the prior written consent of the respective other Party. In order to ensure compliance with this restriction of disposal, each Party shall dispose all share certificates that directly or indirectly belong to such Party with a person determined by mutual consent of the Parties (the Escrow Agent) pursuant to the Escrow Agreement (Hinterlegungsvertrag) in the form described in Annex 4.1(a).

(b)

Notwithstanding the restrictions set forth in Article 4.1(a), each Party may transfer all shares in STOXX to a group company if (i) the group company concerned has joined this Agreement before the transfer and has assumed all rights and obligations of a Party under and in connection with this Agreement and (ii) the transferring Party ensures that the acquiring group company re-transfers its shares in STOXX without delay to the transferring

Party or another group company if the acquiring group company ceases to be a group company of the transferring Party. The transferring Party (x) ensures that the acquiring group company fulfils all of its obligations under this Agreement in line with this Agreement and (y) is liable as a guarantor within the meaning of article 111 of the Swiss Law of Obligations (Schweizerisches Obligationenrecht) for all violations of this Agreement on the part of the acquiring group company.

4.2	Right of first offer | exit rights of the Parties

(a)	If a Party (the Disposing Party) intends to dispose of all of its shares (it being understood, for the sake of clarity, that no Party is permitted to dispose of just a part of its shares), such Party shall notify the respective other Party in writing of its intention (the Notice of Disposal). The Disposing Party must present its calculation of the Enterprise Value of the STOXX Entities in the Notice of Disposal. Within 30 calendar days from receipt of the Notice of Disposal, the respective other Party must declare towards the Disposing Party whether or not it is basically prepared to acquire the shares, subject to the reaching of agreement on the Enterprise Value and the binding and definite determination of the Enterprise Value pursuant to (b) to (f) below (the Notice of Intended Acquisition). The Notice of Intended Acquisition by the other Party must contain a calculation of the Enterprise Value of the STOXX Entities carried out by such other Party. Should the Disposing Party fail to receive a Notice of Intended Acquisition within a period of 30 calendar days, the other Party may no longer exercise its right of first offer (Vorhandrecht).

(b)

Should the Parties fail to reach agreement on the Enterprise Value within 14 calendar days following the Notice of Intended Acquisition (the date of receipt of the Notice shall be decisive), an audit firm or an investment bank determined by mutual consent of the Parties shall be entrusted with determining the Enterprise Value *. Should the Parties fail to reach agreement on an audit firm or an investment bank within 10 further calendar days, the matter shall be handed over for assessment to an individual or legal entity appointed, upon application of either Party, by the International Centre for Expertise of the International Chamber of Commerce (ICC), Paris, France, (the ICC Centre) pursuant to the ICC Rules for Expertise (provisions on the appointment of experts) (the audit firm or investment bank determined by mutual consent, or the individual or legal entity appointed by the ICC Centre, hereinafter referred to as the Expert). The Expert shall act as an expert within the meaning of section 258 of the Zurich Code of Civil Procedure (Zürcherische Zivilprozessordnung) or, after the Swiss Federal Code of Civil Procedure (Eidgenössissche Zivilprozessordnung) has taken effect, within the meaning of article 189 of the Swiss Federal Code of Civil Procedure, and not as an arbitrator.

(c)	Should the Parties among themselves and/or the Parties and the Expert fail to reach agreement on the terms and conditions for commissioning the Expert within another 14 calendar days from the appointment of the Expert pursuant to the paragraph above, each Party may refer the matter to the ICC Centre. In this case the ICC Centre shall then determine the terms and conditions of the assignment and all other issues pursuant to the ICC Rules for Expertise (provisions on the administration of expertise proceedings).

(d)	The Expert’s expertise shall be final and binding for both Parties upon being served.

(e)	The Parties shall ensure that the Expert receives all documents and information for determining the Enterprise Value that the Expert demands. Unless otherwise agreed by the Parties, the Expert shall him- or herself determine the processes and procedures to be applied for the assessment in line with the provisions of this Agreement (Annex 4.2(b) shall be decisive for the valuation). The procedure applied by the Expert shall observe the principles of a formal hearing (Grundsätze des rechtlichen Gehörs). In particular, the Expert must

(vi)	give the Parties the opportunity to comment verbally or in writing;

(vii)	oblige the Parties to send any written comments addressed to the Expert simultaneously to the respective other Parties; and

(viii)	enable each Party to be present during oral submissions of the respective other Party.

(f)	The costs and expenses (including value added tax) of the Experts shall be borne by the Parties on the basis of their shareholding in STOXX at the time the procedure pursuant to (a) above was instituted.

(g)

Within 30 calendar days following agreement of the Parties on the Enterprise Value or the final and binding determination of the Enterprise Value by the Expert, the Party entitled to the right of first offer shall have the right to acquire the STOXX shares of the Disposing Party at the Enterprise Value plus or minus any purchase price adjustment pursuant to article 2.2(a) (ii) and (iii) as well as article 2.4 of Annex 4.2(h) by sending a written declaration to this effect to the Disposing Party (the Notice of Acceptance). If DBAG is the Disposing Party, SIX may instead declare (the Tag-Along Notice) to waive its right of first offer and demand from DBAG to ensure that SIX may jointly sell all of its shares in STOXX at the terms and conditions negotiated by DBAG with the relevant third party. Above and beyond the provisions contained herein, the tag-along right (Mitverkaufsrecht) of SIX shall be governed by the provisions of article 4.2.2(e). The deadline for submitting the Notice of Acceptance and/or the Tag-Along Notice shall end at 24.00 hrs CET of the last day of the thirty-day period.

(h)	As soon as the Disposing Party has received the Notice of Acceptance, a purchase contract is created under the terms and conditions stipulated in Annex 4.2(h). The Party entitled to the right of first offer may demand that the completion of this purchase contract be postponed for a maximum of 6 months following submission of the Notice of Acceptance for the purpose of putting up security for and providing finance for the acquisition. After expiry of the first 3 months following the Notice of Acceptance, the Party entitled to the right of first offer shall be obliged to pay interest on the purchase price at a rate of 4% (calculated on a 30/360 basis) up to the effective completion of the purchase contract. The duty to pay interest shall not apply to the extent to which the Disposing Party is exclusively responsible for the postponement of the completion.

(i)	Should the Party entitled to the right of first offer fail to submit its Notice of Intended Acquisition in time or fail to exercise its right of first offer in time, or should the purchase contract created through the exercise of the right of first offer not be duly fulfilled pursuant to the terms and conditions in Annex 4.2(h) for reasons for which the Party entitled to the right of first offer is responsible, or should the purchase contract pursuant to Annex 4.2(h) not be completed because the responsible merger control or supervisory authorities have not approved such completion within the period set in Annex 4.2(h), or have prohibited the purchase contract or subjected it to conditions that the Party entitled to the right of first offer cannot be reasonably expected to accept, or, should DBAG be the Disposing Party, if SIX submits the Tag-Along Notice, SIX shall have the rights and obligations pursuant to article 4.2.1 and DBAG shall have the rights and obligations pursuant to article 4.2.2.

(k)	Each Party shall be obliged to send all messages and notices it addresses to the respective other Party pursuant to this article or articles 4.2.1 and 4.2.2 simultaneously to the Escrow Agent.

4.2.1	SIX as the Disposing Party

(a)

Within 180 calendar days from the time when DBAG’s right of first offer lapses pursuant to article 4.2(i), SIX shall be entitled to sell its STOXX shares at auction to a third party that SIX does not control either directly or indirectly. A sale to a third-party is only permissible if the acquiring third party joins this Agreement before its completion pursuant to the declaration of accession in Annex 4.2.1(a), thereby assuming all rights and obligations of SIX under and in connection with this Agreement. If a Party is entitled to transfer its STOXX shares to a third party pursuant to the provisions of this Agreement, the Parties shall be obliged to take any and all measures, decisions and legal steps that may be legally required to transfer the shares to the acquirer. The 180-day period referred to in sentence 1 shall deemed to be observed if SIX signs a binding purchase contract with a third party no later than 24.00 hrs CET on the last calendar day of the period. If a contract signed during the aforementioned period is not completed unconditionally and fully within 6 months, the right to sell the shares of the Party intending to sell the shares shall lapse. If any possibly required approval of the contract completion under antitrust law has not yet been obtained after expiry of this deadline, the period shall be extended up to the 40th calendar day from the day on which such approval is granted, not, however, exceeding 6 months.

(b)	DBAG is obliged to support SIX with regard to the latter’s intended disposal of its share in STOXX and not to do anything that might not be conducive to this intention. In particular, DBAG is obliged to ensure that

(i)	the members of the Management Board of STOXX appointed by it duly cooperate in preparing the selling process, including the preparation of an information memorandum, and in the actual implementation of the selling process, in particular including, among other things, management presentations and Q&As and the due diligence process in general; and

(ii)	all information issued by STOXX (but only STOXX’ own information) in paper or electronic form, which is available only to DBAG or one of its Group Companies or which concerns services rendered on the basis of a contractual arrangement between a STOXX entity and DBAG and/or one of its Group Companies, is handed over to STOXX for the purpose of a due diligence that is conducted by interested parties in the course of the selling process and customary in the market.

(c)	SIX is also entitled to demand within 30 calendar days from the time when DBAG’s right of first offer lapses pursuant to article 4.2(i) *. Any non-competition clauses included in the purchase contract may only refer to STOXX but not to its shareholders or other group companies of these shareholders. *

4.2.2	DBAG as the Disposing Party

(a)

Within 180 calendar days from the time when SIX’ right of first offer lapses pursuant to article 4.2(i), DBAG shall be entitled to sell its STOXX shares at auction to a third party that DBAG does not Control either directly or indirectly. A sale to a third-party is only permissible if the acquiring third party joins this Agreement before its completion pursuant to the declaration of accession in Annex 4.2.1(a), thereby assuming all rights and obligations of DBAG under and in connection with this Agreement. In this selling process SIX shall have observer status and the rights corresponding to the provisions in article 4.2.1(c)(vi) and (vii), which are to be applied accordingly. If a Party is entitled to transfer its STOXX shares to a third party pursuant to the provisions of this Agreement, the Parties shall be obliged to take any and all measures, decisions and legal steps that may be legally required to transfer the shares to the acquirer. The deadline referred to in article 4.2.1(a), by which a binding purchase contract on the sale of the STOXX shareholding must have been submitted and/or effectively completed, shall apply accordingly to DBAG.

(b)	SIX is obliged to support DBAG with regard to the latter’s intended disposal of its shareholding in STOXX and not to do anything that might not be conducive to this intention. In particular, SIX is obliged to ensure that

(i)	the members of the Management Board of STOXX appointed by it duly cooperate in preparing the selling process, including the preparation of an information memorandum, and in the actual implementation of the selling process, in particular including, among other things, management presentations and Q&As and the due diligence process in general; and

(ii)	all information issued by STOXX (but only STOXX’ own information) in paper or electronic form, which is available only to SIX or one of its Group Companies or which concern services rendered on the basis of a contractual arrangement between a STOXX entity and SIX and/or one of its Group Companies, is handed over to STOXX for the purpose of a due diligence that is conducted by interested parties in the course of the selling process and customary in the market.

(c)	In the event that in spite of an auction having been held and the rights of SIX pursuant to article 4.2.1(c)(vi) and/or (vii) in conjunction with article 4.2.2(a) having been observed, the Enterprise Value of the highest binding offer submitted during the selling process for DBAG’s shares in STOXX (the Highest Offer), converted to 100% of the shares in STOXX, is at least 10% lower than the Enterprise Value of 100% of the shares in STOXX that the Expert determined earlier-on with binding effect in the course of a determination procedure, the following shall apply:

DBAG is entitled to demand from SIX by written declaration (the Notice of Reduction) within 20 calendar days after expiry of the deadline set in the selling process for the submission of binding offers that the Agreement, reduced by certain protective rights (Schutzrechte) pursuant to article 3.1.1(d), shall take effect under the following conditions:

(i)

within 45 calendar days after submission of the Notice of Reduction, DBAG has concluded with a third party within the meaning of article 4.2.2(a) a binding purchase contract covering all of DBAG’s shares in STOXX, according to which the agreed Enterprise Value is at least 10% higher than the Highest Offer (the Premium);

(ii)	upon completion of the purchase contract pursuant to (c)(i) above, DBAG has effectively compensated SIX for the reduction of its rights pursuant to article 4.2.2(c) para. 2. The compensation to be paid by DBAG to SIX shall correspond to the effective Premium on the DBAG shareholding, multiplied by the shareholding in STOXX held by SIX, expressed as a fraction, at the time the purchase contract is completed pursuant to (c)(i) above; and

(iii)	the acquiring third party joins this Agreement (in its amended form once the reduced Agreement has taken effect) before completion of the purchase contract mentioned in (c)(i) pursuant to the declaration of accession in Annex 4.2.1(a) and assumes all of DBAG’s rights and obligations under and in connection with this Agreement amended as described; the other provisions regarding the accession to this Agreement contained in article 4.2.2(a) shall apply accordingly.

(d)	If the Premium is less than * but more than * higher than the Highest Offer, DBAG may, at its discretion, make use of the option to sell its shareholding in STOXX at the Highest Offer with all industrial property rights or to compensate SIX on a pro-rata basis for the difference between the price effectively offered (which is between * higher than the Highest Offer) and the Highest Offer plus *.

(e)	If SIX has issued a Tag-Along Notice pursuant to article 4.2(g), DBAG may conclude a purchase contract on ownership interests in STOXX with a third party (as defined in article 4.2.2(a)) only if the third party also acquires the STOXX shares held by SIX by purchase under the same terms and conditions and for the same purchase price per share as those of DBAG. The provisions of article 4.2.1(b)(i) and (ii) as well as of article 4.2.1(c)(i) to (vii) shall apply accordingly.

4.3	Right of first offer | exit rights of SIX in case of certain acquisitions of STOXX

(a)

If STOXX takes over undertakings or parts of undertakings or participations, and such takeover has been approved by the casting vote of the President of the Board of Directors of STOXX against the votes of the SIX representatives on the Board of Directors of STOXX, SIX may declare towards DBAG in writing its intention to initiate a procedure pursuant to article 4.2 (right of first offer) and may issue the Notice of Disposal within one year after completion of the transaction concerned. * The parameters governing the valuation, which shall be binding for the Expert in any procedure in line with the following sentence, are listed in Annex 4.2(b). DBAG may exercise its Notice of Acceptance only at the Pre-Acquisition Enterprise Value on which the Parties agreed or which the Expert set with binding effect for the Parties in a procedure pursuant to article 4.2(b) to (i), which shall apply accordingly.

(b)	Should DBAG fail to submit its Notice of Intended Acquisition in time or fail to exercise its right of first offer in time, or should the purchase contract created through the execution of the right of first offer not be duly fulfilled pursuant to the terms and conditions in Annex 4.2(h) for reasons for which DBAG is responsible, or should the purchase contract pursuant to Annex 4.2(h) not be completed because the responsible merger control or supervisory authorities have not approved such completion within the period set in Annex 4.2(h) or have prohibited the purchase contract or subjected it to conditions that the DBAG cannot be reasonably expected to accept, the following shall apply:

SIX is entitled to sell its own shares in STOXX and, if the Tag-Along Notice is issued, the shares in STOXX held by DBAG pursuant to the provisions of article 4.2.1, and if such a sale pursuant to the aforementioned provisions is effected, DBAG is obliged to indemnify SIX in the amount of the difference between the sales proceeds obtained by SIX for its shareholding in STOXX (i.e., the purchase price before deduction of Net Financial Liabilities or purchase price adjustments, if any) and the Pre-Acquisition Enterprise Value, broken down by the shares in STOXX held by SIX. Payment of this difference must be effected concurrently with the completion of the purchase contract concluded by SIX and possibly by DBAG on the sale of the shareholding in STOXX held by SIX and possibly by DBAG.

If, although an auction has been held, SIX is not in a position to sell its own shareholding in STOXX or, if the Tag-Along Notice is issued, to sell the entire shareholding in STOXX to a third party, DBAG is obliged to compensate SIX for the difference in a pro-rata manner on the basis of the pre-acquisition valuation. In this case DBAG is free to acquire the shareholding in STOXX held by SIX on the basis of the pre-acquisition valuation instead. The duty to compensate shall apply if SIX asserts its compensation claim in writing within 12 months from the non-exercise of the right of first offer.

4.4	General principles governing the permitted disposal by a Party

A Party intending to sell its shares in STOXX to a third party in compliance with the provisions of this Agreement may grant the third party controlled access to non-public information on STOXX and its Group Companies if

(a)	only information is disclosed that would be disclosed by prudent businessmen in the context of concluding or completing the sales transaction;

(b)	the information is only disclosed to conclude or complete the sales transaction; and

(c)	the third party has signed a customary confidentiality agreement.

5	Exclusivity of STOXX | *

5.1	Exclusivity

(a)	Subject to the exceptions described in (c) below and except for DBAG’s national selection indices and SIX’ national index families, after this Agreement has taken effect each Party may not (i) market, grant licences for or distribute indices or benchmarks either directly or indirectly, alone or in consultation with third parties, or (ii) either directly or indirectly acquire a shareholding in other undertakings operating in this area ((i) and (ii) together the Relevant Business). For the sake of clarity it should be noted that the development or enhancement of indices and the determination of the methodology relevant for the indices do not form part of the Relevant Business.

(b)

If either Party directly or indirectly, alone or in consultation with third parties, acquires the Control over an undertaking that engages in an activity in the Relevant Business and whose sales revenues generated by this activity in the Relevant Business account for more than 15% of the total sales revenues generated by the undertaking concerned (based on the aggregate sales revenues in the two years preceding the date of the latest interim or annual accounts of this undertaking before issuance of the Notice of Contribution (as defined below), whereby the two-year period must be shortened accordingly if the undertaking has existed for less than two years at this point in time), the Party concerned is obliged, subject to any regulatory, legal or contractual prohibition imposed upon one of the Parties at the time the contract is concluded, to contribute the activity in the Relevant Business to STOXX with economic effect as of the time control is acquired to the extent to which the respective other Party demands it to do so (the Notice of Contribution) within 30 calendar days after it has been informed of the acquisition of control in writing (the Notice of Control). The Notice of Control must be accompanied by copies of all available, pertinent documents about the relevant undertaking. STOXX shall bear the cost of contributing the activities in the Relevant Business to STOXX.

The contribution of the activity in the Relevant Business acquired by one Party must take place as soon as possible after control of such an undertaking has been acquired. The Parties shall investigate beforehand in good faith whether the acquired business can also be transferred in another form, taking financial, tax-related and tactical considerations into account.

The Parties are obliged to agree in good faith on the conditions for contributing the activity in the Relevant Business. Insofar as an undertaking was acquired whose core activities do not lie in the Relevant Business, and if a purchase prices was agreed separately for the Relevant Business at arm’s length, or if the acquirer had to allocate part of the total purchase price to the Relevant Business for bookkeeping purposes, then this purchase price agreed with the third party for the Relevant Business, or, as the case may be, the acquirer’s purchase price allocation shall also govern the transfer to STOXX. In all other cases the Parties are obliged to agree in good faith on the purchase price to be paid by STOXX. If the Parties fail to agree on the purchase price to be paid by STOXX and on the relevant terms and conditions within three months after issuance of the Notice of Contribution, the procedure for determining the Enterprise Value with binding effect pursuant to article 4.2(b) to (f) shall apply mutatis mutandis and the conditions of the purchase contract pursuant to article 4.2(h) shall apply. To the extent to which the contributing Party is entitled to assert claims towards third parties under the contract on the contributed activities, especially claims under guarantees and warranties, it assigns such claims to STOXX as far as they relate to the contributed activities, or asserts such claims in the interest of, at the expense of and in favour of STOXX. The contributing Party shall forthwith forward all payments and other advantages which it receives in this respect to STOXX. To the extent to which the contributing Party incurs obligations towards third parties under the contract on the contributed activities, which result from the acquisition of the Relevant Business, the Parties will ensure that these obligations are either fulfilled by STOXX, or that STOXX indemnifies the transferring company in return.

(c)	The following are excluded from the exclusivity of the Relevant Business pursuant to (a) and (b) above:

(i)

activities in the Relevant Business at existing and future group companies and shareholdings of the Parties that are not under the Control of the respective Party. If a Party gains Control over such group companies and shareholdings at a later date, the obligation to contribute pursuant to (b) above shall apply accordingly in the absence of a contrary agreement between the Parties;

(ii)	activities pursuant to Annex 5.1(c)(ii) at the Parties or their controlled group companies and shareholdings which already existed at the time the contract is concluded and are not transferred to STOXX (the Remaining Index Business), as well as organic (in contrast to acquired) enhancements of these activities in the Relevant Business;

(iii)	activities in the Relevant Business at existing and future group companies and shareholdings of the Parties that cannot be transferred for legal or regulatory reasons. If a subsequent transfer of these activities becomes possible because the relevant legal and/or regulatory restrictions no longer apply, the obligation to contribute pursuant to (b) above shall apply accordingly in the absence of a contrary agreement between the Parties.

(d)	*

(e)	If either Party directly or indirectly comes under the Control of a company or a group of companies or becomes a group company of a company which engages in an activity in the Relevant Business, the Parties shall endeavour in good faith and do their utmost to integrate the relevant activity in STOXX and to adjust this Agreement as far as necessary.

5.2	*

6	Effective date | duration of this Agreement

This Agreement shall take effect upon completion of the Share Purchase Agreement and shall be binding and non-terminable for a Party as long as such Party is a STOXX shareholder. Exceptions to this rule include article 2.3, article 3.11(a) last sentence, and articles 7.7 to 7.9, all of which shall take effect when this Agreement is signed. The termination of either Party’s shareholder position must always be in compliance with the provisions of this Agreement pursuant to article 4.

7	Further provisions

7.1	Good behaviour clause

Both in their function as Parties to this Agreement and in their capacity as shareholders of STOXX and through the persons delegated by them as board members, the Parties mutually undertake to behave in a way that corresponds to the sense of this Agreement and to do their utmost and take all necessary steps, notably to exercise their voting rights in such a way and instruct the board members nominated by them, as far as legally permissible, in such a way as to ensure that their obligations under this Agreement and the sense, purpose and objective of this Agreement are fulfilled.

7.2	Relationship to other contracts and articles of association

The obligations of the Parties in relation to STOXX are primarily governed by the provisions of this Agreement. The provisions of this Agreement shall take precedence over the provisions of other contracts, the articles of association of STOXX and other corporate documents; in case of inconsistencies and contradictions, the provisions of this Agreement shall apply between the Parties as an obligatory (mandatory) duty that has priority.

7.3	Amendments and supplements

Amendments of and supplements to this Agreement require the written form and the consent of both Parties to become effective. This includes amendments of this requirement of the written form, for which a written agreement is also required.

7.4	Severability

Should individual provisions of this Agreement be invalid, or should this Agreement contain omissions, this shall not affect the validity of the remaining provisions. The invalid provision shall be deemed replaced with a valid and enforceable provision that comes closest to the economic purpose that the Parties pursued with the invalid provision. This shall also apply to omissions, if any.

7.5	Address for service

Any notices and declarations under this Agreement shall be served in writing as follows:

to SIX:	Six Group AG Selnaustrasse 30 Legal Department (Rechtsdienst) P. O. Box | 8021 Zurich, Switzerland Fax no.: +41 58 854 24-44

with copy to	Homburger AG Flavio Romerio | David Oser P. O. Box 194 | 8042 Zurich, Switzerland Fax no.: +41 43 222 1500

to DBAG:	Deutsche Börse AG Neue Börsenstrasse 1 Legal Department (Rechtsabteilung), General Counsel 60487 Frankfurt am Main, Germany Fax no.: +49 69 21113801

with copy to	Lenz & Staehelin Andreas Röthell Route de Chêne 30 1211 Geneva 17, Switzerland Fax no.: +41 58 4507001

Either Party shall inform the respective other Party of any changes of the above addresses in compliance with this provision. Any legal or contractual deadline shall be deemed observed if the notice is sent before expiry of the deadline.

7.6	Prohibition of assignment

Either Party may assign its rights under or in connection with this Agreement to third parties only with the express consent of the other Party, unless expressly otherwise provided for in this Agreement.

7.7	Transaction costs

Each Party shall bear its own costs incurred in connection with the preparation and execution of this Agreement, including legal fees, costs of consultants and intermediaries and other costs, unless otherwise provided for in this Agreement.

7.8	Confidentiality

The contents of this Agreement and the contents of any preceding or subsequent negotiations as well as the documents and information exchanged in this connection must be treated as confidential by all Parties.

Disclosures to the general public, to third parties, to any authorities, notably to tax and cartel authorities, require the consent of all Parties; this shall not apply to any legal obligation to provide relevant authorities and courts with truthful information. Each Party is also entitled to disclose the contents of this Agreement to third parties if it intends to sell its shares in STOXX to a third party in compliance with the provisions of this Agreement.

The confidentiality obligation shall not extend to information that, at the time of its disclosure,

(a)	was generally accessible and known without violation of this confidentiality agreement; or

(b)	was received by one Party from a third party without violation of this confidentiality obligation (the burden of proof as regards the legal receipt of the information from a third party shall be borne by the Party which claims that the information was obtained from such third party in a legally unobjectionable way); or

(c)	was developed independently without using the confidential information of the respective other Party; or

(d)	the respective other Party permitted to be disclosed in advance in writing either by letter or by fax.

The Party relying on these exceptions shall bear the burden of proof.

7.9	Governing law | court of arbitration

(a)	This Agreement shall be governed by Swiss law.

(b)

All disputes arising under or in connection with the present Agreement, including disputes about whether or not this Agreement has been validly brought about and is legally effective, as well as disputes regarding any amendments of this Agreement or its cancellation (the Disputes) shall be finally settled, upon application of either Party, in the course of arbitration proceedings in line with the then current rules of arbitration of the International Chamber of Commerce (the Rules of Arbitration). The arbitration proceedings shall be held in the German language in Geneva, Switzerland. Parties agree that the 12th chapter of the Swiss Federal Statute on Private International Law (Schweizerisches Bundesgesetz über das Internationale Privatrecht) shall apply.

(c)	The court of arbitration shall consist of three members, one of which shall be determined by DBAG and SIX each pursuant to the Rules of Arbitration. The two arbitrators thus selected shall in turn determine a third arbitrator within thirty (30) days from the appointment of the second arbitrator. Should no arbitrator be appointed within the periods set by the Rules of Arbitration, the International Court of Arbitration of the International Chamber of Commerce shall appoint an arbitrator upon application of either Party within thirty (30) days from such application.

(d)	The court of arbitration shall not be authorised to award damages that exceed the actual value of the damage sustained; each Party hereby irrevocably waives the right to claim punitive or similar damages.

New York, 12 November 2009

SIX Group AG

By:	/s/ Werner Bürki	By:	/s/ Till Rosar
	Name: Werner Bürki		Name: Till Rosar

New York, 12 November 2009

DBAG Börse AG

By:	/s/ Marcus Thompson	By:	/s/ Dr. Hogler Wohlenberg
	Name: Marcus Thompson		Name: Dr. Hogler Wohlenberg

Annex 1 – Definitions

Share Purchase Agreement	Meaning pursuant to Preamble D

Notice of Acceptance	Meaning pursuant to article 4.2(g)

Notice of Intended Acquisition	Meaning pursuant to article 4.2(a)

Premium	Meaning pursuant to article 4.2.2(c)(i)

DJ	Dow Jones & Company, Inc.

EBITDA	Operating result of STOXX and any STOXX Entities before interest income/expense, income taxes, depreciation and amortisation

Notice of Contribution	Meaning pursuant to article 5.1(b)

Escrow Agent	Meaning pursuant to article 4.1(a)

Expert	Meaning pursuant to article 4.2(b)

General Meeting	Meaning pursuant to article 3.2.1(a)

Ordinary Operations	Activities on the part of STOXX that usually and frequently occur or reoccur in connection with the company’s object of developing, marketing, granting licences for and distributing indices and benchmarks; in particular the following neither form part of nor relate to STOXX’ Ordinary Operations (as a non-conclusive list): trading in intellectual property rights, major M&A transactions, purchase of distressed assets and restructuring.

Highest Offer	Meaning pursuant to article 4.2.2(c)

ICC Court	Meaning pursuant to article 7.9(c)

ICC Centre	Meaning pursuant to article 4.2(b)

IFRS	International Financial Reporting Standards

Control	If a company (a) directly or indirectly holds more than 50% of the voting rights or of the capital of another corporation or partnership, (b) must fully include another corporation or partnership in its consolidated accounts pursuant to IFRS, or (c) is able to control such other corporation or partnership by voting agreement or appointing members of executive bodies.

Notice of Control	Meaning pursuant to article 5.1(b)

Group Companies	All corporations and partnerships that are directly or indirectly controlled by another company in law or in fact.

CET	Central European Time zone.

Tag-Along Notice	Meaning pursuant to article 4.2(g)

MONDAY	Meaning pursuant to article 2.3

MONDAY Shareholders’ Agreement	Meaning pursuant to article 2.3

National Selection Indices	The DBAG indices listed in Schedule 3.1.1(c)(v)(1)

National Index Families	The SIX indices listed in Schedule 3.1.1(c)(v)(2)

Net Financial Liabilities

To the extent to which the following elements have not yet been taken into account in the calculation of the Enterprise Value, the sum total of:

(a) (i) interest-bearing and non-interest-bearing financial liabilities (including any interest accrued); the STOXX shareholder loans shall not be included in the Net Financial Liabilities when calculating either the Provisional Purchase Price to be paid when the right of first offer is exercised, or the purchase price adjustment after the right of first offer has been exercised; (ii) tax liabilities (excluding provisions for future tax liabilities); and (iii) accounts payable (trade) not paid within 30 days after their due date contrary to STOXX’ customary practice;

less:

(b) (i) freely available cash, (ii) cash equivalents, (iii) tax credits from tax pre-payments, (iv) and deferred income arising from licence fees and charges for similar services paid by customers of the STOXX Entities before the relevant balance sheet date for services to be rendered by the STOXX Entities after the balance sheet date.

Non-Core Assets	Within the meaning of Annex 4.2(h), all assets that may be freely sold without impacting the company’s objective, to the extent to which such assets have not yet been taken into account in the calculation of the Net Financial Liabilities or the Enterprise Value. Non-core (non-operating) assets therefore constitute excess assets outside of the functional relationship among the assets used in the company’s operations.

Swiss Law of Obligations	Federal law as a supplementary part of the Swiss Civil Code (Fifth Part: Law of Obligations) dated 30 March 1911, including any amendments and supplements thereto (Classified Compilation of Federal Legislation No. 220)

Parties	SIX and DBAG

Pre-Acquisition Enterprise Value	Meaning pursuant to article 4.3(a)

Accounting Principles	Within the meaning of Annex 4.2(h), the valuation and accounting practice in compliance with the accounting provisions laid down in the Swiss Law of Obligations followed by STOXX at the time this Agreement is concluded and applied by STOXX when preparing the company’s stand-alone annual accounts in accordance with Swiss GAAP for the year 2009, unless, upon conclusion of this Agreement: (i) the application of such provisions is no longer permissible as a result of an amendment of relevant laws or a court ruling that also has binding effect on STOXX, or (ii) the Parties agree to change the application of such provisions.

Notice of Reduction	Meaning pursuant to article 4.2.2(c)

Remaining Share	Meaning pursuant to Preamble C.

Rules of Arbitration	Meaning pursuant to article 7.9(b)

Protected Capital Amount	*

STOXX	STOXX AG

STOXX Entities	STOXX and all other entities which, after conclusion of this Agreement, are directly or indirectly founded or acquired or controlled by STOXX.

Disputes	Meaning pursuant to article 7.9(b)

Relevant Business	Meaning pursuant to article 5.1(a)

Enterprise Value	Meaning pursuant to Annex 4.2(b) in conjunction with Annex 4.2(h)

Notice of Disposal	Meaning pursuant to article 4.2(a)

Disposing Party	Meaning pursuant to article 4.2(a)

Remaining Index Business	Meaning pursuant to article 5.1(c)(ii)

Agreement	This Shareholders’ Agreement, including its Annexes

*	*

*	*

*	*

*	*

Annex 3.1.1(a) to the Shareholders’ Agreement between SIX and DBAG

ARTICLES OF ASSOCIATION

of

STOXX AG

(STOXX SA)

(STOXX Ltd)

I.	Name, registered office, duration and object of the company

Article 1

Company name, registered office, duration

The company is a public limited company operating under the name of STOXX AG (Stoxx SA, Stoxx Limited) (the Company); the Company is subject to the present Articles of Association and the provisions of title 26 of the Swiss Law of Obligations (Schweizerisches Obligationenrecht – OR). The company’s registered office is in Zurich, Switzerland. The company is established for an unlimited period of time.

Article 2

Object

The Company’s object is developing, marketing, granting licences for and distributing indices and benchmarks.

The Company may establish branches and subsidiaries in Switzerland and in other countries and invest in other enterprises in Switzerland and in other countries.

The Company may acquire, hold, manage, dispose of and sell land and intangible property rights in Switzerland and in other countries.

Annex 3.1.1(a) to the Shareholders’ Agreement between SIX and DBAG

II.	Share capital and shares

Article 3

Share capital

The Company’s share capital has been fully paid-in, amounts to CHF 1,000,000 and is composed of 1,000 bearer shares with a par value of CHF 1,000 each.

The Company issues individual shares and share certificates for a certain number of shares.

III.	Executive bodies

Article 4

Executive bodies

The executive bodies of the Company are:

a)	the General Meeting,

b)	the Board of Directors, and

c)	the auditing body.

A.	The General Meeting

Article 5

Authority of the General Meeting

The General Meeting of Shareholders is the supreme executive body of the Company. The General Meeting is authorised to

1.	adopt and amend the Articles of Association;

2.	elect and recall members of the Board of Directors and of the auditing body;

3.	approve the annual report and, if the occasion arises, the consolidated accounts;

Annex 3.1.1(a) to the Shareholders’ Agreement between SIX and DBAG

4.	approve the annual accounts, pass resolutions on the allocation of the distributable profit, and in particular declare the dividend;

5.	grant discharge to the members of the Board of Directors;

6.	pass resolutions regarding items which are reserved to the General Meeting by virtue of the law or these Articles of Association.

Article 6

Ordinary and extraordinary General Meetings

An ordinary General Meeting shall be convened once a year within six months after the end of a financial year.

Extraordinary General Meetings shall be convened if the Board of Directors or the auditing body deem this to be appropriate or if a General Meeting so resolves. In addition, shareholders who alone or together with other shareholders represent at least 10 percent of the share capital may request in writing that an extraordinary General Meeting be convened; in doing so, they must state the items to be dealt with, the motions that will be submitted and, if elections are to be held, the names of the proposed candidates.

Article 7

Convening General Meetings

General Meetings shall be convened by the Board of Directors, the President or the Vice-President, or, if need be, by the auditing body, no later than 20 calendar days before the day of the meeting. The liquidators shall also be entitled to call General Meetings.

No later than 20 calendar days before an ordinary General Meeting is held, the management report and the audit report must be made available for inspection by the shareholders at the Company’s registered office. The invitation to the General Meeting shall inform the shareholders thereof.

The invitation to the General Meeting must specify the items on the agenda, and the motions of the Board of Directors and of the Shareholders who have requested that a General Meeting be held or an item be included on the agenda.

Annex 3.1.1(a) to the Shareholders’ Agreement between SIX and DBAG

Article 8

Inclusion of items on the agenda

Shareholders who alone or together with other shareholders hold at least 10% of the Company’s share capital or at least shares with an aggregate par value of CHF 1,000,000 or more may request that an item be included on the agenda. The inclusion of such an item on the agenda must be applied for in writing at least 25 calendar days before the General Meeting is held; the application must specify the item and the motions of the shareholders.

The General Meeting cannot pass resolutions on motions concerning issues that have not been properly announced; this shall not apply to motions to convene an extraordinary General Meeting or to conduct a special audit.

No prior announcement is required for motions relating to items on the agenda or for matters dealt with without passing a resolution.

Article 9

Full meeting

Unless objections are raised, the owners or representatives of all shares may hold a General Meeting without observing the formal requirements prescribed for convening General Meetings. Such a meeting may validly deal with and pass resolutions on all issues relating to the business to be transacted by the General Meeting, provided the owners or representatives of all shares are present at this meeting.

Article 10

Chairman of the General Meeting, vote counter, minutes

General Meetings shall be chaired by the President of the Board of Directors. If the President is absent at any one General Meeting, the Vice-President shall chair the meeting. If the Vice-President is also absent, a chairman shall be elected by the General Meeting.

The chairman shall designate a person responsible for taking the minutes, who need not be a shareholder. The chairman and the person responsible for taking the minutes shall sign the minutes.

Annex 3.1.1(a) to the Shareholders’ Agreement between SIX and DBAG

Article 11

Voting right, representation of shareholders

Each share entitles to one vote.

Shareholders can be represented at General Meetings by way of a written power of attorney. The person to whom the power of attorney is granted need not be a shareholder him- or herself.

Article 12

Resolutions, elections

The General Meeting shall pass its resolutions and carry out its elections with a simple majority of the votes represented. This shall apply neither to any resolutions to be taken with the consent of all holders of voting shares issued pursuant to the Articles of Association nor to resolutions to be taken with qualified majorities in line with applicable law, in particular article 704 para. 1 of the Swiss Law of Obligations and the Swiss Merger Act (Fusionsgesetz – FusG).

The consent of all holders of voting shares issued shall be required for the items listed below:

1.	amendments of the Articles of Association and

2.	dissolution and liquidation of the Company.

B.	The Board of Directors

Article 13

Number of members of the Board of Directors

The Board of Directors consists of up to four members.

Article 14

Term of office

The members of the Board of Directors shall remain in office for three years. Their term of office shall commence on the day of their election. If a member is replaced with another member before the end of his or her term of office, the successor shall remain in office for the remaining term of office of the withdrawn member.

The members of the Board of Directors may be re-elected at any time.

Annex 3.1.1(a) to the Shareholders’ Agreement between SIX and DBAG

Article 15

Organisation

The Board of Directors constitutes itself. It shall designate a secretary who is not a member of the Board of Directors.

The Board of Directors may constitute committees that deliberate on issues before they are passed to the Board of Directors.

Above and beyond the provisions contained herein and subject to article 17 of the Articles of Association, the Board of Directors shall regulate its own organisation by issuing organisational regulations.

Article 16

Meetings (convening meetings, passing resolutions, taking minutes)

Meetings of the Board of Directors shall be convened by its President or, should the President be prevented from doing so for longer than a short time, by the Vice-President, as often as the Company’s business so requires, at least, however, once every quarter or if a member requests in writing that a meeting be convened and states the reasons for this.

The meetings shall be held at the Company’s registered office, unless the Board of Directors decides to hold a meeting at another place.

Resolutions of the Board of Directors shall require a majority of the votes cast. The President shall have the casting vote.

The Board of Directors shall be capable of conducting business if the majority of its members are present. No minimum attendance is required for implementing decisions that relate to increases in the share capital or subsequent contributions and that require official recording.

Minutes shall be taken of the negotiations and resolutions passed by the Board of Directors, which shall be signed by the chairman and the secretary.

Article 17

Authority and duties

The Board of Directors may pass resolutions regarding any matters that have not been assigned to another executive body of the Company by virtue of the law, the Articles of Association or the regulations.

Annex 3.1.1(a) to the Shareholders’ Agreement between SIX and DBAG

The following non-transferrable and irrevocable duties are incumbent upon the Board of Directors:

1.	the overall management of the Company and the issuance of all necessary directives;

2.	the determination of the Company’s organisation;

3.	the organisation of the Company’s accounting, financial control and financial planning systems, insofar as this is required for managing the Company;

4.	the appointment and recall of any persons entrusted with managing and representing the Company, as well as the granting of signatory power;

5.	the overall supervision of all persons entrusted with managing the Company, more specifically with a view to their compliance with applicable laws, the Articles of Association, the regulations and directives;

6.	the preparation of the management report and of the General Meeting as well as the implementation of its resolutions;

7.	the taking of resolutions on subsequent contributions to shares not fully paid-in and any resulting amendments of the Articles of Association;

8.	the taking of resolutions on increases in the share capital, to the extent to which such increases lie within the scope of authority of the Board of Directors (article 651 para. 4 of the Swiss Law of Obligations), the determination of capital increases, the preparation of capital increase reports and corresponding amendments of the Articles of Association;

9.	the duties and powers of the Board of Directors that are non-transferrable and irrevocable pursuant to the Swiss Merger Act;

10.	a review of whether or not the auditing body has the necessary professional qualifications;

11.	the notification of the judge in the event of the Company being overindebted;

12.	other duties and powers reserved to the Board of Directors by virtue of the law or the Articles of Association.

Annex 3.1.1(a) to the Shareholders’ Agreement between SIX and DBAG

Above and beyond the provisions contained herein, by adopting organisational regulations the Board of Directors may transfer the management and the representation of the Company in whole or in part to individual or several of its members (delegates) or to third parties, as far as legally permissible.

C.	The auditing body

Article 18

Term of office

The General Meeting shall appoint an auditing body that meets the legal requirements.

The members of the auditing body shall remain in office for one year. Their term of office shall commence on the day of their election and end on the day the first ordinary General Meeting is thereafter held.

The General Meeting may waive the appointment of an auditing body if

1.	the Company is not obliged to conduct an ordinary audit,

2.	all shareholders agree and

3.	the Company does not operate with more than ten full-time positions on average per year.

Such a waiver shall also apply to subsequent years. However, each shareholder shall have the right to request a limited audit no later than ten days before a General Meeting is held. In this event the General Meeting must appoint an auditing body and may resolve upon matters specified in article 5 paras. 3 and 4 only after the audit report has been submitted.

Article 19

Auditing and reporting duties

The auditing body shall perform its auditing and reporting duties in compliance with the relevant provisions of the Swiss Law of Obligations.

Annex 3.1.1(a) to the Shareholders’ Agreement between SIX and DBAG

Article 20

Special clarification, interim audits

The Board of Directors may at any time instruct the auditing body to clarify special matters and especially to conduct interim audits and report thereon.

IV.	Financial year, distribution of profits

Article 21

Financial year, management and audit report

The Company’s financial year shall be the calendar year.

The Board of Directors shall prepare a management report for each financial year, which shall comprise the annual accounts (including income statement, balance sheet and notes), the annual report and, if the occasion arises, the consolidated accounts.

Article 22

Allocation of the distributable profit, reserves

The General Meeting shall allocate the distributable profit pursuant to the shareholding in the Company and in compliance with the legal provisions, especially with article 671 et seq. of the Swiss Law of Obligations.

V.	Dissolution, liquidation

Article 23

Dissolution, liquidation

The General Meeting may at any time pass a resolution on the dissolution and liquidation of the Company in accordance with the provisions of the law and of the Articles of Association.

The liquidation shall be carried out by the Board of Directors, unless the General Meeting has entrusted other persons with this task.

The liquidation of the Company shall be carried out in accordance with article 742 et seq. of the Swiss Law of Obligations. The liquidators are authorised to dispose of assets (including land) by way of private contract.

Annex 3.1.1(a) to the Shareholders’ Agreement between SIX and DBAG

After all debts have been paid, the net proceeds shall be distributed among the shareholders in proportion to the amounts paid-in.

VI.	Notices, vehicle of publication

Article 24

Notices, vehicle of publication

All notices of the Company to the shareholders shall be made through publication in the Swiss Official Gazette of Commerce (Schweizerisches Handelsamtsblatt). If the names and addresses of the shareholders are known and unless the law contains mandatory provisions to the contrary, notices may also be made in writing.

The vehicle of publication of the Company is the Swiss Official Gazette of Commerce.

Annex 3.1.1(c)(v)(1)

Deutsche Börse Index Overview

Version: October 2009

Index	Constituents	Calculation Frequency	ISIN	Bloomberg Ticker	Reuters RIC
German Selection Indices

DAX®	30	1 Sec.	DE0008469008 (TRI) DE0008467440 (PI)	DAX DAXK	.GDAXI .GDAXIP

MDAX®	50	1 Sec.	DE0008467416 (TRI) DE0008467531 (PI)	MDAX MKDX	.MDAX I .MDAXIP

TecDAX®	30	1 Sec.	DE0007203275 (TRI) DE0007203283 (PI)	TDXP TDXK	.TECDAX .TECDAXP

SDAX®	50	60 Sec.	DE0009653386 (TRI) DE0009653394 (PI)	SDXP SDXK	.SDAXI .SDAXIP

GEX®	All German entrepreneurial firms of Prime Standard	60 Sec.	DE000A0AER17 (TRI) DE000A0AER09(PI)	GEX GEXK	.GEXIR .GEXI

HDAX®	110 (All shares from DAX, MDAX and TecDAX)	60 Sec.	DE0008469016 (TRI) DE0008469974 (PI)	HDAX HKDX	.GDAXHI .GDAXHIP

Midcap Market Index	80 (All shares from MDAX and TecDAX)	60 Sec.	DE0007203291 (TRI) DE0007203317 (PI)	MIDP MIDK	.MCAPM .MCAPMP

General Standard Index	200	60 Sec.	DE000A0C4B83 (TRI) DE000A0C4B91 (PI)	D1AP D1AQ	.GENERAL .GENERALP

Entry Standard Index	30	60 Sec.	DE000A0G8342 (TRI) DE000A0G83N6 (PI)	ED6P ED6K	.ENTRYP .ENTRY

ÖkoDAX	10	15 Sec.	DE000A0MEU42 (TRI) DE000A0MEU59 (PI)	OEKODAX OEKODAXP	.OEKODAX .OEKODAXP

DAX International 100	100	60 Sec.	DE000A0S3CB2 (TRI) DE000A0S3CA4 (PI)		.3BTC .3BTB

DAX International Mid 100	100	60 Sec.	DE000A0S3CH9 (TRI) DE000A0S3CG1 (PI)		.3BTI .3BTH
Late Indices & X-lndices

L-DAX	30	60 Sec.	DE0001717049 (TRI)	DAXL	.GDAXIL

L-MDAX	50	60 Sec.	DE0001717056 (TRI)	MDXL	.MDAXIL

L-SDAX	50	60 Sec.	DE0001717064 (TRI)	SDXL	.SDAXIL

L-TecDAX	30	60 Sec.	DE0001717072 (TRI)	TDXL	.TECDAXL

X-DAX		event-driven	DE000A0C4CA0 (TRI)	XDAX	.XDAX

X-MDAX		event-driven	DE000A0S3BG3 (TRI)	XMDAX	.XMDAX

X-TecDAX		event-driven	DE000A0S3BJ7 (TRI)	XTDXP	.XTECDAX
German All Share Indices

CDAX	All shares listed in Prime and General Standard	60 Sec.	DE0008469602 (TRI) DE0008469800 (PI)	CDAX CXKX	.CDAX .CXKX

Technology All Share	All Technology-Stocks of Prime Standard below DAX®	60 Sec.	DE0008468943 (TRI) DE0008468968 (PI)	NMDP NMDK	.TECALL .TECALLP

Classic All Share	All Prime Standard shares from classic sectors that rank below the DAX®	60 Sec.	DE0007203341 (TRI) DE0007203358 (PI)	CLXP CLXK	.CLALL .CLALLP

Prime All Share	All shares listed in Prime Standard	60 Sec.	DE0007203325 (TRI) DE0007203333 (PI)	PXAP PXAK	.PRIME .PRIMEP

General All Share	All shares listed in General Standard	60 Sec.	DE000A0S3CV0 (TRI) DE000A0S3CU2 (PI)	3BTU	.3BTU .3BTT

Entry All Share	All shares listed in Entry Standard	60 Sec.	DE000A0C4B18 (TRI) DE000A0C4B00 (PI)	D1AH D1AG	.ENTRYALLP .ENTRYALL

Deutsche Börse Index Overview

Version: October 2009

Index	Constituents	Calculation Frequency	ISIN	Bloomberg Ticker	Reuters RIC
German Supersector Indices

DAXsupersector Basic Materials	All Prime Standard Shares with ADTV > 1 Mio.€	60 Sec.	DE000A0SM9Z7 (TRI) DE000A0SM718 (PI)	4NAF 4N7A	.4NAF .4N7A

DAXsupersector Consumer Goods	All Prime Standard Shares with ADTV > 1 Mio.€	60 Sec.	DE000A0SNAA3 (TRI) DE000A0SM726 (PI)	4NAG 4N7B	.4NAG .4N7B

DAXsupersector Consumer Sarvices	All Prime Standard Shares with ADTV > 1 Mio.€	60 Sec.	DE000A0SNAB1 (TRI) DE000A0SM734 (PI)	4NAH 4N7C	.4NAH .4N7C

DAXsupersector FIRE	All Prime Standard Shares with ADTV >1 Mio.€	60 Sec.	DE000A0SNAC9 (TRI) DE000A0SM742 (PI)	4NAI 4N7D	.4NA1 .4N7D

DAXsupersector Industrials	All Prime Standard Shares with ADTV > 1 Mio.€	60 Sec.	DE000A0SNAD7 (TRI) DE000A0SM759 (PI)	4NAJ 4N7E	.4NAJ .4N7E

DAXsupersector Information Technology	All Prime Standard Shares with ADTV >1 Mio.€	60 Sec.	DE000A0SNAE5 (TRI) DE000A0SM767 (PI)	4NAK 4N7F	.4NAK .4N7F

DAXsupersector Pharma & Healthcare	All Prime Standard Shares with ADTV >1 Mio.€	60 Sec.	DE000A0SNAF2 (TRI) DE000A0SM775 (PI)	4NAL 4N7G	.4NAL .4N7G

DAXsupersector Telecommunication	All Prime Standard Shares with ADTV > 1 Mio.€	60 Sec.	DE000A0SNAG0 (TRI) DE000A0SM783 (PI)	4NAM 4N7H	.4NAM .4N7H

DAXsupersector Utilities	All Prime Standard Shares with ADTV > 1 Mio.€	60 Sec.	DE000A0SNAH8 (TRI) DE000A0SM791 (PI)	4NAN 4N7I	.4NAN .4N7I
German Sector Indices

DAXsector Automobile	All Automobile Shares listed in Prime Standard	60 Sec.	DE0009660084 (TRI) DE0009660092 (PI)	CXPA CXKA	.CXPAX .CXKAX

DAXsector Banks	All Bank Shares listed in Prime Standard	60 Sec.	DE0009660100 (TRI) DE0009660118 (PI)	CXPB CXKB	.CXPBX CXKBX

DAXsector Basic Resources	All Basic Resources Shares listed in Prime Standard	60 Sec.	DE0009660167 (TRI) DE0009660175 (PI)	CXPE CXKE	.CXPEX .CXKEX

DAXsector Chemicals	All Chemicals Shares listed in Prime Standard	60 Sec.	DE0009660126 (TRI) DE0009660134 (PI)	CXPC CXKC	.CXPCX .CXKCX

DAXsector Consumer	All Consumer Shares listed in Prime Standard	60 Sec.	DE0009660449 (TRI) DE0009660456 (PI)	CXPO CXKO	.CXPYX .CXKYX

DAXsector Construction	All Construction Shares listed in Prime Standard	60 Sec.	DE0009660308 (TRI) DE0009660316 (PI)	CXPY CXKY	.CXPOX .CXKOX

DAXsector Financial Services	All Financial Services Shares listed In Prime	60 Sec.	DE0009660423 (TRI) DE0009660431 (PI)	CXPV CXKV	.CXPVX .CXKVX

DAXsector Food & Beverages	All Food & Beverages Shares listed in Prime	60 Sec.	DE0009660183(TRI) DE0009660191 (PI)	CXPF CXKF	.CXPFX .CXKFX

DAXsector Industrial	All Industrial Shares listed in Prime Standard	60 Sec.	DE0009660282 (TRI) DE0009660290 (PI)	CXPN CXKN	.CXPNX .CXKNX

DAXsector Insurance	All Insurance Shares listed in Prime Standard	60 Sec.	DE0009660225 (TRI) DE0009660233 (PI)	CXPI CXKI	.CXPIX .CXKIX

DAXsector Media	All Media Shares listed in Prime Standard	60 Sec.	DE0009660142 (TRI) DE0009660159 (PI)	CXPD CXKD	.CXPDX .CXKDX

DAXsector Pharma & Healthcare	All Pharma & Healthcare Shares listed in Prime Standard	60 Sec.	DE0009660324 (TRI) DE0009660332 (PI)	CXPP CXKP	.CXPPX .CXKPX

DAXsector Retail	All Retail Shares listed in Prime Standard	60 Sec.	DE0009660340 (TRI) DE0009660357 (PI)	CXPR CXKR	.CXPRX .CXKRX

Deutsche Börse Index Overview

Version: October 2009

Index	Constituents	Calculation Frequency	ISIN	Bloomberg Ticker	Reuters RIC
DAXsector Software	All Software Shares listed in Prime Standard	60 Sec.	DE0009660365 (TRI) DE0009660373 (PI)	CXPS CXKS	.CXPSX .CXKSX

DAXsector Technology	All Technology Shares listed in Prime Standard	60 Sec.	DE0009660209 (TRI) DE0009660217(PI)	CXPH CXKH	.CXPHX .CXKHX

DAXsector Telecommunication	All Telecommunication Shares listed in Prime Standard	60 Sec.	DE0009660381 (TRI) DE0009660399 (PI)	CXPT CXKT	.CXPTX .CXKTX

DAXsector Transportation & Logistics	All Transportation & Logistics Shares listed in Prime Standard	60 Sec.	DE0009660241 (TRI) DE0009660258 (PI)	CXPL CXKL	.CXPLX .CXKLX

DAXsector Utilities	All Utilities Shares listed in Prime Standard	60 Sec.	DE0009660407 (TRI) DE0009660415(PI)	CXPU CXKU	.CXPUX .CXKUX
German Sector All Indices

DAXsector All Automobile	All German shares listed in Prime, General and Entry Standard from their respective sector	60 Sec.	DE000A0S3FB5 (TRI) DE000A0S3FC3 (PI)	3BV6X 3BV7X	.3BV6 .3BV7

DAXsector All Banks	see above	60 Sec.	DE000A0S3FD1 (TRI) DE000A0S3FE9 (PI)	3BV8X 3BV9X	.3BV8 .3BV9

DAXsector All Basic Resources	see above	60 Sec.	DE000A0S3FF6 (TRI) DE000A0S3FG4 (PI)	3BWA 3BWB	.3BWA .3BWB

DAXsector All Chemicals	see above	60 Sec.	DE000A0S3FH2 (TRI) DE000A0S3FJ8 (PI)	38WC 3BWD	.3BWC .3BWD

DAXsector All Construction	see above	60 Sec.	DE000A0SM7M9 (TRI) DE000A0SM403 (PI)	4N7V 4NF0	.4N7V .4N50

DAXsector All Consumer	see above	60 Sec.	DE000A0SM7N7 (TRI) DE000A0SM411 (PI)	4N7W 4N51	.4N7W .4N51

DAXsector All Financial Services	see above	60 Sec.	DE000A0SM7P2 (TRI) DE000A0SM429 (PI)	4N7X 4N52	.4N7X .4N52

DAXsector All Food & Beverages	see above	60 Sec.	DE000A0SM7Q0 (TRI) DE000A0SM437 (PI)	4N7Y 4N53	.4N7Y .4N53

DAXsector All Industrial	see above	60 Sec.	DE000A0SM7R8 (TRI) DE000A0SM445 (PI)	4N7Z 4N54	.4N7Z .4N54

DAXsector All Insurance	see above	60 Sec.	DE000A0SM7S6 (TRI) DE000A0SM452 (PI)	4N80 4N55	.4N80 .4N55

DAXsector All Media	see above	60 Sec.	DE000A0SM7T4 (TRI) DE000A0SM460 (PI)	4N81 4N56	.4N81 .4N56

DAXsector All Pharma & Healthcare	see above	60 Sec.	DE000A0SM7U2 (TRI) DE000A0SM478 (PI)	4N82 4N57	.4N82 .4N57

DAXsector All Retail	see above	60 Sec.	DE000A0SM7V0 (TRI) DE000A0SM486 (PI)	4N83 4N58	.4N83 .4N58

DAXsector All Software	see above	60 Sec.	DE000A0SM7W8 (TRI) DE000A0SM494 (PI)	4N84 4N59	.4N84 .4N59

DAXsector All Technology	see above	60 Sec.	DE000A0SM7X6 (TRI) DE000A0SM4Z8 (PI)	4N85 4N5A	.4N85 .4N5A

DAXsector All Telecommunication	see above	60 Sec.	DE000A0SM7Y4 (TRI) DE000A0SM502 (PI)	4N86 4N5B	.4N86 .4N5B

DAXsector All Transportation & Logistics	see above	60 Sec.	DE000A0SM7Z1 (TRI) DE000A0SM510 (PI)	4N87 4N5C	.4N87 .4N5C

DAXsector All Utilities	see above	60 Sec.	DE000A0SM809 (TRI) DE000A0SM528 (PI)	4N88 4N5D	.4N88 .4N5D

Deutsche Börse Index Overview

Version: October 2009

Index	Constituents	Calculation Frequency	ISIN	Bloomberg Ticker	Reuters RIC
German Subsector Indices

DAXsubsector Advanced Industrial Equipment	All German shares listed in Prime Standard from their respective subsector	eod	DE0007203895 (TRI) DE0007203911 (PI)	I1NA I2NA	.I1NA .I2NA

DAXsubsector Advertising	see above	eod	DE0007237885 (TRI) DE0007237893 (PI)	I1DA I2DA	.I1DA .I2DA

DAXsubsector Airlines	see above	eod	DE0007238321 (TRI) DE0007238339 (PI)	I1LA I2LA	.I1LA .I2LA

DAXsubsector Auto Parts & Equipment	see above	eod	DE0007203366 (TRI) DE0007203374 (PI)	I1AA I2AA	.I1AA .I2AA

DAXsubsector Automobile Manufacturers	see above	eod	DE0007203382 (TRI) DE0007203390 (PI)	I1AB I2AB	.I1AB .I2AB

DAXsubsector Beverages	see above	eod	DE0007203853 (TRI) DE0007203861 (PI)	I1FA I2FA	.I1FA .I2FA

DAXsubsector Biotechnology	see above	eod	DE0007238008 (TRI) DE0007238016 (PI)	I1PC I2PC	.I1PC .I2PC

DAXsubsector Broadcasting	see above	eod	DE0007237901 (TRI) DE0007237919 (Pl)	I1DB I2DB	.I1DB .I2DB

DAXsubsector Building Materials	see above	eod	DE0007203614 (TRI) DE0007203622 (PI)	I1OA I2OA	.I1OA .I2OA

DAXsubsector Chemicals, Commodity	see above	eod	DE0007203549 (TRI) DE0007203556 (PI)	I1CA I2CA	.I1CA .I2CA

DAXsubsector Chemicals, Specialty	see above	eod	DE0007203564 (TRI) DE0007203572 (PI)	I1CB I2CB	.I1CB .I2CB

DAXsubsector Clothing & Footwear	see above	eod	DE0007203655 (TRI) DE0007203663 (PI)	I1YA I2YA	.I1YA .I2YA

DAXsubsector Communications Technology	see above	eod	DE0007238206 (TRI) DE0007238214 (PI)	I1HA I2HA	.I1HA .I2HA

DAXsubsector Construction & Engineering	see above	eod	DE0007203630 (TRI) DE0007203648 (PI)	I1OB I2OB	.I1OB .I2OB

DAXsubsector Consumer Electronics	see above	eod	DE0007203671 (TRI) DE0007203689 (PI)	I1YB I2YB	.I1YB .I2YB

DAXsubsector Containers & Packaging	see above	eod	DE0007203929 (TRI) DE0007203937 (PI)	I1NB I2NB	.I1NB .I2NB

DAXsubsector Credit Banks	see above	eod	DE0007203416 (TRI) DE0007203424 (PI)	I1BA I2BA	.I1BA .I2BA

DAXsubsector Diversified Financial	see above	eod	DE0007203788 (TRI) DE0007203796 (PI)	I1VA I2VA	.I1VA .I2VA

DAXsubsector Electricity	see above	eod	DE0007238388 (TRI) DE0007238396 (PI)	I1UA I2UA	.I1UA .I2UA

DAXsubsector Electronic Components & Hardware	see above	eod	DE0007238222 (TRI) DE0007238230 (PI)	I1HB I2HB	.I1HB .I2HB

DAXsubsector Fixed-Line Telecommunication	see above	eod	DE0007238263 (TRI) DE0007238271 (PI)	I1TA I2TA	.I1TA .I2TA

DAXsubsector Food	see above	eod	DE0007203879 (TRI) DE0007203887 (PI)	I1FB I2FB	.I1FB .I2FB

DAXsubsector Forest & Paper Products	see above	eod	DE0007203457 (TRI) DE0007203465 (PI)	I1EA I2EA	.I1EA .I2EA

DAXsubsector Health Care	see above	eod	DE0007237984 (TRI) DE0007237992 (PI)	I1PB I2PB	.I1PB .I2PB

Deutsche Börse Index Overview

Version: October 2009

Index	Constituents	Calculation Frequency	ISIN	Bloomberg Ticker	Reuters RIC
DAXsubsector Heavy Machinery	see above	eod	DE0007203945 (TRI) DE0007203952 (PI)	I1NC I2NC	.I1NC .I2NC

DAXsubsector Home Construction & Furnishings	see above	eod	DE0007203697 (TRI) DE0007203713 (PI)	I1YC I2YC	.I1YC .I2YC

DAXsubsector Household Appliances & Housewares	see above	eod	DE0007203721 (TRI) DE0007203739 (PI)	I1YD I2YD	.I1YD .I2YD

DAXsubsector Industrial Gases	see above	eod	DE0007203580 (TRI) DE0007203598 (PI)	I1CC I2CC	.I1CC .I2CC

DAXsubsector Industrial Machinery	see above	eod	DE0007203960 (TRI) DE0007203978 (PI)	I1ND I2ND	.I1ND .I2ND

DAXsubsector Industrial Products & Services	see above	eod	DE0007237828 (TRI) DE0007237836 (PI)	I1NG I2NG	.I1NG .I2NG

DAXsubsector Industrial, Diversified	see above	eod	DE0007203936 (TRI) DE0007203994 (PI)	I1NE I2NE	.I1NE .I2NE

DAXsubsector Insurance	see above	eod	DE0007237844 (TRI) DE0007237851 (PI)	I1IA I2IA	.I1IA .I2IA

DAXsubsector Internet	see above	eod	DE0007238149 (TRI) DE0007238156 (PI)	I1SA I2SA	.I1SA .I2SA

DAXsubsector IT-Services	see above	eod	DE0007238164(TRI) DE0007238172(PI)	I1SB I2SB	.I1SB .I2SB

DAXsubsector Leisure	see above	eod	DE0007203747 (TRI) DE0007203754 (PI)	I1YE I2YE	.I1YE .I2YE

DAXsubsector Logistics	see above	eod	DE0007238347 (TRI) DE0007238354 (PI)	I1LB I2LB	.I1LB .I2LB

DAXsubsector Medical Technology	see above	eod	DE0007238024 (TRI) DE0007238032 (PI)	I1PD I2PD	.I1PD .I2PD

DAXsubsector Mining	see above	eod	DE0007203473 (TRI) DE0007203481 (PI)	I1EB I2EB	.I1EB .I2EB

DAXsubsector Mortgage Banks	see above	eod	DE0007203432 (TRI) DE0007203440 (PI)	I1BB I2BB	.I1BB .I2BB

DAXsubsector Movies & Entertainment	see above	eod	DE0007237927 (TRI) DE0007237935 (PI)	I1DC I2DC	.I1DC .I2DC

DAXsubsector Multi-Utilites	see above	eod	DE0007238446 (TRI) DE0007238453 (PI)	I1UD I2UD	.I1UD .I2UD

DAXsubsector Oil & Gas	see above	eod	DE0007203499 (TRI) DE0007203515 (PI)	I1EC I2EC	.I1EC .I2EC

DAXsubsector Oil & Gas (Distribution)	see above	eod	DE0007238420 (TRI) DE0007238438 (PI)	I1UC I2UC	.I1UC .I2UC

DAXsubsector Personal Products	see above	eod	DE0007203762 (TRI) DE0007203770 (PI)	I1YF I2YF	.I1YF .I2YF

DAXsubsector Pharmaceuticals	see above	eod	DE0007237968 (TRI) DE0007237976 (PI)	I1PA I2PA	.I1PA .I2PA

DAXsubsector Private Equity & Venture Capital	see above	eod	DE000A0MER13 (TRI) DE000A0MER21 (PI)	P4E7 P4E8	.P4E7 .P4E8

DAXsubsector Publishing & Printing	see above	eod	DE0007237943 (TRI) DE0007237950 (PI)	I1DD I2DD	.I1DD .I2DD

DAXsubsector Real Estate	see above	eod	DE0007203812 (TRI) DE0007203820 (PI)	I1VB I2VB	.I1VB .I2VB

DAXsubsector Re-Insurance	see above	eod	DE0007237869 (TRI) DE0007237877 (PI)	I1IB I2IB	.I1IB .I2IB

DAXsubsector Renewable Energies	see above	eod	DE0007237802 (TRI) DE0007237810 (PI)	I1NF I2NF	.I1NF .I2NF

Deutsche Börse Index Overview

Version: October 2009

Index	Constituents	Calculation Frequency	ISIN	Bloomberg Ticker	Reuters RIC
DAXsubsector Retail, Catalog	see above	eod	DE0007238040 (TRI) DE0007238057 (PI)	I1RA I2RA	.I1RA .I2RA

DAXsubsector Retail, Food & Drug	see above	eod	DE0007238065 (TRI) DE0007238073 (PI)	I1RB I2RB	.I1RB .I2RB

DAXsubsector Retail, Internet	see above	eod	DE0007238081 (TRI) DE0007238099 (PI)	I1RC I2RC	.I1RC .I2RC

DAXsubsector Retail, Multiline	see above	eod	DE0007238107 (TRI) DE0007238115 (PI)	I1RD I2RD	.I1RD .I2RD

DAXsubsector Retail, Specialty	see above	eod	DE0007238123 (TRI) DE0007238131 (PI)	I1RE I2RE	.I1RE .I2RE

DAXsubsector Securities Brokers	see above	eod	DE0007203838 (TRI) DE0007203846 (PI)	I1VC I2VC	.I1VC .I2VC

DAXsubsector Semiconductors	see above	eod	DE0007238248 (TRI) DE0007238255 (PI)	I1HC I2HC	.I1HC .I2HC

DAXsubsector Software	see above	eod	DE0007238180 (TRI) DE0007238198 (PI)	I1SD I2SC	.I1SC .I2SC

DAXsubsector Steel & Other Metals	see above	eod	DE0007203523 (TRI) DE0007203531 (PI)	I1ED I2ED	.I1ED .I2ED

DAXsubsector Telecommunication Services	see above	eod	DE0007238305 (TRI) DE0007238313 (PI)	I1TC I2TC	.I1TC .I2TC

DAXsubsector Transportation Services	see above	eod	DE0007238362 (TRI) DE0007238370 (PI)	I1LC I2LC	.I1LC .I2LC

DAXsubsector Water	see above	eod	DE0007238404 (TRI) DE0007238412 (PI)	I1UB I2UB	.I1UB .I2UB

DAXsubsector Wireless Telecommunication	see above	eod	DE0007238289 (TRI) DE0007238297 (PI)	I1TB I2TB	.I1TB .I2TB

German Subsector All Indices

DAXsubsector All Advanced Industrial Equipment	All German Shares listed in Prime, General and Entry Standard from their respective Subsector	eod	DE000A0SM817 (TRI) DE000A0SM536 (PI)	4N89 4N5E	.4N89 .4N5E

DAXsubsector All Advertising	see above	eod	DE000A0SM825 (TRI) DE000A0SM544 (PI)	4N8A 4N5F	.4N8A .4N5F

DAXsubsector All Airlines	see above	eod	DE000A0SM833 (TRI) DE000A0SM551 (PI)	4N8B 4N5G	.4N8B .4N5G

DAXsubsector All Auto Parts & Equipment	see above	eod	DE000A0SM841 (TRI) DE000A0SM569 (PI)	4N8C 4N5H	.4N8C .4N5H

DAXsubsector All Automobile Manufacturers	see above	eod	DE000A0SM858 (TRI) DE000A0SM866 (PI)	4N8D 4N8E	.4N8D .4N8E

DAXsubsector All Beverages	see above	eod	DE000A0SM577 (TRI) DE000A0SM585 (PI)	4N5I 4N5J	.4N5I .4N5J

DAXsubsector All Biotechnology	see above	eod	DE000A0SM874 (TRI) DE000A0SM593 (PI)	4N8F 4N5K	.4N8F .4N5K

DAXsubsector All Broadcasting	see above	eod	DE000A0SM882 (TRI) DE000A0SM5A8 (PI)	4N8G 4N5L	.4N8G .4N5L

DAXsubsector All Building Materials	see above	eod	DE000A0SM890 (TRI) DE000A0SM5B6 (PI)	4N8H 4N5M	.4N8H .4N5M

DAXsubsector All Chemicals, Commodity	see above	eod	DE000A0SM8A2 (TRI) DE000A0SM5C4 (PI)	4N8I 4N5N	.4N8I .4N5N

DAXsubsector All Chemicals, Specialty	see above	eod	DE000A0SM8B0 (TRI) DE000A0SM5D2 (PI)	4N8J 4N5P	.4N8J .4N5P

Deutsche Börse Index Overview

Version: October 2009

Index	Constituents	Calculation Frequency	ISIN	Bloomberg Ticker	Reuters RIC
DAXsubsector All Clothing & Footwear	see above	eod	DE000A0SM8C8 (TRI) DE000A0SM5E0 (PI)	4N8K 4N5Q	.4N8K .4N5Q

DAXsubsector All Communications Technology	see above	eod	DE000A0SM8D6 (TRI) DE000A0SM5F7 (PI)	4N8L 4N5R	.4N8L .4N5R

DAXsubsector All Construction & Engineering	see above	eod	DE000A0SM8E4 (TRI) DE000A0SM5G5 (PI)	4N8M 4N5S	.4N8M .4N5S

DAXsubsector All Consumer Electronics	see above	eod	DE000A0SM8F1 (TRI) DE000A0SM5H3 (PI)	4N8N 4N5T	.4N8N .4N5T

DAXsubsector All Containers & Packaging	see above	eod	DE000A0SM8G9 (TRI) DE000A0SM5J9 (PI)	4N8P 4N5U	.4N8P .4N5U

DAXsubsector All Credit Banks	see above	eod	DE000A0SM8H7 (TRI) DE000A0SM5K7 (PI)	4N8Q 4N5V	.4N8Q .4N5V

DAXsubsector All Diversified Financial	see above	eod	DE000A0SM8J3 (TRI) DE000A0SM5L5 (PI)	4N8R 4N5W	.4N8R .4N5W

DAXsubsector All Electricity	see above	eod	DE000A0SM8K1 (TRI) DE000A0SM5M3 (PI)	4N8S 4N5X	.4N8S .4N5X

DAXsubsector All Electronic Components & Hardware	see above	eod	DE000A0SM8L9 (TRI) DE000A0SM5N1 (PI)	4N8T 4N5Y	.4N8T .4N5Y

DAXsubsector All Fixed-Line Telecommunication	see above	eod	DE000A0SM8M7 (TRI) DE000A0SM5P6 (PI)	4N8U 4N5Z	.4N8U .4N5Z

DAXsubsector All Food	see above	eod	DE000A0SM8N5 (TRI) DE000A0SM5Q4 (PI)	4N8V 4N60	.4N8V .4N60

DAXsubsector All Forest & Paper Products	see above	eod	DE000A0SM8P0 (TRI) DE000A0SM5R2 (PI)	4N8W 4N61	.4N8W .4N61

DAXsubsector All Health Care	see above	eod	DE000A0SM8Q8 (TRI) DE000A0SM5S0 (PI)	4N8X 4N62	.4N8X .4N62

DAXsubsector All Heavy Machinery	see above	eod	DE000A0SM8R6 (TRI) DE000A0SM5T8 (PI)	4N8Y 4N63	.4N8Y .4N63

DAXsubsector All Home Construction & Furnishings	see above	eod	DE000A0SM8S4 (TRI) DE000A0SM5U6 (PI)	4N8Z 4N64	.4N8Z .4N64

DAXsubsector All Household Appliances & Housewares	see above	eod	DE000ADSM8T2 (TRI) DE000A0SM5V4 (PI)	4N90 4N65	.4N90 .4N65

DAXsubsector All Industrial Gases	see above	eod	DE000A0SM8U0 (TRI) DE000A0SM5W2 (PI)	4N91 4N66	.4N91 .4N66

DAXsubsector All Industrial Machinery	see above	eod	DE000A0SM8V8 (TRI) DE000A0SM5X0 (PI)	4N92 4N67	.4N92 .4N67

DAXsubsector All Industrial Products & Services	see above	eod	DE000A0SM8W6 (TRI) DE000A0SM5Y8 (PI)	4N93 4N68	.4N93 .4N68

DAXsubsector All Industrial, Diversified	see above	eod	DE000A0SM8X4 (TRI) DE000A0SM5Z5 (PI)	4N94 4N69	.4N94 .4N69

DAXsubsector All Insurance	see above	eod	DE000A0SM8Y2 (TRI) DE000A0SM601 (PI)	4N95 4N6A	.4N95 .4N6A

DAXsubsector All Internet	see above	eod	DE000A0SM619 (TRI) DE000A0SM8Z9 (PI)	4N6B 4N96	.4N6B .4N96

DAXsubsector All IT-Services	see above	eod	DE000A0SM908 (TRI) DE000A0SM627 (PI)	4N97 4N6C	.4N97 .4N6C

DAXsubsector All Leisure	see above	eod	DE000A0SM916 (TRI) DE000A0SM635 (PI)	4N98 4N6D	.4N98 .4N6D

DAXsubsector All Logistics	see above	eod	DE000A0SM924 (TRI) DE000A0SM643 (PI)	4N99 4N6E	.4N99 .4N6E

DAXsubsector All Medical Technology	see above	eod	DE000A0SM932 (TRI) DE000A0SM650 (PI)	4N9A 4N6F	.4N9A .4N6F

Deutsche Börse Index Overview

Version: October 2009

Index	Constituents	Calculation Frequency	ISIN	Bloomberg Ticker	Reuters RIC
DAXsubsector All Mining	see above	eod	DE000A0SM940 (TRI) DE000A0SM668 (PI)	4N9B 4N6G	.4N9B .4N6G

DAXsubsector All Mortgage Banks	see above	eod	DE000A0SM957 (TRI) DE000A0SM676 (PI)	4N9C 4N6H	.4N9C .4N6H

DAXsubsector All Movies & Entertainment	see above	eod	DE000A0SM965 (TRI) DE000A0SM684 (PI)	4N9D 4N6I	.4N9D .4N6I

DAXsubsector All Multi-Utilities	see above	eod	DE000A0SM973 (TRI) DE000A0SM692 (PI)	4N9E 4N6J	.4N9E .4N6J

DAXsubsector All Oil & Gas	see above	eod	DE000A0SM999 (TRI) DE000A0SM6B4 (PI)	4N9G 4N6L	.4N9G .4N6L

DAXsubsector All Oil & Gas (Distribution)	see above	eod	DE000A0SM9A0 (TRI) DE000A0SM6C2 (PI)	4N9H 4N6M	.4N9H .4N6M

DAXsubsector All Personal Products	see above	eod	DE000A0SM9B8 (TRI) DE000A0SM6D0 (PI)	4N9I 4N6N	.4N9I .4N6N

DAXsubsector All Pharmaceuticals	see above	eod	DE000A0SM9C6 (TRI) DE000A0SM6E8 (PI)	4N9J 4N6P	.4N9J .4N6P

DAXsubsector All Private Equity & Venture Capital	see above	eod	DE000A0SM9D4 (TRI) DE000A0SM6F5 (PI)	4N9K 4N6Q	.4N9K .4N6Q

DAXsubsector All Publishing & Printing	see above	eod	DE000A0SM9E2 (TRI) DE000A0SM6G3 (PI)	4N9L 4N6R	.4N9L .4N6R

DAXsubsector All Real Estate	see above	eod	DE000A0SM9F9 (TRI) DE000A0SM6H1 (PI)	4N9M 4N6S	.4N9M .4N6S

DAXsubsector All Re-Insurance	see above	eod	DE000A0SM9G7 (TRI) DE000A0SM6J7 (PI)	4N9N 4N6T	.4N9N .4N6T

DAXsubsector All Renewable Energies	see above	eod	DE000A0SM9J1 (TRI) DE000A0SM6L3 (PI)	4N9Q 4N6V	.4N9Q .4N6V

DAXsubsector All Retail, Catalog	see above	eod	DE000A0SM9L7 (TRI) DE000A0SM6N9 (PI)	4N9S 4N6X	.4N9S .4N6X

DAXsubsector All Retail, Food & Drug	see above	eod	DE000A0SM9M5 (TRI) DE000A0SM6P4 (PI)	4N9T 4N6Y	.4N9T .4N6Y

DAXsubsector All Retail, Internet	see above	eod	DE000A0SM9N3 (TRI) DE000A0SM6Q2 (PI)	4N9U 4N6Z	.4N9U .4N6Z

DAXsubsector All Retail, Multiline	see above	eod	DE000A0SM9P8 (TRI) DE000A0SM6R0 (PI)	4N9V 4N70	.4N9V .4N70

DAXsubsector All Retail, Specialty	see above	eod	DE000A0SM9Q6 (TRI) DE000A0SM6S8 (PI)	4N9W 4N71	.4N9W .4N71

DAXsubsector All Securities Brokers	see above	eod	DE000A0SM9R4 (TRI) DE000A0SM6T6 (PI)	4N9X 4N72	.4N9X .4N72

DAXsubsector All Semiconductors	see above	eod	DE000A0SM9S2 (TRI) DE000A0SM6U4 (PI)	4N9Y 4N73	.4N9Y .4N73

DAXsubsector All Software	see above	eod	DE000A0SM9T0 (TRI) DE000A0SM6V2 (PI)	4N9Z 4N74	.4N9Z .4N74

DAXsubsector All Steel & Other Metals	see above	eod	DE000A0SM9U8 (TRI) DE000A0SM6W0 (PI)	4NAA 4N75	.4NAA .4N75

DAXsubsector All Telecommunication Services	see above	eod	DE000A0SM9V6 (TRI) DE000A0SM6X8 (PI)	4NAB 4N76	.4NAB .4N76

DAXsubsector All Transportation Services	see above	eod	DE000A0SM9W4 (TRI) DE000A0SM6Y6 (PI)	4NAC 4N77	.4NAC .4N77

DAXsubsector All Water	see above	eod	DE000A0SM9X2 (TRI) DE000A0SM6Z3 (PI)	4NAD 4N78	.4NAD .4N78

DAXsubsector All Wireless Telecommunication	see above	eod	DE000A0SM9Y0 (TRI) DE000A0SM700 (PI)	4NAE 4N79	.4NAE .4N79

Deutsche Börse Index Overview

Version: October 2009

Index	Constituents	Calculation Frequency	ISIN	Bloomberg Ticker	Reuters RIC
Global Indices - Country and Region

DAXglobal® Africa	50	eod 15 Sec. eod 15 Sec. eod 15 Sec.	DE000A0S3DD6 (TRI) DE000A0S3DC8 (PI) DE000A0S3DH7 (TRI/GBP) DE000A0S3DG9 (PI/GBP) DE000A0S3DF1 (TRI/USD) DE000A0S3DE4 (PI/USD)	DXAFTRE DXAFPRE DXAFTRG DXAFPRG DXAFTRU DXAFPRU	.DXAFTRE .DXAFPRE .DXAFTRG .DXAFPRG .DXAFTRU .DXAFPRU

DAXglobal® Asia	40	eod 60 Sec. eod 60 Sec. eod 60 Sec.	DE000A0LLPV6 (TRI) DE000A0LLPW4 (PI) DE000A0LLPX2 (TRI/GBP) DE000A0LLPY0 (PI/GBP) DE000A0LLPZ7 (TRI/USD) DE000A0LLP09 (PI/USD)	DXASP DXAS DXASGBP DXASGB DXASUSP DXASUS	.DAXASIAP .DAXASIA .DAXASIAGBP .DAXASIAGB .DAXASIAUSP .DAXASIAUS

DAXglobal® Asia Basic Resources	15	eod 60 Sec. eod 60 Sec.	DE000A0LLP74 (TRI) DE000A0LLP82 (PI) DE000A0MEM67 (TRI/USD) DE000A0MEM75 (PI/USD)	DAXGBPRE DAXGBPPE DAXGBPRU DAXGBPPU	.N8BB .N8BA .LZM7 .LZM8

DAXglobal® Asia Construction & Materials	15	eod 60 Sec. eod 60 Sec.	DE000A0LLP90 (TRI) DE000A0LLQA8 (PI) DE000A0MEM83 (TRI/USD) DE000A0MEM91 (PI/USD)	DAXGCMRE DAXGCMPE DAXGCMRU DAXGCMPU	.N8BD .N8BC .LZM9 .LZMA

DAXglobal® Asia Financial Services	15	eod 60 Sec. eod 60 Sec.	DE000A0LLQD2 (TRI) DE000A0LLQE0 (PI) DE000A0MENC4 (TRI/USD) DE000A0MEND2 (PI/USD)	DAXGFSRE DAXGFSPE DAXGFSRU DAXGFSPU	.N8BH .N8BG .LZMD .LZME

DAXglobal® Asia Food & Beverages	15	eod 60 Sec. eod 60 Sec.	DE000A0LLQB6 (TRI) DE000A0LLQC4 (PI) DE000A0MENA8 (TRI/USD) DE000A0MENB6 (PI/USD)	DAXGFBRE DAXGFBPE DAXGFBRU DAXGFBPU	.N8BF .N8BE .LZMB .LZMC

DAXglobal® Asia Infrastructure/Transportation	15	eod 60 Sec. eod 60 Sec.	DE000A0LLQF7 (TRI) DE000A0LLQG5 (PI) DE000A0MENE0 (TRI/USD) DEQ00A0MENF7 (PI/USD)	DAXGITRE DAXGITPE DAXGITRU DAXGITPU	.N8BJ .N8BI .LZMF .LZMG

DAXglobal® Asia Oil & Gas	15	eod 60 Sec. eod 60 Sec.	DE000A0LLQH3 (TRI) DE000A0LLQJ9 (PI) DE000A0MENG5 (TRI/USD) DE000A0MENH3 (PI/USD)	DAXGOGRE DAXGOGPE DAXGOGRU DAXGOGPU	.N8BL .N8BK .LZMH .LZMI

DAXglobal® Asia Technology & Telecommunication	15	eod 60 Sec. eod 60 Sec.	DE000A0MEM26 (TRI) DE000A0MEM34 (PI) DE000A0MENN1 (TRI/USD) DE000A0MENP6 (PI/USD)	DAXGTTRE DAXGTTPE DAXGTTRU DAXGTTPU	.LZM3 .LZM4 .LZMP .LZMQ

DAXglobal® Asia Utilities	15	eod 60 Sec. eod 60 Sec.	DE000A0MEM42 (TRI/EUR) DE000A0MEM59 (PI/EUR) DE000A0MENQ4 (TRI/USD) DE000A0MENR2 (PI/USD)	DAXGUURE DAXGUUPE DAXGUURU DAXGUUPU	.LZM5 .LZM6 .LZMR .LZMS

DAXglobal® Austria Dividend	10	60 Sec.	DE000A0QY6K3 (TRI) DE000A0QY6L1 (PI)	DXAD DXADP	.DXAD .DXADP

DAXglobal® Austria Eastern Europe Exposure	12	60 Sec.	DE000A0QY6M9 (TRI) DE000A0QY6N7 (PI)	DXAEE DXAEEP	.DXAEE .DXAEEP

DAXglobal® Austria Mid-Cap	12	60 Sec.	DE000A0S29P9 (TRI) DE000A0S29Q7 (PI)	DXAMC DXAMCP	.DXAMC .DXAMCP

Deutsche Börse Index Overview

Version: October 2009

Index	Constituents	Calculation Frequency	ISIN	Bloomberg Ticker	Reuters RIC
DBIX Deutsche Börse India®	Up to 25	eod 60 Sec. eod 60 Sec. eod 60 Sec.	DE000A0C4CB8 (TRI) DE000A0C4CC6 (PI) DE000A0C4CH7 (TRI/GBP) DE000A0C4CG5 (PI/GBP) DE000A0C4CD4 (TRI/USD) DE000A0C4CE2 (PI/USD)	D1AS D1AT D1AX D1AY D1AV D1AU	.DBIX .DBIXP .DBIXGB .DBIXGBP .DBIXUS .DBIXUSP

DAXglobal BRIC	40	60 Sec.	DE000A0C4CJ1 (TRI) DE000A0C4CK9 (PI) DE000A0C4CQ6 (TRI/GBP) DE000A0C4CR4 (PI/GBP) DE000A0C4CN3 (TRI/USD) DE000A0C4CP8 (PI/USD)	D1AZ D1A1 D1A6 D1A7 D1A4 D1A5	.DAXBRIC .DAXBRICP .DAXBRICGB .DAXBRICGBP .DAXBRICUS .DAXBRICUSP

DAXglobal® China	40	eod 15 Sec. eod 15 Sec. eod 15 Sec.	DE000A0S2911 (TRI/EUR) DE000A0S2903 (PI/EUR) DE000A0S3AT8 (TRI/GBP) DE000A0S3AS0 (PI/GBP) DE000A0S3AR2 (TRI/USD) DE000A0S3AQ4 (PI/USD)	DXCTR DXCP DXCTRGB DXCPGB DXCTRUS DXCPUS	.DXCTR .DXCP .DXCTRGB .DXCPGB .DXCTRUS .DXCPUS

DAXglobal® China Automotive	Up to 15	eod 15 Sec. eod 15 Sec.	DE000A0S3AK7 (TRI/EUR) DE000A0S3AJ9 (PI/EUR) DE000A0S3BB4 (TRI/USD) DE000A0S3BA6 (PI/USD)	DXCAT DXCAP DXCATUS DXCAPUS	.DXCAT .DXCAP .DXCATUS .DXCAPUS

DAXglobal® China Basic Resources	Up to 15	eod 15 Sec. eod 15 Sec.	DE000A0S2937 (TRI/EUR) DE000A0S2929 (PI/EUR) DE000A0S29X3 (TRI/USD) DE000A0S3AU6 (PI/USD)	DXCBRT DXCBRP DXCBRTUS DXCBRPUS	.DXCBRT .DXCBRP .DXCBRTUS .DXCBRPUS

DAXglobal® China Construction & Materials	Up to 15	eod 15 Sec. eod 15 Sec.	DE000A0S2952 (TRI/EUR) DE000A0S2945 (PI/EUR) DE000A0S3AX0 (TRI/USD) DE000A0S3AW2 (PI/USD)	DXCCMT DXCCMP DXCCMTUS DXCCMPUS	.DXCCMT .DXCCMP .DXCCMTUS .DXCCMPUS

DAXglobal® China Environmental Protection	Up to 15	eod 15 Sec. eod 15 Sec.	DE000A0S3AM3 (TRI/EUR) DE000A0S3AL5 (PI/EUR) DE000A0S3BD0 (TRI/USD) DE000A0S3BC2 (PI/USD)	DXCEPT DXCEPP DXCEPTUS DXCEPPUS	.DXCEPT .DXCEPP .DXCEPTUS .DXCEPPUS

DAXglobal® China Financial Services	Up to 15	eod 15 Sec. eod 15 Sec.	DE000A0S2978 (TRI/EUR) DE000A0S2960 (PI/EUR) DE000A0S3AZ5 (TRI/USD) DE000A0S3AY8 (PI/USD)	DXCFST DXCFSP DXCFSTUS DXCFSPUS	.DXCFST .DXCFSP .DXCFSTUS .DXCFSPUS

DAXglobal® China Food & Beverages	Up to 15	eod 15 Sec. eod 15 Sec.	DE000A0S2994 (TRI/EUR) DE000A0S2986 (PI/EUR) DE000A0S3A16 (TRI/USD) DE000A0S3A08 (PI/USD)	DXCFBT DXCFBP DXCFBTUS DXCFBPUS	.DXCFBT .DXCFBP .DXCFBTUS .DXCFBPUS

DAXglobal® China Infrastructure & Transportation	Up to 15	eod 15 Sec. eod 15 Sec.	DE000A0S3AB6 (TRI/EUR) DE000A0S3AA8 (PI/EUR) DE000A0S3A32 (TRI/USD) DE000A0S3A24 (PI/USD)	DXCITT DXCITP DXCITTUS DXCITPUS	.DXCITT .DXCITP .DXCITTUS .DXCITPUS

DAXglobal® China Real Estate	upto 15	eod 15 Sec. eod 15 Sec.	DE000A0S3AP6 (TRI/EUR) DE000A0S3AN1 (PI/EUR) DE000A0S3BF5 (TRI/USD) DE000A0S3BE8 (PI/USD)	DXCRET DXCREP DXCRETUS DXCREPUS	.DXCRET .DXCREP .DXCRETUS .DXCREPUS

Deutsche Börse Index Overview

Version: October 2009

Index	Constituents	Calculation Frequency	ISIN	Bloomberg Ticker	Reuters RIC
DAXglobal® China Technology & Telecommunication	Up to 15	eod 15 Sec. eod 15 Sec.	DE000A0S3AF7 (TRI/EUR) DE000A0S3AE0 (PI/EUR) DE000A0S3A73 (TRI/USD) DE000A0S3A65 (PI/USD)	DXCTTT DXCTTP DXCTTTUS DXCTTPUS	.DXCTTT .DXCTTP .DXCTTTUS .DXCTTPUS

DAXglobal® China Utilities	Up to 15	eod 15 Sec. eod 15 Sec.	DE000A0S3AG5 (TRI/EUR) DE000A0S3AH3 (PI/EUR) DE000A0S3A99 (TRI/USD) DE000A0S3A81 (PI/USD)	DXCUT DXCUP DXCUTUS DXCUPUS	.DXCUT .DXCUP .DXCUTUS .DXCUPUS

DAXglobal® Emerging11	40	eod 60 Sec. eod 60 Sec. eod 60 Sec.	DE000A0META5 (TRI) DE000A0MES95 (PI) DE000A0METE7 (TRI/GBP) DE000A0METD9 (PI/GBP) DE000A0METC1 (TRI/USD) DE000A0METB3 (PI/USD)	DXN11 DXN11P DXN11GB DXN11GBP DXN11US DXN11USP	.DAXN11 .DAXN11P .DAXN11GB .DAXN11GBP .DAXN11US .DAXN11USP

DAXglobal® GCC	40	eod 15 Sec. eod 15 Sec. eod 15 Sec.	DE000A0S3DX4 (TRI) DE000A0S3DW6 (PI) DE000A0S3DZ9 (TRI/GBP) DE000A0S3DY2 (PI/GBP) DE000A0S3D13 (TRI/USD) DE000A0S3D05 (PI/USD)	DXGCCETR DXGCCEP DXGCCGTR DXGCCGP DXGCCUTR DXGCCUP	.DXGCCETR .DXGCCEP .DXGCCGTR .DXGCCGP .DXGCCUTR .DXGCCUP

DAXglobal® Latin America	40	eod 15 Sec. eod 15 Sec. eod 15 Sec.	DE000A0S3DR6 (TRI) DE000A0S3DQ8 (PI) DE000A0S3DV8 (TRI/GBP) DE000A0S3DU0 (PI/GBP) DE000A0S3DT2 (TRI/USD) DE000A0S3DS4 (PI/USD)	DXLAMETR DXLAMEP DXLAMGTR DXLAMGP DXLAMUTR DXLAMUP	.DXLAMETR .DXLAMEP .DXLAMGTR .DXLAMGP .DXLAMUTR .DXLAMUP

DAXglobal® Russia	Up to 30	eod 60 Sec. eod 60 Sec. eod 60 Sec.	DE000A0C4CX2 (TRI) DE000A0C4CW4 (PI) DE000A0C4C17 (TRI/GBP) DE000A0C4C09 (PI/GBP) DE000A0C4CZ7 (TRI/USD) DE000A0C4CY0 (PI/USD)	DXRT DXRP DXRGB DXRGBP DXRUS DXRUSP	.DAXR .DAXRP .DAXRGB .DAXRGBP .DAXRUS .DAXRUSP

DAXglobal® Russia+	Up to 30	eod 60 Sec. eod 60 Sec. eod 60 Sec.	DE000A0MEPE5 (TRI) DE000A0MEPF2 (PI) DE000A0MESY7 (TRI/GBP) DE000A0MESZ4 (PI/GBP) DE000A0MES04 (TRI/USD) DE000A0MES12 (PI/USD)	DXRPT DXRPP DXRPGB DXRPGBP DXRPUS DXRPUSP	.DAXRPT .DAXRPP .DAXRPGB .DAXRPGBP .DAXRPUS .DAXPRUSP

DAXglobal® Vietnam	Up to 20	eod	DE000A0S3CP2 (TRI) DE000A0S3CN7 (PI) DE000A0S3CR8 (TRI/GBP) DE000A0S3CQ0 (PI/GBP) DE000A0S3CT4 (TRI/USD) DE000A0S3CS6 (PI/USD)	DXVEUR DXVPEUR DXVGBP DXVPGBP DXVUSD DXVP	.DXVEUR .DXVPEUR .DXVGBP .DXVPGBP .DXVUSD .DXVP

Deutsche Börse Index Overview

Version: October 2009

Index	Constituents	Calculation Frequency	ISIN	Bloomberg Ticker	Reuters RIC
Global Indices - Short

DAXglobal® Asia Short		15 Sec.	DE000A0S3ET0 (TRI/EUR) DE000A0S3EX2 (TRI/GBP) DE000A0S3EV6 (TRI/USD)	DXASHRTE DXASHRTG DXASHRTU	.DXASHRTE .DXASHRTG .DXASHRTU

DBIX Deutsche Börse India® Short		15 Sec.	DE000A0S3D96 (TRI/EUR) DE000A0S3ED4 (TRI/GBP) DE00DA0S3EB8 (TRI/USD)	DXISHRTE DXISHRTG DXISHRTU	.DXISHRTE .DXISHRTG .DXISHRTU

DAXglobal® BRIC Short		15 Sec.	DE000A0S3D39 (TRI/EUR) DE000A0S3D70 (TRI/GBP) DE000A0S3D54 (TRI/USD)	DXBSHRTE DXBSHRTG DXBSHRTU	.DXBSHRTE .DXBSHRTG .DX8SHRTU

DAXglobal® China Short		15 Sec.	DE000A0S3E53 (TRI/EUR) DE000A0S3E95 (TRI/GBP) DE000A0S3E79 (TRI/USD)	DXCSHRTE DXCSHRTG DXCSHRTU	.DXCSHRTE .DXCSHRTG .DXCSHRTU

DAXglobal® Emerging 11 Short		15 Sec.	DE000A0S3EZ7 (TRI/EUR) DE000A0S3E38 (TRI/GBP) DE000A0S3E12 (TRI/USD)	DXESHRTE DXESHRTG DXESHRTP	.DXESHRTE .DXESHRTG .DXESHRTP

DAXglobal® Russia Short		15 Sec.	DE000A0S3EF9 (TRI/EUR) DE000A0S3EK9 (TRI/GBP) DE000A0S3EH5 (TRI/USD)	DXRSHRTE DXRSHRTG DXRSHRTP	.DXRSHRTE .DXRSHRTG .DXRSHRTP

DAXglobal® Russia+ Short		15 Sec.	DE000A0S3EM5 (TRI/EUR) DE000A0S3ER4 (TRI/GBP) DE000A0S3EP8 (TRI/USD)	DRUSHRTE DRUSHRTG DRUSHRTP	.DRUSHRTE .DRUSHRTG .DRUSHRTP
Global Indices -Industry & Trend

DAXglobal® Agribusiness	40	60 Sec.	DE000A0ME7B8 (PI) DE000A0ME7A0 (TRI) DE000A0QY1W9 (PI/GBP) DE000A0QY1X7 (TRI/GBP) DE000A0QY1U3 (PI/USD) DE000A0QY1V1 (TRI/USD)	DXAGEUP DXAGEU DXAGGBP DXAGGB DXAGP DXAG	.DXAGEUP .DXAGEU .DXAGGBP .DXAGGB .DXAGP .DXAG

DAXglobal® Alternative Energy	15	60 Sec.	DE000A0C4B75 (TRI) DE000A0C4B67 (PI) DE000A0C4C58 (TRI/GBP) DE000A0C4C41 (PI/GBP) DE000A0C4C33 (TRI/USD) DE000A0C4C25 (PI/USD)	DXAE DXAEP DXAEGB DXAEGBP DXAEUS DXAEUSP	.DAXAE .DAXAEP .DAXAEGB .DAXAEGBP .DAXAEUS .DAXAEUSP

DAXglobal® Nuclear Energy	40	60 Sec.	DE000A0ME7D4 (PI) DE000A0ME7C6 (TRI) DE000A0QY105 (PI/GBP) DE000A0QY113 (TRI/GBP) DE000A0QY1Y5 (PI/USD) DE000A0QY1Z2 (TRI/USD)	DXNEEUP DXNEEU DXNEGBP DXNEGB DXNEP DXNE	.DXNEEUP .DXNEEU .DXNEGBP .DXNEGB .DXNEP .DXNE

DAXglobal® Sarasin Sustainability Germany	Up to 100 (Currently 44)	eod 60 Sec.	DE000A0QY139 (TRI/EUR) DE000A0QY147 (PI/EUR)	DXGGERR DXGGERP	.DXSSG .DXSSGP

DAXglobal® Sarasin Sustainability Switzerland	Up to 50 (Currently 29)	eod 60 Sec. eod 60 Sec.	DE000A0QY154 (TRI/EUR) DE000A0QY162 (PI/EUR) DE000A0S29R5 (TRI/CHF) DE000A0S29S3 (PI/CHF)	DXSSS DXSSSP DXSSSCH DXSSSPCH	.DXSSS .DXSSSP .DXSSSCH .DXSSSPCH

DAXglobal® Water		eod 60 Sec. eod 60 Sec. eod 60 Sec.	DE000A0QY592 (TRI) DE000A0QY6A4 (PI) DE000A0S29V7 (TRI/GBP) DE000A0S29W5 (PI/GBP) DE000A0S29T1 (TRI/USD) DE000A0S29U9 (PI/USD)	DXWT DXWTP DXWTGB DXWTGBP DXWTUS DXWTUSP	.DXWT .DXWTP .DXWTGB .DXWTGBP .DXWTUS .DXWTUSP

Deutsche Börse Index Overview

Version: October 2009

Index	Constituents	Calculation Frequency	ISIN	Bloomberg Ticker	Reuters RIC
Strategy Indices

DAXplus® Covered Call	DAX® + 1 Call-Option	60 Sec.	DE000A0C4BY2	DXCC	.DAXCC

DAXplus® Protective Put	DAX® + 1 Put-Option	60 Sec.	DE000AOC4CS2	DXPP	.DAXPP

DAXplus® Seasonal Strategy	Oct. - July: 30 Aug. - Sept.: 0	15 Sec.	DE000A0C4BV8 (TRI) DE000A0C4BU0 (PI)	DXSS DXSSPR	.DAXSS .DAXSSP

DAXplus® Export Strategy	10	15 Sec.	DE000A0C4BX4 (TRI) DE000A0C4BW6 (PI)	DXETR DXEP	.DAXE .DAXEP

DivDAX®	15	15 Sec.	DE000A0C33D1 (TRI) DE000A0C33C3 (PI)	DIVDAX DDAXK	.GSUL .GSUK

DAXplus Maximum Dividend	20	15 Sec.	DE000A0XXDZ3 (TRI) DE000A0XXEA4 (PI)	DXMDIVTR DXMDIVPR	.DAXMDIVTR .DAXMDIVPR

DAX Dividend Points	30	eod	DE000A0XXAL9 (TRI)	DXDIVPT	.DAXDIVPTS

DivDAX Dividend Points	15	eod	DE000A0X7KL8 (TRI)	DDXDIVPT	.DIVDAXDIVPTS

DAXplus Risk Trigger Germany	30	60 Sec.	DE000A0X7J39 (TRI)	DAXPRTDE	.DAXPRISKTRDE

DAXplus Risk Trigger BRIC	40	60 Sec.	DE000A0X7J54 (TRI)	DAXPRTBC	.DAXPRISKTRBC

DAXplus Risk Trigger Russia	Up to 30	60 Sec.	DE000A0X7J47 (TRI)	DAXPRTRU	.DAXPRISKTRRU

DAXplus® Directors Dealings Germany	Up to 30	15 Sec.	DE000A0SNDB5 (TRI) DE000A0SNDC3 (PI) DE000A0SND53 (TRI/GBP) DE000A0SND61 (PI/GBP) DE000A0SNEZ2 (TRI/USD) DE000A0SNE03 (PI/USD)	DXDDGETR DXDDGEP DXDDGGTR DXDDGGP DXDDGUTR DXDDGUP	.DXDDGETR .DXDDGEP .DXDDGGTR .DXDDGGP .DXDDGUTR .DXDDGUP

DAXplus® Directors Dealings Great Britain	Up to 30	15 Sec.	DE000A0SNDD1 (TRI) DE000A0SNDE9 (PI) DE000A0SND79 (TRI/GBP) DE000A0SND87 (PI/GBP) DE000A0SNE11 (TRI/USD) DE000A0SNE29 (PI/USD)	DXDDBETR DXDDBEP DXDDBGTR DXDDBGP DXDDBUTR DXDDBUP	.DXDDBETR .DXDDBEP .DXDDBGTR .DXDDBGP .DXDDBUTR .DXDDBUP

DAXplus® Directors Dealings Switzerland	Up to 30	15 Sec.	DE000A0SNDP5 (TRI) DE000A0SNDQ3 (PI) DE000A0SNEH0 (TRI/GBP) DE000A0SNEJ6 (PI/GBP) DE000A0SNFB0 (TRI/USD) DE000A0SNFC8 (PI/USD)	DXDDSETR DXDDSEP DXDDSGTR DXDDSGP DXDDSUTR DXDDSUP	.DXDDSETR .DXDDSEP .DXDDSGTR .DXDDSGP .DXDDSUTR .DXDDSUP

LevDAX x2	30	15 Sec.	DE000A0C4B34 (TRI) DE000A0Z3JF9 (PI)	LEVDAX LEVDAX2P	.LEVDAX .LEVDAX2PR

LevDAX x4	30	15 Sec.	DE000A0SNAM8 (TRI) DE000A0Z3JH5 (PI)	LEVDAX4 LEVDAX4P	.LEVDAX4 .LEVDAX4PR

ShortDAX	30	15 Sec.	DE000A0C4CT0 (TRI) DE000A0Z3H97 (PI)	SHORTDAX SHRTDXP	.SHORTDAX .SHORTDAXPR

ShortDAX x2	30	15 Sec.	DE000A0SNAK2 (TRI) DE000A0Z3JB8 (PI)	SHRTDAX2 SHRTDX2P	.SHORTDAX2 .SHORTDAX2PR

ShortDAX x4	30	15 Sec.	DE000A0SNAL0 (TRI) DE000A0Z3JD4 (PI)	SHRTDAX4 SHRTDX4P	.SHORTDAX4 .SHORTDAX4PR

DAXplus Minimum Variance Germany	Up to 30	15 Sec.	DE000A0METN8 (TRI) DE000A0METM0 (PI) DE000A0MEUC9 (TRI/GBP) DE000A0MEUB1 (PI/GBP) DE000A0MET03 (TRI/USD) DE000A0METZ2 (PI/USD)	DXMVG DXMVGP DXMVGGB DXMVGGBP DXMVGUS DXMVGUSP	.DAXMVG .DAXMVGP .DAXMVGGB .DAXMVGGBP .DAXMVGUS .DAXMVGUSP

Deutsche Börse Index Overview

Version: October 2009

Index	Constituents	Calculation Frequency	ISIN	Bloomberg Ticker	Reuters RIC
DAXplus Maximum Sharpe Ratio Germany	Up to 30	15 Sec.	DE000A0METL2 (TRI) DE000A0METK4 (PI) DE000A0ME7U8 (TR1/GBP) DE000A0ME7T0 (PI/GBP) DE000A0ME7G7 (TRI/USD) DE000A0ME7F9 (PI/USD)	DXMSG DXMSGP DXMSGGB DXMSGGBP DXMSGUS DXMSGUSP	.DAXMSG .DAXMSGP .DAXMSGGB .DAXMSGGBP .DAXMSGUS .DAXMSGUSP

DAXplus Minimum Variance France	Up to 30	15 Sec.	DE000A0METP3 (PI) DE000A0METQ1 (TRI) DE000A0MEUD7 (PI/GBP) DE000A0MEUE5 (TRI/GBP) DE000A0MET11 (PI/USD) DE000A0MET29 (TRI/USD)	DXMVFP DXMVF DXMVFGBP DXMVFGB DXMVFUSP DXMVFUS	.DAXMVFP .DAXMVF .DAXMVFGBP .DAXMVFGB .DAXMVFUSP .DAXMVFUS

DAXplus Maximum Sharpe Ratio France	Up to 30	15 Sec.	DE000A0MEUP1 (PI) DE000A0MEUQ9 (TRI) DE000A0ME7V6 (PI/GBP) DE000A0ME7W4 (TRI/GBP) DE000A0ME7H5 (PI/USD) DE000A0ME7J1 (TRI/USD)	DXMSFP DXMSF DXMSFGBP DXMSFGB DXMSFUSP DXMSFUS	.DAXMSFP .DAXMSF .DAXMSFGBP .DAXMSFGB .DAXMSFUSP .DAXMSFUS

DAXplus Minimum Variance Japan	Up to 30	15 Sec.	DE000A0METR9 (PI) DE000A0METS7 (TRI) DE000A0MEUF2 (PI/GBP) DE000A0MEUG0 (TRI/GBP) DE000A0MET37 (PI/USD) DE000A0MET45 (TRI/USD) DE000A0QY6G1 (PI/JPY) DE000A0QY6H9 (TRI/JPY)	DXMVJP DXMVJ DXMVJGBP DXMVJGB DXMVJUSP DXMVJUS DXMVJJYP DXMVJJY	.DAXMVJP .DAXMVJ .DAXMVJGBP .DAXMVJGB .DAXMVJUSP .DAXMVJUS .DAXMVJJYP .DAXMVJJY

DAXplus Maximum Sharpe Ratio Japan	Up to 30	15 Sec.	DE000A0MEUR7 (PI) DE000A0MEUS5 (TRI) DE000A0ME7X2 (PI/GBP) DE000A0ME7Y0 (TRI/GBP) DE000A0ME7K9 (PI/USD) DE000A0ME7L7 (TRI/USD) DE000A0QY6E6 (PI/JPY) DE000A0QY6F3 (TRI/JPY)	DXMSJP DXMSJ DXMSJGBP DXMSJGBP DXMSJUSP DXMSJUS DXMSJJYP DXMSJJY	.DAXMSJP .DAXMSJ .DAXMSJGBP .DAXMSJGB .DAXMSJUSP .DAXMSJUS .DAXMSJJYP .DAXMSJJY

DAXplus Minimum Variance Switzerland	Up to 30	15 Sec.	DE000A0METT5 (PI) DE000A0METU3 (TRI) DE000A0MEUH8 (PI/GBP) DE000A0MEUJ4 (TRI/GBP) DE000A0MET52 (PI/USD) DE000A0MET60 (TRI/USD) DE000A0MER96 (PI/CHF) DE000A0MER88 (TRI/CHF)	DXMVSP DXMVS DXMVSGBP DXMVSGB DXMVSGUS DXMVSUS DXMVSCHP DXMVSCH	.DAXMVSP .DAXMVS .DAXMVSGBP .DAXMVSGB .DAXMVSUSP .DAXMVSUS .DAXMVSCHP .DAXMVSCH

DAXplus Maximum Sharpe Ratio Switzerland	Up to 30	15 Sec.	DE000A0MEUT3 (PI) DE000A0MEUU1 (TRI) DE000A0ME7Z7 (PI/GBP) DE000A0ME700 (TRI/GBP) DE000A0ME7M5 (PI/USD) DE000A0ME7N3 (TRI/USD) DE000A0MESB5 (PI/CHF) DE000A0MESA7 (TRI/CHF)	DXMSSP DXMSS DXMSSGBP DXMSSGB DXMSSUSP DXMSSUS DXMSSCHP DXMSSCH	.DAXMSSP .DAXMSS .DAXMSSGBP .DAXMSSGB .DAXMSSUSP .DAXMSSUS .DAXMSSCHP .DAXMSSCH

Deutsche Börse Index Overview

Version: October 2009

Index	Constituents	Calculation Frequency	ISIN	Bloomberg Ticker	Reuters RIC
DAXplus Minimum Variance US	Up to 50	15 Sec.	DE000A0METV1 (PI) DE000A0METW9 (TRI) DE000A0MEUK2 (PI/GBP) DE000A0MEUL0 (TRI/GBP) DE000A0MET78 (PI/USD) DE000A0MET86 (TRI/USD)	DXMVUP DXMVU DXMVUGBP DXMVUGB DXMVUUSP DXMVUUS	.DAXMVUP .DAXMVU .DAXMVUGBP .DAXMVUGB .DAXMVUUSP .DAXMVUUS

DAXplus Maximum Sharpe Ratio US	Up to 50	15 Sec.	DE000A0MEUV9 (PI) DE000A0MEUW7 (TRI) DE000A0ME718 (PI/GBP) DE000A0ME726 (TRI/GBP) DE000A0ME7P8 (PI/USD) DE000A0ME7Q6 (TRI/USD)	DXMSUP DXMSU DXMSUGBP DXMSUGB DXMSUUSP DXMSUUS	.DAXMSUP .DAXMSU .DAXMSUGBP .DAXMSUGB .DAXMSUUSP .DAXMSUUS
Commodity Indices

CX® Commodity Index TR	25	15 Sec.	DE000A0C4C66 (EUR) DE000A0JZKN8 (USD)	CXEUR CXE	.CXEUR .CX

CX® Commodity Index ER		eod	DE000A0C4C82 (EUR) DE000A0JZKQ1 (USD)	CXEURER CXER	.CXEURER .CXER

CX® Commodity Index SR		eod	DE000A0C4C74 (EUR) DE000A0JZKP3 (USD)	CXEURSR CXSR	.CXEURSR . CXSR

CX® Energy Index TR	7	60 Sec.	DE000A0JZKH0 (EUR) DE000A0JZK10(USD)	CXEEUR CXERGY	.CXEEUR .CXE

CX® Energy Index ER		eod	DE000A0C4C90 (EUR) DE000A0JZKR9 (USD)	CXEEURER CXEER	.CXEEURER .CXEER

CX® Energy Index SR		eod	DE000A0JZKC1 (EUR) DE000A0JZKW9 (USD)	CXEEURSR CXESR	.CXEEURSR .CXESR

CX® Industrial Metals Index TR	3	60 Sec.	DE000A0JZKJ6 (EUR) DE000A0JZK28 (USD)	CXIEUR CXIND	.CXIEUR .CXI

CX® Industrial Metals Index ER	.	eod	DE000A0JZJ88 (EUR) DE000A0JZKS7 (USD)	CXIEURER CXIER	.CXIEURER .CXIER

CX® Industrials Metals Index SR		eod	DE000A0JZKD9 (EUR) DE000A0JZKX7 (USD)	CXIEURSR CXISR	.CXIEURSR .CXISR

CX Agriculturals Index TR	11	60 Sec.	DE000A0JZKK4 (EUR) DE000A0JZK36 (USD)	CXAEUR CXAGRI	.CXAEUR .CXA

CX Agriculturals Index ER		eod	DE000A0JZJ96 (EUR) DE000A0JZKT5 (USD)	CXAEURER CXAER	.CXAEURER .CXAER

CX Agricultural Index SR		eod	DE000A0JZKE7 (EUR) DE000A0JZKY5 (USD)	CXAEURSR CXASR	.CXAEURSR .CXASR

CX Precius Metals Index TR	2	60 Sec.	DE000A0JZKL2 (EUR) DE000A0JZK44 (USD)	CXPEUR CXPMET	.CXPEUR .CXP

CX Precious Metals Index ER		eod	DE000A0JZKA5 (EUR) DE000A0JZKU3 (USD)	CXPEURER CXPER	.CXPEURER .CXPER

CX Precious Metals Index SR		eod	DE000A0JZKF4 (EUR) DE000A0JZKZ2 (USD)	CXPEURSR CXPSR	.CXPEURSR .CXPSR

CX Livestock Index TR	2	60 Sec.	DE000A0JZKM0 (EUR) DE000A0JZK51 (USD)	CXLEUR CXLSTK	.CXLEUR .CXL

CX Livestock Index ER		eod	DE000A0JZKB3 (EUR) DE000A0JZKV1 (USD)	CXLEURER CXLER	.CXLEURER .CXLER

CX Livestock Index SR		eod	DE000A0JZKG2 (EUR) DE000A0JZK02 (USD)	CXLEURSR CXLSR	.CXLEURSR .CXLSR

Deutsche Börse Index Overview

Version: October 2009

Index	Constituents	Calculation Frequency	ISIN	Bloomberg Ticker	Reuters RIC
Real Estate Indices

RX Real Estate	Up to 30	60 Sec. eod	DE000A0S3AV4 (TRI) DE000A0329Y1 (PI)	ADARXRE	.RXREI .RXREIP

RX REIT All-Share	All REITs listed in Prime and General Standard	60 Sec. eod	DE000A0MEN82 (TRI) DE000A0MEN90 (PI)		.RXREITAS .RXREITASP

RX REIT	Up to 20 REITs listed in prime Standard	60 Sec. eod	DE000A0MEN66 (TRI) DE000A0MEN74 (PI)	DAXREIT	.RXREIT .RXREITP
Volatility Indices

VDAX-NEW®	Option with 30 Days	60 Sec.	DE000A0DMX99	V1X	.V1Xi

VDAX-NEW 1M	Option with 30 Days	60 Sec.	DE000A0G83V9	VDAX1M	.V4F1

VDAX-NEW 2M	Option with 30 Days	60 Sec.	DE000A0G83W7	VDAX2M	.V4F2

VDAX-NEW 3M	Option with 30 Days	60 Sec.	DE000A0G83X5	VDAX3M	.V4F3

VDAX-NEW 6M	Option with 30 Days	60 Sec.	DE000A0G83Y3	VDAX6M	.V4F4

VDAX-NEW 9M	Option with 30 Days	60 Sec.	DE000A0G83Z0	VDAX9M	.V4F5

VDAX-NEW 12M	Option with 30 Days	60 Sec.	DE000A0G8300	VDAX12M	.V4F6

VDAX-NEW 18M	Option with 30 Days	60 Sec.	DE000A0G8318	VDAX18M	.V4F7

VDAX-NEW 24M	Option with 30 Days	60 Sec.	DE000A0G8326	VDAX24M	.V4F8

VDAX	Option with 45 Days Maturity	eod	DE0008467408	VDAX	.VDAX
Fixed Income Indices

eb.rexx® Government	25	60 Sec.	DE0007201899 (TRI) DE0007201881 (PI)	RXRG RXPG	.RXRG .RXPG

eb.rexx® Jumbo	25	60 Sec.	DE000A0BRC34 (TRI) DE000A0BRC26 (PI)	R1JP R1JK	.R1JP .R1JK

eb.rexx® Money Market	All German Gov. Bonds with Maturity < 1 Year	60 Sec.	DE000A0JZF58 (TRI) DE000A0JZF66 (PI)	I2IC I2ID	.EBREXXMM .EBREXXMMP

RDAX®	All Corporate Bonds of DAX® Constituents	60 Sec.	DE000A00C3750 (TRI) DE000A0C3743 (PI)	RDAX RDAXPR	.GRDAX .GRDAXPR

REX®	30	Daily	DE0008469115 (TRI) DE0008469107 (PI)	REXP REX	.GREXP .GREX

REX 10-years	30	Daily	DE0008469313 (TRl) DE0008469305 (PI)	REX10YP REX10Y	.GREXP10 .GREX10

REX 9-years	30	Daily	DE0008469297 (TRI) DE0008469289 (PI)	REX9YP REX9Y	.GREXP9 .GREX9

REX 8-years	30	Daily	DE0008469271 (TRI) DE0008469263 (PI)	REX8YP REX8Y	.GREXP8 .GREX8

REX 7-years	30	Daily	DE0008469255 (TRI) DE0008469248 (PI)	REX7YP REX7Y	.GREXP7 .GREX7

REX 6-years	30	Daily	DE0008469230 (TRI) DE0008469222 (PI)	REX6YP REX6Y	.GREXP6 .GREX6

REX 5-years	30	Daily	DE0008469214 (TRI) DE0008469206 (PI)	REX5YP REX5Y	.GREXP5 .GREX5

REX 4-years	30	Daily	DE0008469198 (TRI) DE0008469180 (PI)	REX4YP REX4Y	.GREXP4 .GREX4

REX 3-years	30	Daily	DE0008469172 (TRI) DE0008469164 (PI)	REX3YP REX3Y	.GREXP3 .GREX3

REX 2-years	30	Daily	DE0008469156 (TRI) DE0008469149 (PI)	REX2YP REX2Y	.GREXP2 .GREX2

REX 1-years	30	Daily	DE0008469131 (TRI) DE0008469123 (PI)	REX1YP REX1Y	.GREXP1 .GREX1

REX GESAMT	30	Daily	DE0008469115 (TRI) DE0008469107 (PI)	REXP REX	.GREXP .REX

Deutsche Börse Index Overview

Version: October 2009

Index	Constituents	Calculation Frequency	ISIN	Bloomberg Ticker	Reuters RIC
REX 9%	30	Daily	DE0009651711 (TRI) DE0009651703 (PI)	REXAT9 REXAP9	.GREXP90 .GREX90

REX 7.5%	30	Daily	DE0009651695 (TRI) DE0009651687 (PI)	REXAT75 REXAP75	.GREXP75 .GREX75

REX 6%	30	Daily	DE0009651679 (TRI) DE0009651661 (PI)	REXAT6 REXAP6	.GREXP60 .GREX60

eb.rexx Government Germany 1.5-2.5	25	60 Sec.	DE0007201923 (TRI) DE0007201915 (PI)	RXR1 RXP1	.RXR1 .RXP1

eb.rexx Government Germany 2.5-5.5	25	60 Sec.	DE0007201949 (TRI) DE0007201931 (PI)	RXR2 RXP2	.RXR2 .RXP2

eb.rexx Government Germany 5.5-10.5	25	60 Sec.	DE0007201964 (TRI) DE0007201956 (PI)	RXR5 RXP5	.RXR5 .RXP5

eb.rexx Government Germany 10.5+	25	60 Sec.	DE0007201980 (TRI) DE0007201972 (PI)	RXRX RXPX	.RXRX .RXPX

eb.rexx Government Germany Overall	25	60 Sec.	DE000A0BRC18 (TRI) DE000A0BRC00 (PI)	RXRG RXPG	.RXRG .RXPG

eb.rexx Jumbo Pfandbriefe	25	60 Sec.	DE000A0BRC34 (TRI) DE000A0BRC26 (PI)	R1JP R1JK	.R1JP .R1JK

eb.rexx Jumbo Pfandbriefe 1.5-2.5	25	60 Sec.	DE000A0BRC59 (TRI) DE000A0BRC42 (PI)	R2JP R2JK	.R2JP .R2JK

eb.rexx Jumbo Pfandbriefe 10.5+	25	60 Sec.	DE000A0BRC75 (TRI) DE000A0BRC67 (PI)	R3JP R3JK	.R3JP .R3JK

eb.rexx Jumbo Pfandbriefe 2.5-5.5	25	60 Sec.	DE000A0BRC91 (TRI) DE000A0BRC83 (PI)	R4JP R4JK	.R4JP .R4JK

eb.fexx Jumbo Pfandbriefe 5.5-10.5	25	60 Sec.	DE000A0BRDB2 (TRI) DE000A0BR0A4 (PI)	R5JP R5JK	.R5JP .R5JK

eb.rexx Jumbo Pfandbriefe Overall	25	60 Sec.	DE000A0BRDD8 (TRI) DE000A0BRDC0 (PI)	R6JP R6JK	.R6JP .R6JK

Deutsche Börse EUROGOV Germany 1-3	up to 15	60 Sec.	DE000A0S3P68 (TRI) DE000A0S3P01 (PI)	3LEW 3LEQ	.3LEW .3LEQ

Deutsche Börse EUROGOV Germany 3-5	up to 15	60 Sec.	DE000A0S3P76 (TRI) DE000A0S3P19 (PI)	3LEX 3LER	.3LEX .3LER

Deutsche Börse EUROGOV Germany 5-10	up to 15	60 Sec.	DE000A0S3P84 (TRI) DE000A0S3P27 (PI)	3LEY 3LES	.3LEY .3LES

Deutsche Börse EUROGOV Germany 10+	up to 15	60 Sec.	DE000A0S3P92 (TRI) DE000A0S3P35 (PI)	3LEZ 3LET	.3LEZ .3LET

Deutsche Börse EUROGOV Germany 1-10	up to 15	60 Sec.	DE000A0S3QA4 (TRI) DE000A0S3P43 (PI)	3LE1 3LEU	.3LE1 .3LEU

Deutsche Börse EUROGOV Germany Money Market	up to 15	60 Sec.	DE000A0S3QB2 (TRI) DE000A0S3P50 (PI)	3LE2 3LEV	.3LE2 .3LEV

Deutsche Börse Index Overview

Version: October 2009

Index	Constituents	Calculation Frequency	ISIN	Bloomberg Ticker	Reuters RIC
Customized Indizes

Credit Suisse Global Alternative Energy Index	30	60 Sec.	DE000A0LLN76 (TRI/EUR) DE000A0LLN84 (PI/EUR) DE000A0LLPE2 (PI/CHF) DE000A0LLPD4 (TRI/CHF) DE000A0LLPG7 (PI/USD) DE000A0LLPF9 (TRI/USD) DE000A0LLPH5 (EUR/Synth) DE000A0LLPJ1 (CHF/Synth) DE000A0LLPK9 (USD/Synth)	CSAETREU CSAEPXEU CSAEPXCH CSAETRCH CSAEPXUS CSAETRUS CSAESPEU CSAESPCH CSAESPUS	.CSAETREU .CSAEPXEU .CSAEPXCH .CSAETRCH .CSAEPXUS .CSAETRUS .CSAESPEU .CSAESPCH .CSAESPUS

CGX Global Challenges	50	60 Sec.	DE000A0MEN25 (TRI) DE000A0MEN33 (PI)	GCX GCXP	.GCX .GCXP

Immo Index	10	60 Sec.	DE000A0C4B59 (TR/EUR) DE000A0C4B42 (PI/EUR)	DIAL D1AK	.IMMOP .IMOO

INFRAX Infrastructure Index	50	60 Sec.	DE000A0JZK69 (TRI/EUR) DE000A0JZK77 (PI/EUR) DE000A00JZK85 (TRI/USD) DE000A0JZK93 (PI/USD) DE000A0JZLA3 (TRI/GBP) DE000A0JZLB1 (PI/GBP) DE000A0LLN50 (TRI/CHF) DE000A0LLN68 (PI/CHF)	INFRAXET INFRAXEP INFRAXDT INFRAXDP INFRAXPT INFRAXPP INFRAXCT INFRAXCP	.INFRAXET .INFRAXEP .INFRAXDT .INFRAXDP .INFRAXPT .INFRAXPP .INFRAXCT .INFRAXCP

World Luxury Index	20	15 Sec.	DE000A0LLPU8 (PI/EUR)	DB1LUX	.DB1LUX

World Nuclear Power Index	20	60 Sec.	DE000A0MEN58 (PI)	WNPI	.WNPI

Shiplnx Index	30	60 Sec.	DE000A0ME775 (TRI) DE000A0ME767 (PI) DE000A0ME783 (TRI/USD) DE000A0ME791 (PI/USD)	SHIN SHINP SHINUS SHINUSP	.SPIN .SPINP .SPINUS .SPINUSP

NRW-Mix	50	eod	DE000A0MEPA3 (TRI) DE000A0MEPB1 (PI)		.NRWMIXTR .NRWMIXP

Nisax20 STAY-C Long Components STAY-C Hedge Components STAY-C STAY-C Strategy	20	60 Sec. eod eod eod	DE0006007883 DE000A0SNGE2 (ER/USD) DE000A0SNF69 (ER/USD) DE000A0MENU6 (ER/USD)	NISAX20	.NISAX20 .3Q9S .3Q9J .LZMV

Photovoltaik Global 30 Index	30	60 Sec.	DE000A0YKSU7 (TRI/EUR) DE000A0YKST9 (PI/EUR)	PG30 PG30P	.PG30 .PG30P

Tech PGI	10	eod	DE000A0YKR94 (PI)		.TECHPGI

Seasonal Commodity Index		15 Sec. 15 Sec. eod	DE000A0LLPC6 (ER/USD) DE000A0LLPB8 (ER/EUR) DE000A0JZLD7 (TR/USD) DE000A0JZLC9 (TR/EUR) DEG00A0LLPA0 (SR/USD) DE000A0LLN92 (SR/EUR)	SCIER SCIERE SCIR SCIRE SCISR SCISRE	.SCIE .SCIEE .SCIE .SCIEE .SCIS .SCISE

China & India Commodity Index		15 Sec. 15 Sec. eod	DE000A0LLP66 (ER/USD) DE000A0LLP58 (ER/EUR) DE000A0LLP25 (TR/USD) DE000A0LLP17 (TR/EUR) DE000AOLLP41 (SR/USD) DE000AOLLP33 (SR/EUR)	CICIER CICIERE CICIR CICIRE CICISR CIC1SRE	.CICIE .CICIERE .CICI .CICIRE .CICIS .CICISRE

Deutsche Börse Index Overview

Version: October 2009

Index	Constituents	Calculation Frequency	ISIN	Bloomberg Ticker	Reuters RIC
Xpect Indizes

XPECTDEAGE65+F XPECT DE AGE 65+M		3rd Friday in October	DE000A0X7P72 DE000A0X7P64		.G86B .G86A

XPECT DE COHORT 1900- 1919 F XPECT DE COHORT 1900 - 1919 M		3rd Friday every month	DE000A0X7QD2 DE000A0X7P80		.G86H .G86C

XPECT DE COHORT 1920 - 1939 F XPECT DE COHORT 1920 - 1939 M		3rd Friday every month	DE000A0X7QE0 DE000A0X7P98		.G861 .G86D

XPECT DE COHORT 1940 - 1959 F XPECT DE COHORT 1940 - 1959 M		3rd Friday every month	DE000A0X7QF7 DE000A0X7QA8		.G86J .G86E

XPECT DE COHORT 1960 - 1979 F XPECT DE COHORT 1960 - 1979 M		3rd Friday every month	DE000A0X7QG5 DE000A0X7QB6		.G86K .G86F

XPECT DE COHORT 1980 - 1999 F XPECT DE COHORT 1980 - 1999 M		3ra Friday every month	DE000A0X7QH3 DE000A0X7QC4		.G86L .G86G

XPECT NL AGE 65+ F XPECT NL AGE 65+ M		3rd Friday in October	DE000A0X7QK7 DE000A0X7QJ9	XCN6590F XCW6590M	.G86N .G86M

XPECT NL COHORT 1920 - 1939 F XPECT NL COHORT 1920 - 1939 M		3rd Friday every month	DE000A0X7QS0 DE000A0X7QM3		.G86V .G86Q

XPECT NL COHORT 1940 -1959 F XPECT NL COHORT 1940 1959 M		3rd Friday every month	DE000A0X7QT8 DE000A0X7QN1		.G86W .G86R

XPECT NL COHORT 1960 -1979 F XPECT NL COHORT 1960 - 1979 M		3rd Friday every month	DE000A0X7QU6 DE000A0X7QP6		.G86X .G86S

XPECT NL COHORT 1980 -1999 F XPECT NL COHORT 1980 - 1999 M		3rd Friday every month	DE000A0X7QV4 DE000A0X7QQ4		.G86Y .G86T

Foreign Securities
Swiss Securities
SXI ® -Family
SXI LIFE
SCIENCES
®
SXI Bio-+
Medtech
®
0
20
30
50
100
~225
~250
~270
Swiss
All Share
Index
Investment
Index
Securities
< 20% FF
SPI
®
SPI
®
Large
SPI
®
Middle
SPI
®
Small
SPI
EXTRA
® SPI ex
SLI
®
SMI
®
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Annex 3.1.1(c)(v)(2)

Annex 3.1.1(c)(v)(2)

Attachment 3.1.2 to the Shareholder Pooling Agreement by and between SIX and DBAG

Bylaws

of

STOXX AG

1.	Preamble

These Bylaws are issued by the STOXX AG (the Corporation) Board of Directors based on § 716b of the Swiss Code of Contracts (OR) and Art. 16 of the Corporation’s Articles of Incorporation. The Bylaws provide for the regulation and management of the affairs of the Corporation and establishes the responsibilities and authority of the Corporation’s executive bodies.

2.	Executive Bodies of the Corporation

The executive bodies of the corporation are:

•	The Board of Directors

•	Chairman of the Board of Directors (the Chairman)

•	The Officers

3.	The Board of Directors

3.1	Formation

Deutsche Börse AG (DBAG) shall appoint the Chairman of the Board of Directors, and SIX Group AG (SIX) shall appoint the Deputy Chairman of the Board of Directors. This notwithstanding the Board of Directors shall set up its own rules for its formation. The Secretary, who may not be a member of the Board of Directors, shall be appointed by the Board of Directors upon nomination by SIX.

3.2	Areas of Responsibility and Duties

The business of the Corporation shall be managed and its corporate powers exercised by the Board of Directors, which have not been delegated to another corporate body per statute, the Articles of Incorporation or Bylaws.

The Board of Directors shall have the following responsibilities and duties:

1.	management of the Corporation and the power to issue required instructions;

Attachment 3.1.2 to the Shareholder Pooling Agreement by and between SIX and DBAG

2.	Establishment of corporate strategies and policies, including approving the Corporation’s business plan and amendments thereto each year;

3.	The organization of the Corporation;

4.	Establishing corporate structures for accounting and financial control as well as financial planning, provided that this is necessary for corporate management;

5.	The appointment and removal of corporate Officers, subject to DBAG and SIX rights pursuant to Art. 5.2 of these Bylaws, and the scope of agency pursuant to Art. 6;

6.	The execution, termination and amendment to employment agreements for corporate Officers, subject to DBAG and SIX rights pursuant to Art. 5.2 of these Bylaws;

7.	Supervision of Officers with respect to their following laws, rules set forth in the Articles of Incorporation and Bylaws, and instructions;

8.	Preparation of the business report as well as convening the annual meeting of shareholders and carrying out resolutions passed by the shareholders;

9.	Pass resolutions regarding subsequent contributions for unpaid capital on stock and any resulting amendments to the Articles of Incorporation;

10.	Pass resolutions for capital increases, provided this falls within its area of responsibility (§ 651(4) OR) as well as the determination of capital increases, the preparation of capital increase reports and undertaking appropriate amendments to the Articles of Incorporation;

11.	Informing judicial authorities in the event of over-indebtedness;

12.	Non-transferable duties and authority of the Board of Directors pursuant to the Swiss Merger Act;

13.	Approval of the Corporation’s annual capital expenditure and operational budget;

14.	Formation and dissolution of all possible direct and indirect subsidiaries as well as the complete or partial disposition and encumbrance of all possible subsidiaries or participations therein;

15.	The exercise of shareholder or partnership rights in all possible corporate subsidiaries;

16.	Execution, amendment and termination of contracts with shareholders or their group companies;

17.	Conduct negotiations for cooperation as well as the execution, amendment and termination of cooperation agreements with third parties;

18.	Bonuses, severance pay and similar benefits for employees;

Attachment 3.1.2 to the Shareholder Pooling Agreement by and between SIX and DBAG

19.	Introduction and amendment of employee participation and stock option programs;

20.	Opening, relocation or closure of branch offices;

21.	Acquisition, disposition, encumbrance and dissolution of enterprises, operations, or portions of enterprises or operations;

22.	Acquisition, disposition or encumbrance of intellectual property rights, real estate and other in rem rights;

23.	Grant or assumption of sureties, guarantees or other security interests;

24.	Taking out or granting loans or credit; and

25.	Execution and termination of agreements between the Corporation and others that are of economic, legal, strategic or other importance.

3.3	Meetings

a)	The Board of Directors shall meet from time to time as is required for business, however, at least four times a year.

b)	Meetings shall be convened by the Chairman or by the Secretary in his or her stead. If the Chairman is other than temporarily prevented from attending, then the Deputy Chairman shall convene the meeting of the Board of Directors.

c)	Notice of meetings shall be given in writing setting forth the agenda of the meeting, whereby there must be at least 10 calendar days between the day the notice is sent and the date scheduled for the meeting. In urgent cases the Chairman or in his or her absence the Deputy Chairman may in writing or by other suitable means convene a meeting of the Board of Directors without observing notice requirements.

d)	Each member of the Board of Directors may require that an item be made part of the agenda. Such a request must be made in writing to the Chairman at least 14 calendar days before the date scheduled for the meeting. Matters not specified in the agenda may be discussed on the occasion of the meeting. Resolutions pertaining to such matters may only be passed if no member of the Board of Directors objects to the resolution at the meeting; members not in attendance may object to the resolution within 14 calendar days of receiving the minutes of the meeting. In such an event, this item must be properly scheduled in the agenda for the next meeting of the Board of Directors.

e)	Officers shall attend the meetings and provide advice and consultation, but shall not have any right to vote. Meetings may be held either completely or partially without Officers for matters that concern corporate Officers, or if the Chairman otherwise so decides. The Chief Financial Officer (CFO) may be excluded from a meeting, if (i) the Chief Executive Officer (CEO) is likewise excluded, (ii) a member of the Board of Directors appointed by SIX assents thereto or (iii) the Board of Directors would like to discuss a topic or pass a resolution that personally affects the CFO. The Chairman shall determine which other persons may attend a Board of Directors meeting.

Attachment 3.1.2 to the Shareholder Pooling Agreement by and between SIX and DBAG

f)	A meeting of the Board of Directors may be held via telephone conferencing or by such other suitable means.

3.4	Resolutions

3.4.1	In General

a)	In order for resolutions and votes to be valid at least three members of the Board of Directors must attend a Board of Directors meeting, whereby there must be two DBAG nominated members and one SIX nominated member in attendance. This does not apply to resolutions, which are required to be passed according to Art. 3.4.2 of these Bylaws. Board of Directors members that abstain from voting on a resolution shall be considered to have attended the meeting within the meaning of the sentence above.

b)	If the required quorum according to the prior paragraph cannot be attained, then the Chairman or, if he or she is other than temporarily prevented from attending, the Deputy Chairman shall convene a second meeting of the Board of Directors. At this meeting no quorum shall be required for resolutions regarding the transaction of business for those agenda items for which no resolution could be passed because the required quorum according to the prior paragraph was not obtained, but this shall not apply to resolutions that must be passed according to the provisions of Art. 3.4.2 herein or for new agenda items.

c)	Except as otherwise provided for pursuant to Art. 3.4.2. herein, resolutions of the Board of Directors shall be passed upon a simple majority of votes cast. In the event of tie, the Chairman shall have the deciding vote.

d)	Resolutions may be passed upon written consent, provided no member requests a meeting or telephone or videoconference within seven calendar days after receipt of the proposed resolution. Resolutions may only be passed by written consent, if all members of the Board of Directors take part and the resolution is passed by a majority of the members of the Board of Directors required by these Bylaws.

3.4.2	Unanimous Resolutions

Board of Directors’ resolutions concerning the following matters shall require the consent of all representatives of SIX and DBAG sitting on the Board of Directors for their validity and effectiveness:

a)	Amendments to the Bylaws or other corporate documents of the Corporation or of other group companies (hereinafter referred to together with the Corporation as the STOXX Companies).

b)	The liquidation of the Corporation and any direct or indirect relocation of the Corporation’s registered office (i.e. relocation of the registered office or the Corporation’s headquarters).

c)	The reorganization of the existing Corporation structure into a holding structure.

Attachment 3.1.2 to the Shareholder Pooling Agreement by and between SIX and DBAG

d)	Any transaction that has a direct or indirect impact on the Corporation’s capital stock, for example any kind of capital increase, stock repurchase or issuance of stock.

e)	The execution, amendment or proper termination (including § 404 OR) of the service agreement between STOXX and the operating company to be jointly formed by SIX and DBAG covering assessment services as well as the supply for the index development and implementation for STOXX indices and benchmarks.

f)	Any acquisition of another enterprise, operation or portion thereof or investments in other enterprises, operations or portions thereof to the extent the acquisition or investment (x) does not concern normal operating activities, (y) pertains to letter (d) above or (z) concerns normal operating activities, but requires incurring debt in excess of the security amount for this purpose per acquisition or investment.

*

Normal Operating Activities are those activities from STOXX, which typically and often reoccur within the scope of the development, marketing, licensing and distribution and sale of indices and benchmarks; in particular not belonging to Normal Operating Activities, yet affecting the Normal Operating Activities (this list is not exhaustive), trading intellectual property rights, material M&A transactions, acquiring “Distressed Assets” as well as reorganizations and restructuring.

g)	The execution of an agreement concerning a partnership, a consortium, a joint venture or another form of cooperation, to the extent these activities (x) do not concern Normal Operating Activities, (y) pertains to letter (d) above or (z) concerns Normal Operating Activities, but requires incurring debt in excess of the Security Amount for this purpose for each such activity.

h)	The sale or encumbrance of material assets including intellectual property rights (in particular trademark rights, patents, rights to data pools or data banks, calculation technologies or such other rights such as e.g. know-how), from STOXX or STOXX Companies.

Attachment 3.1.2 to the Shareholder Pooling Agreement by and between SIX and DBAG

i)	The execution, increase or assumption of obligations subject to a guarantee, surety or agreement of indemnity for the benefit of (y) third parties to the extent the liability in question exceeds the Security Amount and does not concern the Normal Operating business Activities, or (z) shareholders or their group companies (with the exception of STOXX Companies).

j)	Taking out or granting loans (third-party and shareholder loans) to the extent the amount of each individual transaction exceeds the Security Amount;

Whereby the following transactions are not considered loans within the meaning of this clause:

(y)	Executing loans with or granting loans to STOXX Companies;

(z)	Working capital lines of credit granted from banks within the scope of Normal Operating Activities to STOXX Companies amounting to at the most a maximum of 10% of the expenditures of the STOXX Companies according to their consolidated income statement at the end of the last financial year before taking out the loan; If working capital lines of credit exceed 10% of the STOXX Companies’ expenditures according to the consolidated income statement at the end of the last financial year before taking out the loan, this is not considered within the scope of Normal Operating Activities; financing acquisitions within the meaning of letter (f) or transactions within the meaning of letter (g) using working capital lines of credit is not permissible;

k)	Any resolution which leads or contributes to the respective annual net income or semi-annual net income of the STOXX Companies, any unappropriated retained earnings brought forward from prior years of the Corporation as well as unappropriated reserves of the STOXX Companies not being completely distributed to the shareholders;

l)	The appointment of an Officer to the Corporation, if the nominated person at the time of his or her appointment is not autonomous of DBAG or SIX. A person is not considered autonomous, if he or she was employed by DBAG or SIX or one of their group companies (this does not include STOXX Companies) within the last 3 years (this also includes members of any Executive Board/Corporate Officers or Supervisory Board/Board of Directors).

3.5	Minutes and Records

All resolutions are to be documented. Minutes are to be signed by the Chairman or if the Chairman did not preside over the meeting by the Deputy Chairman as well as by the Secretary.

Minutes for resolutions passed by written consent are also to be prepared.

Attachment 3.1.2 to the Shareholder Pooling Agreement by and between SIX and DBAG

3.6	Right to Information and Reporting

Every member of the Board of Directors may request information about all corporate matters from the other Board of Directors members and Officers of the Corporation during the meetings of the Board of Directors.

Every member of the Board of Directors may request information about the course of business from Officers outside of meetings of the Board of Directors at any time, provided this is reasonably necessary for the fulfillment of his or her duties as a Director. The information is to be distributed to all members of the Board of Directors. Every member of the Board of Directors shall have the right to examine the books and records of the Corporation.

3.7	Rating of the Corporation

Within the scope of its ability, the Board of Directors shall ensure at all times that the significant business and financial key figures affecting STOXX’s or STOXX Companies’ ratings provide for a Long Term Local Credit Issuer Rating of * or better as measured by Standard & Poor’s.

4.	Chairmanship

4.1	The Chairman

The Chairman shall have the following authority and duties:

a)	Preparation of the agendas for shareholder meetings and meetings of the Board of Directors;

b)	Chairmanship over shareholder meetings and meetings of the Board of Directors.

4.2	The Deputy Chairman

The Deputy Chairman shall act in lieu of the Chairman, if the Chairman is prevented from executing his or her duties within the meaning of Art. 3.3 of these Bylaws and such hindrance is not just temporary.

5.	Officers

5.1	Appointment

The Board of Directors taking into consideration Art. 5.2 of these Bylaws shall appoint the Officers.

5.2	Positions

a)	There shall be a CEO and CFO and if the Board of Directors so decides other Officers, in particular a Chief Operating Officer (COO), Chief Information Officer (CIO) and Chief Technology Officer (CTO).

b)	Representatives from DBAG and SIX sitting on the Board of Directors shall appoint the CEO or CFO, respectively, whereby a person nominated by DBAG shall be appointed CEO and a person nominated by SIX shall be appointed CFO.

Attachment 3.1.2 to the Shareholder Pooling Agreement by and between SIX and DBAG

c)	Subject to Art. 3.4.2 I) all other Officers shall be elected upon a simple majority vote. In the event of a tie, the Chairman shall have the deciding vote.

5.3	Duties

a)	The CEO shall engage in the general and active management of the business and affairs of the Corporation, subject to the directions of the Board of Directors and these Bylaws. He or she shall prepare, with the assistance of the other Officers, transactions and business requiring a Board of Directors’ resolution, and shall include the other Officers in the decisions of all other material business affairs, whereby the other Officers are generally-speaking subordinate to the CEO. He or she is authorized to delegate specific duties to other Officers or to other third parties.

b)	Attachment 5.3(b) to these Bylaws specifies the business areas of responsibility for which each Officer is independently responsible, including management and organization. The CEO, and the CFO within the scope of duties delegated to him or her per Attachment 5.3(b), shall report to the Board of Directors or submit proposals to the Board of Directors regarding fundamental organizational questions, corporate policy, or investment or financial planning, whereby reports must reasonably mention differences of opinion by other Officers and specify differing proposals.

c)	The Board of Directors shall have the final decision-making authority regarding the delineation of business reports in the event of a difference of opinion by the Officers.

d)	Each Officer must promptly inform the other Officers about any important measures, decisions, material business events, risks, hazards and losses within his or her area of business responsibility.

e)	Decisions regarding investments, divestments and other obligations outside the scope of the approved budget to the extent these items each exceed EURO 500,000, shall require approval of the Board of Directors, subject to any approval required from the shareholders.

f)	To the extent an Officer intends to execute a transaction or conduct business within the scope of his or her assigned duties and such activity affects the scope of responsibility of another Officer, then the Officer shall consult the other Officer first and agree on the measures to be undertaken before executing any transaction or business, or shall otherwise obtain consent from the CEO to transact such business, unless such measures are immediately necessary in order to avoid a pending loss, whereby such independent action must be reported to the other Officers without undue delay.

5.4	Decisions regarding Differences of Opinion

a)	The Officers shall work cooperatively under the leadership of the CEO. They shall keep each other mutually informed and up-to-date about important activities and transactions within their areas of business responsibility.

Attachment 3.1.2 to the Shareholder Pooling Agreement by and between SIX and DBAG

b)	If during the course of furnishing information, as mutually required, there is a difference of opinion between the Officers regarding a disputed matter, then the Officers shall work out a proper and consensual solution to the problem. The CEO shall have the final decision-making authority with respect to differences of opinion within the scope of his competencies and the provisions of these Bylaws.

5.5	Meetings

a)	The Officers shall hold meetings at regular intervals, if possible weekly. If a matter is urgent, then any Officer may convene a meeting of the Officers forthwith.

b)	The CEO shall be responsible for scheduling dates for meetings, convening the meetings and establishing the agenda for meetings as well as preside over the meetings and ensure that minutes are kept of the meetings.

c)	Upon a request of another Officer the CEO shall convene a meeting of all Officers. Each Officer has the right to require that specified matters be placed on the agenda for discussion.

5.5	Officer Decisions

a)	Decisions are to be generally made at Officer meetings. The CEO can direct that decisions or resolutions be composed outside of a meeting and voted upon either verbally or in writing or via fax or e-mail.

b)	Officers shall decide on matters using a simple majority vote, unless otherwise provided for by law or these Bylaws. The CEO shall have the deciding vote for all matters within the scope of the Officers’ authority pursuant to the Articles of Incorporation, these Bylaws or internal corporate directives. If a decision falls within the scope of decisions listed in Art. 3.4.2 herein requiring unanimity, then the Board of Directors shall have exclusive authority therefor, and the Officers shall only assume an advisory and preparatory role.

c)	Minutes are to be prepared for each meeting of the Officers in which the place, date, participants in attendance and agenda are specified as well as Officer decisions and the material points of discussion. All Officers that attended the meeting are to sign the minutes.

5.7	Officer Attendance at Board of Director Meetings

Officers are to attend Board of Director meetings in an advisory capacity and shall not have any voting rights. Meetings shall be held without all or some of the Officers, if matters on the agenda specifically concern Officers, or if otherwise directed by the Chairman of the Board of Directors.

5.8	Business Plan

a)

The Officers shall readapt the business plan on a rolling basis in the third quarter of each year covering a three-year period. The CEO shall submit the proposed business plan to the Board of Directors at the latest within the month of October each year. The Officers shall prepare their proposed amendment to the business plan according to

Attachment 3.1.2 to the Shareholder Pooling Agreement by and between SIX and DBAG the strategic directives and priorities contained in the current business plan or according to those adopted by the Board of Directors by majority vote, unless otherwise provided for in Art. 3.4.2. herein.

b)	Each party is entitled to request all information from the Officers that is necessary for a proper review and assessment of the proposed business plan. The CEO shall furnish all other information from the Officers of the Corporation to all members of the Board of Directors.

c)	After the proposed amended rolling business plan has been discussed by the Board of Directors, it may be approved by a resolution of the Board of Directors.

5.9	Budget

a)	The parties shall ensure that the Officers prepare a budget each year according to the requirements of the respective business plan that has been approved, whereby the budgeting process is to be coordinated with DBAG representatives.

b)	The provisions contained in Art. 5.8 shall apply with respect to the budget or the budgeting process analogously.

6.	Signatory or Powers of Execution

Any two members of the Board of Directors may represent the Corporation collectively, whereby SIX designated members of the Board of Directors may only sign or execute instruments or documents together with one of the DBAG designated members of the Board of Directors or Officers. The aforementioned limitation of agency power for the members of the Board of Directors must be recorded in the commercial register.

7.	Abstention

Directors and Officers of the Corporation shall abstain from voting on matters that personally affect themselves or otherwise abstain from voting on matters in which closely related persons are involved (this does not affect SIX, DBAG or their group companies). This shall not affect other statutory or legal obligations.

8.	Confidentiality

Corporate Directors and Officers shall keep and treat all information and documents confidential that they have seen or received in connection with their roles in the management bodies of the Corporation. Each member of the Board of Directors is authorized, however, to disclose information and documents received about the STOXX Companies by reason of his or her membership in the Board of Directors of the Corporation to the governing bodies, employees, and consultants and advisors of the shareholder or of the group companies of this shareholder that nominated the respective member for election to the Board of Directors.

After the end of their service they shall return to the Corporation all documents relating to or in connection with the Corporation.

Attachment 3.1.2 to the Shareholder Pooling Agreement by and between SIX and DBAG

9.	Final Provisions

These Bylaws shall become effective on [date].

[Location and Date]

Chairman of the Board of Directors	Secretary of the Board of Directors

Annex 3.7 / Annex 3.8(a)

*

Attachment 3.9(e) to the Shareholder Pooling Agreement by and between SIX and DBAG

Dividend rules, if SIX and STOXX participation falls below 25% or 20%, respectively.

Article 3

Capital Stock

The corporation’s capital stock is fully paid up and amounts to CHF 1,000,000 and is divided as follows:

(a)	[number] Class A bearer shares each with a nominal value of CHF 1,000, and

(b)	[number] Class B bearer shares each with a nominal value of CHF 1,000.

Fiscal Year, Profit Distribution

Article 23

Distribution of Retained Earnings, Reserves

The shareholders may only vote to distribute dividends from retained earnings and reserves established for this, whereby this is subject to the statutory provisions regarding the establishment of reserves (§ 671 of the Swiss Code of Contracts (OR)).

Otherwise the following shall apply:

(a)	The shareholders shall set the maximum dividend amount per share in accordance with legal and corporate provisions, whereby this shall be set for each class of stock by the holders of class A stock and the holders of class B stock pursuant to letter (b), respectively.

(b)	If the shareholders as a group pass a resolution pursuant to letter (a), then the holders of class A and B stock shall independently in a separate vote determine the actual amount of the dividend to be distributed for each class of stock. The distribution of a dividend may be wholly or partially foregone. The respective resolution from the holders of both classes of stock shall be passed upon the simple majority vote of the holders of each respective class of stock and be carried out directly subsequent to the shareholders’ resolution pursuant to letter (a). The actual dividend to be distributed for the respective class of stock shall become due and payable upon the corresponding resolution by the holders of the respective classes of stock.

(c)

If the shareholders of the bearer shares of stock for class A and class B do not exhaust the maximum dividend amount decided upon by all shareholders pursuant to letter (a), then the difference between the actual dividend distribution and the maximum allowable dividend distribution shall be allocated to unappropriated retained earnings. This unappropriated retained earnings amount shall only be attributable to that class of stock that did not resolve to distribute the full permissible amount pursuant to the resolution of all shareholders according to letter (a). Each class of stock may resolve in a general shareholder’s meeting, subject to a corresponding resolution pursuant

Attachment 3.9(e) to the Shareholder Pooling Agreement by and between SIX and DBAG to letter (a), to distribute its share of unappropriated retained earnings that it is entitled to as dividend to the holders of corresponding class of stock.

(d)	If unappropriated retained earnings that only belong to one class of stock pursuant to letter (c) are reduced because of losses incurred by the corporation, then the class of stock affected shall receive dividend priority, unless unappropriated retained earnings from the other class of stock have likewise been reduced to a proportionate extent. Dividend priority shall mean that dividends may first be distributed to the other class of stock when the disproportional reduction of retained earnings through losses affecting one class of stock have been equalized through dividend distribution or new capital contributions allocated to retained earnings in the same amount as the losses incurred.

Annex 3.11(a) (i)

1	SERVICE DESCRIPTIONS

1.1	Functional system specification and system development

1.1.1	Tasks assigned to MONDAY

1.1.1.1	Conducting feasibility analyses (incl. technical parameters)/technical validation of the business requirements

1.1.1.2	Developing and evaluating technical concepts

1.1.1.3	System enhancements

1.1.1.4	Release management/change management

1.1.1.5	Ongoing process enhancement

1.1.1.6	Risk management/developing fall-back scenarios

1.1.1.7	Preparing/updating/archiving the required system documentation

1.1.1.8	Resource management and planning (incl. skill management)

1.1.1.9	Central order management for new components (tickets, software implementation request, change requests) incl. archiving

1.1.1.10	Management of implementation tasks

1.1.1.11	Provision of the necessary data (data management)

1.1.1.12	Preparing the technical evaluation

1.1.1.13	Preparing time/cost estimates

1.1.1.14	Support/maintenance/provision of suitable system environments/interfaces (testing environments)

1.1.1.15	Conducting technical testing/test support

1.1.2	A non-exhaustive list of tasks performed outside MONDAY/at STOXX is included for the avoidance of doubt

1.1.2.1	Functional evaluation of the business requirements

1.1.2.2	Defining functional specifications

1.1.2.3	Validating the technical concepts in co-operation with MONDAY

1.1.2.4	Defining quantity structures and volume requirements

1.1.2.5	Evaluating and defining the business parameters

1.1.2.6	Defining the data universe

1.1.2.7	Specifying test cases in co-operation with MONDAY

1.1.2.8	Release and change management and their co-ordination in co-operation with MONDAY

1.1.2.9	Managing the interface with the service provider

1.1.3	Service requirements

Annex 3.11(a) (i)

1.1.3.1	Implementation of the requirements within defined time frames (graded according to complexity)

1.1.3.2	Defined response times to requests

1.1.3.3	Quality management for developed solutions/documentations

1.1.3.4	Defined response times to requests for new system components (graded according to categories such as interfaces, network, hardware)

1.1.3.5	Defined processes of release management/environment management

1.1.3.6	Defined support levels

1.2	Functional and technical index implementation

1.2.1	Tasks assigned to MONDAY

1.2.1.1	(Technical) concepts and implementation estimates

1.2.1.2	Technical implementation

1.2.1.3	Monitoring the technical implementation

1.2.1.4	Adapting existing interfaces/system components

1.2.1.5	Defining required maintenance windows and integration in the overall technical concept

1.2.1.6	Implementing the operational-readiness steps

1.2.1.7	Preparing and maintaining suitable test concepts/regression tests

1.2.1.8	Conducting the related tests; monitoring and testing the expected inputs/outputs; in co-operation with MONDAY

1.2.1.9	Initiating required adaptations in the event of internal dependencies; supplementing relevant reporting mechanisms

1.2.1.10	Operational risk management

1.2.1.11	Post-live support

1.2.1.12	Training support divisions at STOXX after implementation of new functionalities

1.2.1.13	Overall project management in the individual implementation projects

1.2.2	A non-exhaustive list of tasks performed outside MONDAY/at STOXX is included for the avoidance of doubt

1.2.2.1	Functional specifications/design of new products

1.2.2.2	Defining specifications for process adjustments/expansion of documentation in co-operation with MONDAY

1.2.2.3	Supplementing the service definitions; reviewing/updating the service levels in co-operation with MONDAY

1.2.2.4	Preparing/updating/conducting the regression tests (business acceptance tests) in co-operation with MONDAY

1.2.2.5	Release management

1.2.2.6	Post-live support

Annex 3.11(a) (i)

1.2.3	Service requirements

1.2.3.1	Defined times for the implementation of new indices/concepts (graded according to whether existing method modules are used or new method modules are developed)

1.2.3.2	Implementation of the requirements within defined time frames (graded according to complexity)

1.2.3.3	Defined response times to requests (incl. requests for estimates)

1.2.3.4	Quality management for developed solutions/documentations

1.2.3.5	Defined response times to requests for new system components

1.3	Index calculation and system operation

1.3.1	Tasks assigned to MONDAY

1.3.1.1	Operation (during operating hours) and support (outside operating hours)

1.3.1.2	Technical monitoring of interfaces/system components

1.3.1.3	Developing technical concepts/implementing and managing hotfixes

1.3.1.4	Escalation management in the event of failure; developing concept for and ensuring on-call service

1.3.1.5	Resource management

1.3.1.6	Performance management

1.3.1.7	Data backup/fall-back scenarios

1.3.1.8	Technical change management

1.3.2	A non-exhaustive list of tasks performed outside MONDAY/at STOXX is included for the avoidance of doubt

1.3.2.1	Functional monitoring of the services

1.3.2.2	Developing business concepts/implementing and managing hotfixes

1.3.2.3	Data management

1.3.2.4	Service management

1.3.2.5	Escalation management in the event of failure

1.3.2.6	Change management with respect to business requirements

1.3.3	Service requirements

1.3.3.1	Service availability

1.3.3.2	Mean time to repair

1.3.3.3	Defined support levels/service levels

1.3.3.4	Defined response times to requests

1.3.3.5	Quality management

1.3.3.6	Recovery times

Annex 3.11(a) (i)

2	EXPECTED SERVICE LEVELS

The service levels mentioned below are requirements for the systems after expiry of the initial period.

Detailed service requirements and service specifications for the individual tasks mentioned above will be defined under a service level agreement. Such service requirements include at least the following points.

*

3	SERVICE LEVEL DEFAULT

Extraordinary right of termination in the event of continued or repeated sustained disruption;

A continued sustained disruption shall be deemed to occur, for example, if the real-time index calculation is unavailable for more than 1 day.

Under the entire SLA, a multi-step process to precede the termination of the SLA will be defined. Penalties for service level default will include cuts in the size of the management’s bonus pool.

Annex 3.11(a)(iii)

KEY TERMS OF THE DISTRIBUTION AGREEMENT

1	COMMISSIONING OF SATURDAY

Objective	DBAG and SIX intend to commission Saturday/Monday to sell and calculate their indices in future.

Range of tasks assigned to Saturday	Saturday will be responsible for marketing and distributing all of the indices of DBAG and SIX. Substantial tasks in this connection include:

• Directly approaching potential customers interested in index data and indices of DBAG and SIX

• Distributing the index data and indices of DBAG and SIX at conferences, customer events, public presentations, etc.

• Designing, co-ordinating and implementing sales promotion measures and image campaigns for the indices of DBAG and SIX

• Commissioning adjustments and implementing changes in the calculation/creation of the indices within a defined scope

Activities remaining with DBAG and SIX	• Trade mark ownership and maintenance (trade mark application, prosecution of trade mark abuse) and protection of the trade marks

• Structuring and adjusting the body of rules

• Decision-making in respect of the indices

• Billing and invoicing, entering into agreements (agency concept)

Rights	Within the framework of the activities assigned to it, Saturday will be granted by DBAG and SIX the rights it requires for performing such activities.

2	STRUCTURE OF THE FINANCIAL FLOWS

Philosophy	DBAG and SIX are intended to benefit in future from the fact that Saturday will be able to achieve an improved cost structure as a result of economies of scale.

Determination of a portion of imputed costs (1st step)	A pool of imputed costs will be calculated in respect of the transferred revenues (relating to the indices) of DBAG and SIX. This calculation will be based on Saturday’s current EBITDA margin for each current year.

Saturday’s EBITDA margin will be calculated on the basis of the single-entity financial statement including internal revenues generated with group companies of DBAG and SIX.

The extent to which DBAG and SIX will subsequently pass on these imputed costs to Saturday will vary, since DBAG will enter into SLAs with Saturday in respect of the calculation and sale of its indices (and Saturday will enter into an SLA with MONDAY in respect of the calculation of DBAG’s indices), and SIX, as regards the sale of its indices, will enter into an agreement with MONDAY and, as regards the calculation thereof, into a direct SLA with MONDAY.

• DBAG will pass on the entire imputed costs to Saturday (or Saturday will charge these entire costs to it as a compensation for sales and calculation services, respectively).

• SIX will only pass on to Saturday the [translator’s note: amount] of imputed costs adjusted by the actual costs for the calculation of the indices.

Actual settlement of accounts (2nd step)

•        On the basis of Saturday’s EBITDA margin of the previous year and the notifications of actual revenues by DBAG/SIX of the current year, Saturday will issue invoices for part payments on a quarterly basis.

• At the end of the year, final accounts will be issued on the basis of Saturday’s actual EBITDA margin of the previous year.

3	PLANNING OF THE IMPLEMENTATION

The implementation will be effected in accordance with the time schedule assumed for the establishment of Monday:

Global stock indices DBAG	middle of 2011

Headline stock indices Janaury	end of 2011

Headline stock indices SIX	end of 2010

Fixed income indices DBAG	middle of 2012

Fixed income indices SIX	middle of 2012

Commodity and other indices	end of 2012

Services (excluding shares)	end of 2012

Annex 4.1(a) to the Shareholders’ Agreement between SIX and DBAG

Escrow Agreement

by and between

SIX Group AG, Selnaustrasse 30, P.O. Box, 8021 Zurich, Switzerland

(hereinafter SIX)

and

Deutsche Börse AG, Neue Börsenstr. 1, 60487 Frankfurt am Main, Germany

(hereinafter DBAG)

(SIX and DBAG together the Shareholders)

and

¡

(hereinafter Escrow Agent)

(together with the Shareholders the Parties)

Annex 4.1(a) to the Shareholders’ Agreement between SIX and DBAG

Table of Contents

1	Definitions	130
2	Appointment of the Escrow Agent	130
2.1	Appointment	130
2.2	Remuneration	130
2.3	Indemnification of the Escrow Agent	131
2.4	Liability of the Escrow Agent	131
3	Duties of the Escrow Agent	131
3.1	Storage requirements	131
3.2	Deposit of the Shares	131
3.3	Rights accruing from the Shares	131
3.4	Delivery of the Shares	132
3.4.1	General provisions	132
3.4.2	Special provisions when DBAG’s right of first offer lapses	133
4	Duration and termination	134
4.1	Duration	134
4.2	Termination by the Shareholders	134
4.3	Termination by the Escrow Agent	134
5	General provisions	134
5.1	Scope of the Escrow Agreement	134
5.2	Future Shareholders	134
5.3	Notices	135
5.4	Entire agreement	135
5.5	Amendments and supplements	135
5.6	Prohibition of assignment	136
5.7	Relationship between Shareholders and Escrow Agent	136
6	Governing law and arbitration	136
6.1	Governing law	136
6.2	Arbitration	136

Annex 4.1(a) to the Shareholders’ Agreement between SIX and DBAG

List of annexes

Annex number	Title of the annex
3.4.1(a)	Form relating to the delivery of Shares

Annex 4.1(a) to the Shareholders’ Agreement between SIX and DBAG

PREAMBLE

A.	STOXX AG is a company under Swiss law and has its registered office in Zurich (the Company).

B.	At the time when the present Escrow Agreement (the Escrow Agreement) is concluded, the Company has a share capital of CHF 1,000,000, divided into 1,000 bearer shares, which are fully paid-in and have a par value of CHF 1,000 each (the Shares). The Shares are owned as follows:

•	SIX: 499 Shares,

•	DBAG: 501 Shares.

C.	On 12 November 2009 the Shareholders concluded a Shareholders’ Agreement (Aktionärsbindungsvertrag) (the Shareholders’ Agreement). Pursuant to article 4.1(a) of the Shareholders’ Agreement, the Shareholders must deposit their existing and future Shares in the Company with an escrow agent to ensure compliance with the transfer restrictions stipulated in the Shareholders’ Agreement.

D.	The relationship between the Escrow Agent on the one hand and the Shareholders on the other hand shall be solely and exclusively governed by this Escrow Agreement. None of the Shareholders may assert any claims against the Escrow Agent for violation of the Shareholders’ Agreement.

In consideration of these premises, the Parties agree as follows:

1	Definitions

Any term defined in the Shareholders’ Agreement shall have the same meaning in this Escrow Agreement, unless this Escrow Agreements contains a different definition.

2	Appointment of the Escrow Agent

2.1	Appointment

The Shareholders hereby jointly appoint the Escrow Agent in compliance with the provisions of this Escrow Agreement. The Escrow Agent hereby undertakes to assume any and all rights and duties incumbent upon an escrow agent in accordance with the provisions of this Escrow Agreement.

2.2	Remuneration

The Escrow Agent shall receive a lump-sum remuneration of CHF ¡ per year plus value-added tax, if and as long as the Shares are deposited with the Escrow Agent. In addition, the Escrow Agent shall be refunded any and all reasonable expenses incurred by it in connection with its normal daily duties arising under this Escrow Agreement. The Shareholders shall bear these costs in proportion to their shareholding in the Company at the time the payment is due pursuant to this Agreement.

The remuneration for the first year shall become due upon conclusion of this Agreement. The remuneration for each subsequent year shall become due on each following anniversary of the date this Agreement was signed or, if such a day is not a working day,

Annex 4.1(a) to the Shareholders’ Agreement between SIX and DBAG on the next following working day. If this Agreement is terminated before an anniversary, the remuneration shall become due on the date of termination pro rata temporis.

Should the services provided by the Escrow Agent cause expenses that are not covered by the amount of the lump-sum remuneration specified above, the Escrow Agent shall receive additional remuneration based on actual expenses incurred (plus reasonable out-of-pocket expenses) not exceeding CHF ¡ plus value-added tax, provided the Escrow Agent can furnish proof of such additional expenses. The resulting costs shall be borne by the Shareholders in proportion to their shareholding in the Company, unless a final and enforceable order or judgment delivered by a competent court (which term shall hereinafter also include a court of arbitration) provides otherwise.

2.3	Indemnification of the Escrow Agent

Both during the term of this Escrow Agreement and after its termination, the Shareholders shall, in proportion to their shareholding in the Company at the time such indemnification is claimed, indemnify the Escrow Agent at the Escrow Agent’s request against (i) any and all liabilities of any kind incurred by the Escrow Agent in performing this Escrow Agreement or pursuant to the applicable legal provisions, and (ii) any and all claims asserted against the Escrow Agent under or in connection with the Escrow Agreement, except those liabilities and claims for which this Escrow Agreement contains explicit provisions. However, the Shareholders shall not be obliged to indemnify the Escrow Agent in case of intent or gross negligence on the part of the Escrow Agent. The Shareholders’ indemnity obligation shall especially include advances or refunds of all litigation costs, solicitor’s fees and other costs as well as damages.

The Shareholders shall be obliged to support the Escrow Agent in all legal proceedings and shall assume the conduct of such proceedings to the extent legally permissible as soon as the Escrow Agent requests them to do so.

2.4	Liability of the Escrow Agent

No Shareholder may directly or indirectly raise claims against the Escrow Agent during the term of this Escrow Agreement or after its termination. However, the Shareholders may raise claims due to intent or gross negligence on the part of the Escrow Agent.

3	Duties of the Escrow Agent

3.1	Storage requirements

The Escrow Agent must safely store the (existing or future) Shares of the Company deposited with it and must not sell, pledge or otherwise encumber these Shares.

The Escrow Agent undertakes to ensure that all (existing or future) Shares of the Company deposited with it will only be delivered in accordance with clause 3.4.

3.2	Deposit of the Shares

Immediately upon receipt of the Shares of the Company, the Escrow Agent shall deposit the Shares in a safe deposit box of ¡ bank. As soon as possible after receiving the Shares, the Escrow Agent shall confirm receipt of the Shares in writing to the Shareholders.

3.3	Rights accruing from the Shares

During the entire term of this Escrow Agreement any and all rights accruing from the ownership of the Shares in the Company shall rest with the Shareholders, unless these

Annex 4.1(a) to the Shareholders’ Agreement between SIX and DBAG rights are limited by the provisions of this Escrow Agreement. Any dividends and other amounts to be paid in connection with the Shares in the Company shall be directly paid to the Shareholders.

3.4	Delivery of the Shares

3.4.1	General provisions

The Escrow Agent must not deliver, surrender or otherwise transfer the (existing or future) Shares of the Company deposited with it unless

(a)	the Shareholders jointly instruct the Escrow Agent in writing pursuant to Annex 3.4.1(a);

(b)	a Shareholder submits a final and enforceable order or judgment delivered by a court that contains a corresponding instruction; or

(c)	a Shareholder requests the delivery in writing and submits the following documents:

(i)	proof of the fact that 30 calendar days have elapsed since the Notice of Disposal pursuant to article 4.2(a) of the Shareholders’ Agreement was served;

(ii)	a notarised confirmation signed by the Shareholder’s CEO and General Counsel which confirms that (i) the right of first offer (Vorhandrecht) of the other party pursuant to article 4.2(i) of the Shareholders’ Agreement has lapsed; (ii) the Shareholder has sold its Shares to a third party that is not a group company of the selling Shareholder; and (iii) all conditions relating to the completion of the sale of the Shares to a third party have been fulfilled;

(iii)	a certified copy of the contract according to which the Shareholder has sold its Shares to a third party;

(iv)	a certified copy of the declaration of accession pursuant to Annex 4.2.1(a) of the Shareholders’ Agreement signed by the acquiring third party.

After receipt of the written instructions pursuant to letter (a) above or of the order or the judgment of a court pursuant to letter (b), the Escrow Agent shall be entitled and obliged to surrender the relevant Shares in accordance with the joint written instructions or with the final and enforceable order or judgment delivered by the court.

After receipt of the request pursuant to letter (c) and of the documents required pursuant to letter (c), the Escrow Agent shall be entitled and obliged to deliver the relevant Shares to the third party upon completion of the purchase contract between the Shareholder and the third party. With regard to the proof furnished pursuant to article 3.4.1(c), the Escrow Agent shall only check whether or not all required documents have been submitted and 30 calendar days have elapsed since the Notice of Disposal pursuant to article 4.2(a) of the Shareholders’ Agreement was served.

Annex 4.1(a) to the Shareholders’ Agreement between SIX and DBAG

3.4.2	Special provisions when DBAG’s right of first offer lapses

Pursuant to article 4.2.1(c) of the Shareholders’ Agreement, SIX has the right to demand that DBAG unconditionally sells its Shares to a third party.

In this context the Parties explicitly acknowledge and agree that SIX is entitled to request the Escrow Agent to deliver all Shares deposited with the Escrow Agent, i.e., SIX’ own Shares in the Company and the Shares in the Company held by DBAG, at the unilateral request of SIX, and that the Escrow Agent is obliged to deliver these Shares to SIX provided SIX submits the following documents to the Escrow Agent:

(a)	proof of the fact that 30 calendar days have elapsed since the Notice of Disposal pursuant to article 4.2(a) of the Shareholders’ Agreement was served;

(b)	a notarised confirmation signed by SIX’ CEO and General Counsel which confirms that (i) the right of first offer of the other party pursuant to article 4.2(i) of the Shareholders’ Agreement has lapsed; (ii) pursuant to the provisions of the Shareholders’ Agreement, SIX is entitled to sell the Shares held by DBAG to a third party even without DBAG’s consent; (iii) the Shareholder has sold its Shares and those held by DBAG to a third party that is not a group company of SIX; and (iii) all conditions relating to the completion of the sale of the Shares to the third party have been fulfilled;

(c)	a certified copy of the signed purchase contract between SIX and the third party covering all Shares of the Company;

(d)	the report of completion (Vollzugsprotokoll) relating to the purchase contract between SIX and the third party, together with a written confirmation issued by SIX and the third party which confirms that the report constitutes the agreed and final version (execution copy); and

(e)	a copy of the payment order issued by the third party regarding the total purchase price of all Shares of the Company, including the Shares held by DBAG, to be paid upon completion of the share purchase contract between SIX and the third party; the copy must specify that a part of the purchase price to be paid upon completion, which corresponds to DBAG’s shareholding in the Company at the time of completion of the share purchase contract between SIX and the third party, must be transferred to the following account held by DBAG: [¡]. Should changes regarding the specified account details occur, DBAG is obliged to notify SIX and the Escrow Agent without delay of any new account details that are relevant for the purpose of remitting payments upon completion pursuant to the share purchase contract between SIX and the third party. Should DBAG fail to notify SIX and the Escrow Agent, and should the specified account details be no longer valid upon completion, SIX shall be entitled to instruct the third party to remit that part of the purchase price that is accounted for by DBAG’s Shares in the Company for the account of DBAG to account [¡] of the Escrow Agent with [bank] (clearing no. [¡], SWIFT code [¡]); to this end the Escrow Agent shall act in a fiduciary capacity.

Annex 4.1(a) to the Shareholders’ Agreement between SIX and DBAG

The Escrow Agent shall be obliged to deliver to SIX without delay all Shares deposited with it if SIX submits all of the documents specified above and a written confirmation issued by the bank of the acquiring third party confirming that the bank has irrevocably remitted the part of the purchase price to which DBAG is entitled on a pro rata basis to DBAG’s account or, if no remittance can be made to the account last specified by DBAG, to the account of the Escrow Agent. With regard to the proof furnished pursuant to article 3.4.2, the Escrow Agent shall only check whether or not all required documents have been submitted and 30 calendar days have elapsed since the Notice of Disposal pursuant to article 4.2(a) of the Shareholders’ Agreement was served.

4	Duration and termination

4.1	Duration

This Escrow Agreement shall be entered into for an unlimited duration and shall end upon performance in full by each Party of all its obligations hereunder.

4.2	Termination by the Shareholders

This Agreement may be terminated at any time by mutual written agreement between the Shareholders who, acting jointly, shall give 30 working days’ notice to the Escrow Agent.

4.3	Termination by the Escrow Agent

The Escrow Agent may terminate its appointment at any time by giving 120 working days’ notice in writing to the Shareholders.

If the Escrow Agent terminates its appointment, dies or becomes incapable of fulfilling its obligations under this Escrow Agreement, the Escrow Agent shall be released from its obligations hereunder, and a person designated by the Escrow Agent shall replace the latter and become the new Escrow Agent, provided that such person accepts this appointment and both Parties agree, whereupon all Shares of the Company held by the previous Escrow Agent shall be delivered to the new Escrow Agent.

If the Escrow Agent cannot be replaced in accordance with the above paragraph, and the Shareholders are unable to jointly reach an agreement within 60 working days after receipt of a notice of termination or, as the case may be, a notice stating that the Escrow Agent is incapable of fulfilling its obligations hereunder by the Escrow Agent, either Party may request the president of the Zurich Chamber of Commerce to appoint a new Escrow Agent.

The costs of the appointment procedure shall be borne by each shareholder in proportion to its shareholding in the Company.

5	General provisions

5.1	Scope of the Escrow Agreement

This Escrow Agreement shall be binding with respect to all Shares of the Company held by the Shareholders and deposited with the Escrow Agent, irrespective of whether such Shares have been issued at the date hereof or at any later date.

5.2	Future Shareholders

The Parties hereby declare their agreement that any person who has acceded to the Shareholders’ Agreement by submitting a written declaration of accession shall also become a Party to this Escrow Agreement.

Annex 4.1(a) to the Shareholders’ Agreement between SIX and DBAG

5.3	Notices

Any notices required under or in connection with this Escrow Agreement shall be given in writing and shall be delivered or sent to the addresses listed below by courier, by mail or by facsimile:

to SIX:	SIX Group AG Selnaustrasse 30 Legal Service (Rechtsdienst) Post office box: / CH-8021 Zurich Facsimile no.: +41 58 854 24 44

with copy to:	Homburger AG Flavio Romerio / David Oser Post office box: 194 / CH-8042 Zurich Facsimile no.: +41 43 222 1500

to DBAG:	Deutsche Börse AG Neue Börsenstrasse 1 Legal Department (Rechtsabteilung) General Counsel D-60487 Frankfurt am Main Facsimile no.: +49 69 21113801

with copy to:	Lenz & Staehelin Andreas Rötheli Route de Chêne 30 CH-1211 Geneva 17 Facsimile no.: +41 58 4507001

Escrow Agent:

To comply with the time limit pursuant to this Escrow Agreement, it is sufficient that a notice be despatched on the last day of the period.

5.4	Entire agreement

This Escrow Agreement, including its Annexes and all other documents referred to herein, shall constitute the entire agreement between the Parties on the subject-matter hereof and shall supersede all previous oral or written agreements or arrangements entered into by the Parties in respect of the subject-matter hereof. Any reference to this Escrow Agreement shall also be a reference to its Annexes.

5.5	Amendments and supplements

Unless expressly provided for otherwise in this Escrow Agreement or in the Shareholders’ Agreement, any amendment or supplement hereto requires the written form and the

Annex 4.1(a) to the Shareholders’ Agreement between SIX and DBAG consent of all Parties to become effective. This includes amendments of this requirement of the written form, for which a written agreement is also required.

5.6	Prohibition of assignment

Unless expressly provided for otherwise in this Escrow Agreement or in the Shareholders’ Agreement, either Party may only assign this Escrow Agreement or any rights or obligations hereunder with the express consent of DBAG (if such assignment has been requested by SIX), by SIX (if such assignment has been requested by DBAG), or by SIX and DBAG (if such assignment has been requested by the Escrow Agent).

5.7	Relationship between Shareholders and Escrow Agent

Each shareholder shall be liable for the performance of its obligations hereunder towards the Escrow Agent in proportion to its shareholding in the Company at the time a claim is made against it.

6	Governing law and arbitration

6.1	Governing law

This Escrow Agreement shall be governed by Swiss law.

6.2	Arbitration

All disputes or claims arising under this Escrow Agreement, including any dispute or claim raising the issue of whether or not this Agreement is effective or invalid or has been violated or cancelled, shall only be submitted to a court of arbitration of the Zurich Chamber of Commerce consisting of three arbitrators and having its seat in Zurich for final settlement in accordance with its rules of conciliation and arbitration, and each of the seller and the purchaser shall designate itself one arbitrator.

The arbitration proceedings shall be held and the arbitral award shall be issued in the German language. The seat of the court of arbitration is Zurich.

Annex 4.1(a) to the Shareholders’ Agreement between SIX and DBAG

Zurich,
SIX Group AG

[¡]	[¡]

Deutsche Börse AG

[¡]	[¡]

Escrow Agent

[¡]

Annex 4.1(a) to the Shareholders’ Agreement between SIX and DBAG

Form regarding the delivery of Shares

SIX Group, Selnaustrasse 30, post office box, CH-8021 Zurich

and

Deutsche Börse AG, Neue Börsenstr. 1, D-60487 Frankfurt am Main

[place, date]

to

[name, address]

Delivery of Shares

Defined terms used in this letter regarding delivery of Shares shall have the meaning attributed to them in the Escrow Agreement of ¡ entered into between SIX, DBAG and the Escrow Agent (the Escrow Agreement).

With reference to the Escrow Agreement, we hereby jointly and irrevocably instruct the Escrow Agent to deliver ¡ Shares in STOXX to ¡.

Kind regards

SIX Group AG	Deutsche Börse AG

Annex 4.2(b) to the Shareholders’ Agreement between SIX and DBAG

Valuation principles

The Enterprise Value of STOXX (hereinafter referred to as the Company) shall be determined in accordance with the following principles:

*

Schedule 4.2(h) to Shareholder Agreement between SIX and DBAG

Purchase Agreement for Exercise of Right of First Refusal in Accordance with Section 4.2 (h) of the Shareholder Agreement

1.	Definitions

The definitions of Schedule 1 of the Shareholder Agreement shall apply.

2.	Sold Assets and Purchase Price

2.1	Sold assets

The selling party (for purposes of this schedule hereinafter referred to as “Seller”) agrees to sell in accordance with Section 4.2 (h) of the Shareholder Agreement, upon timely receipt of a written declaration of acceptance (hereinafter “Declaration of Acceptance”) from the purchasing party (for purposes of this schedule hereinafter referred to as “Purchaser”), the following assets to Purchaser in accordance with the provisions of these Terms and Conditions of Sale (hereinafter the “Terms and Conditions of Sale”):

(a)	all STOXX shares held by Seller (hereinafter the “Shares”); and

(b)	the loans extended by Seller or its affiliates (with the exception of the STOXX Companies) to STOXX Companies (hereinafter the “STOXX Loans”).

2.2	Purchase price

(a)	The purchase price payable by Purchaser for the Shares and the STOXX Loans on the Closing Date (hereinafter the “Provisional Purchase Price”) shall be as follows:

Schedule 4.2(h) to Shareholder Agreement between SIX and DBAG

(i)	a percentage of the enterprise value of the STOXX Companies, as agreed by the parties in Section 4.2 (b) of the Shareholder Agreement or as determined with final and binding effect by an expert in accordance with Section 4.2 (b) et seq. of the Shareholder Agreement and the provisions of Schedule 4.2 (b), that corresponds to the percentage of Stoxx shares represented by the sold Shares; minus

(ii)	a percentage of the net financial liabilities of the STOXX Companies, as reported in the last year-end or semi-annual financial statements of STOXX prepared before the closing, in consolidated form if needed, in accordance with generally accepted accounting principles, that corresponds to the percentage of Stoxx shares represented by the sold Shares; plus

(iii)	a percentage of the value of any non-operating assets of the STOXX Companies, as reported in the last year-end or semi-annual financial statements of STOXX prepared before the closing, in consolidated form if needed, in accordance with generally accepted accounting principles, that corresponds to the percentage of Stoxx shares represented by the sold Shares.

(b)	Purchaser or, if Purchaser should fail to comply with this obligation upon demand, Seller shall ask the audit department of STOXX to determine the values of the positions necessary to calculate the Provisional Purchase Price in accordance with Section 2.2 (a) (ii) and (iii). These values are subject to adjustment after the closing has occurred in accordance with Section 2.4.

Schedule 4.2(h) to Shareholder Agreement between SIX and DBAG

2.3	Closing balance sheet

(a)	Within 40 calendar days from the Closing Date, Purchaser shall transmit the following documents to Seller for determination of the purchase price adjustment in accordance with Section 2.4:

(i)	a consolidated balance sheet of the STOXX Companies as of the Closing Date, prepared in accordance with generally accepted accounting principles and audited by the audit department of STOXX (hereinafter the “Provisional Closing Balance Sheet,” and, as soon as the same becomes final and binding in accordance with Section 2.3 (b) or in accordance with the procedure of Section 2.3 (c), the “Final Closing Balance Sheet”);

(ii)	the calculation of the purchase price adjustment within the meaning of Section 2.4 made on the basis of the above balance sheet.

In addition, Purchaser shall deliver to Seller upon first demand and as quickly as possible all requested documentation and information, and provide Seller and its advisors with requested access to STOXX, its management and systems, for Seller’s review of the Provisional Closing Balance Sheet and of the calculation of the purchase price adjustment.

(b)	The Provisional Closing Balance Sheet shall be final and binding for the parties, unless Seller objects to the Provisional Closing Balance Sheet in writing within 40 calendar days from receipt, stating the positions to which Seller objects and the reasons for Seller’s objections (hereinafter the “Objection”).

(c)	If the parties are unable to agree on the issues raised in the Objection within 21 calendar days, the provisions of Section 4.2 (b) through (d) of

Schedule 4.2(h) to Shareholder Agreement between SIX and DBAG the Shareholder Agreement shall apply, mutatis mutandis. If a natural person or legal entity has already been appointed as an expert to determine the enterprise value, either by mutual agreement of the parties or by the ICC Center, the matter shall, to the extent possible, be referred to such expert for decision.

(d)	The parties shall ensure that the expert shall be provided with all documentation and information related to preparation of the Final Closing Balance Sheet and the purchase price adjustment as requested by the expert. Unless otherwise agreed by the parties, the expert shall independently determine the procedure and modus operandi for arriving at a decision, subject to the provisions of these Terms and Conditions of Sale. However:

(i)	the task of the expert shall be limited to making the following determinations:

(aa)	whether the specific positions to which Seller has objected in the Objection is in conformity with generally accepted accounting principles and, if not, to what extent the Provisional Closing Balance Sheet must be amended to bring the balance sheet into conformity with generally accepted accounting principles; and

(bb)	the amount of the purchase price adjustment within the meaning of Section 2.4 as calculated on the basis of the amended Closing Balance Sheet (it being agreed and understood by the parties that in the event of any dispute the expert shall also decide whether certain assets of the STOXX Companies are non-operating assets);

Schedule 4.2(h) to Shareholder Agreement between SIX and DBAG

(ii)	the expert shall transmit his opinion to the parties as soon as possible after his appointment;

(iii)	the procedures used by the expert shall be in conformity with the principles of due process and afford the parties a reasonable opportunity to be heard. In particular, the expert shall:

(aa)	provide both parties with an opportunity to state their positions in written and oral form;

(bb)	require each party to provide the other party simultaneously with copies of any written statements submitted to the expert;

(cc)	allow each party to be present during oral submissions made by the other party; and

(dd)	conduct of the proceeding in the German language.

(e)	The costs and expenses (including VAT) of the expert shall be borne by the parties based upon their relative STOXX shareholdings at the time the expert proceeding is instituted in accordance with subsection (c).

2.4	Purchase price adjustment

(a)

If the net financial liabilities of all STOXX Companies as reported in the Final Closing Balance Sheet on the Closing Date are greater than the net financial abilities of all STOXX Companies as determined in accordance with Section 2.2 (a)(i) and 2.2 (b), Seller shall pay to Purchaser as

Schedule 4.2(h) to Shareholder Agreement between SIX and DBAG compensation a percentage of the difference corresponding to the percentage of Stoxx shares represented by the sold Shares.

(b)	If the net financial liabilities of all STOXX Companies as reported in the Final Closing Balance Sheet on the Closing Date are lower than the net financial abilities of all STOXX Companies as determined in accordance with Section 2.2 (a)(i) and 2.2 (b), Purchaser shall pay to Seller as compensation a percentage of the difference corresponding to the percentage of Stoxx shares represented by the sold Shares.

(c)	If the non-operating assets of all STOXX Companies as reported in the Final Closing Balance Sheet on the Closing Date are greater than the non-operating assets of all STOXX Companies as determined in accordance with Section 2.2 (a) (iii) and 2.2 (b), Purchaser shall pay to Seller as compensation a percentage of the difference corresponding to the percentage of Stoxx shares represented by the sold Shares.

(d)	If the non-operating assets of all STOXX Companies as reported in the Final Closing Balance Sheet on the Closing Date are lower than the non-operating assets of all STOXX Companies as determined in accordance with Section 2.2 (a) (iii) and 2.2 (b), Seller shall pay to Purchaser as compensation a percentage of the difference corresponding to the percentage of Stoxx shares represented by the sold Shares.

2.5	Payment of price adjustment

The net amount of compensation payments due in accordance with Section 2.4 shall be paid within 10 calendar days from the availability of the Final Closing Balance Sheet and shall bear interest at the 3-month CHF LIBOR rate (as published by Reuters at 11 a.m. CET on the date of payment as defined in this provision), plus 50 basis points (calculated on a 30/360 basis), for the time period

Schedule 4.2(h) to Shareholder Agreement between SIX and DBAG from the Closing Date until the date the price adjustment is paid in accordance with Section 2.5.

3.	Preparations for Closing

3.1	General provisions

(a)	The parties shall make all reasonable efforts to ensure fulfillment of the closing conditions defined in Section 4.2.

(b)	Until the closing the parties shall coordinate all relevant actions and events and cooperate to achieve a quick closing of the transaction.

3.2	Applications and consents

The parties shall in good faith prepare and file the applications necessary for obtaining consents and approvals in accordance with Section 4.2.1 (a). Each party shall reasonably consult the other party prior to filing any applications.

3.3	Guarantees and other security

Purchaser shall discharge and terminate guarantees and other security delivered by Seller or other group affiliates (with the exception of the STOXX Companies) for the benefit of any STOXX Companies. Seller agrees to deliver to Purchaser at the latest 20 calendar days prior to Closing Date a correct and complete list of all such guarantees and other security. If Purchaser fails to discharge or terminate any guarantees or other security delivered by Seller and, as a result thereof, Seller is held liable under any guarantee or other security that has not been discharged or terminated, Purchaser shall place Seller in the position in which Seller would have been, had all guarantees and security been discharged and terminated as agreed.

Schedule 4.2(h) to Shareholder Agreement between SIX and DBAG

4.	Closing

4.1	Closing date

The closing of the purchase and sale of the shares in accordance with these Terms and Conditions of Sale shall occur on the last business day of the month in which all closing conditions defined in Section 4.2 are fulfilled (hereinafter the “Closing Date”). If necessary to secure and make available financing for the purchase price, Purchaser may demand by written notice to Seller that the Closing Date be postponed for a maximum of 6 months from the date the Closing Date is determined. The written notice must specify the Closing Date (which must fall on the last business day of a month) and must be delivered no later than 20 calendar days prior to the Closing Date as determined in accordance with the first sentence of this paragraph.

The closing acts defined in Section 4.3 shall be performed on the Closing Date.

4.2	Closing conditions

4.2.1	Conditions of all parties

The parties shall have no obligation to close the transaction unless the following conditions have been fulfilled or, if permitted the law, have been waived by each party:

(a)	All regulatory approvals required by applicable merger control laws or otherwise for closing the transactions provided for in these Terms and Conditions of Sale shall have been received, and any waiting periods shall have expired or ended early.

Schedule 4.2(h) to Shareholder Agreement between SIX and DBAG

(b)	No court or administrative proceedings shall be pending, and no judgments or orders shall have been issued which may bar or prevent any of the transactions provided for in these Terms and Conditions of Sale or which may substantially interfere with the closing.

4.2.2	Conditions of Purchaser

(a)	The representations made in Section 5.1 shall be true and correct as of the Closing Date and shall not have been breached.

(b)	Seller shall have performed all of the obligations under these Terms and Conditions of Sale which Seller is obligated to perform prior to the closing of these Terms and Conditions of Sale.

4.2.3	Conditions of Seller

(a)	The representations made in Section 5.2 shall be true and correct as of the Closing Date and shall not have been breached.

(b)	Purchaser shall have performed all of the obligations under these Terms and Conditions of Sale which Purchaser is obligated to perform prior to the closing of these Terms and Conditions of Sale.

4.2.4	Termination right

(a)	If the closing conditions defined in Section 4.2.1 and Section 4.2.2 are not fulfilled within 9 months from the date of the Declaration of Acceptance (hereinafter the “Cut-Off Date”), Purchaser shall have the right to terminate these Terms and Conditions of Sale by written notice to Seller, provided that Purchaser shall make reasonable efforts to bring about fulfillment of the closing conditions.

Schedule 4.2(h) to Shareholder Agreement between SIX and DBAG

(b)	If the closing conditions defined in Section 4.2.1 and Section 4.2.3 are not fulfilled by the Cut-Off Date, Seller shall have the right to terminate these Terms and Conditions of Sale by written notice to Purchaser, provided that Seller shall make reasonable efforts to bring about fulfillment of the closing conditions. If this purchase agreement cannot be performed because the closing of the agreement is barred or made subject to conditions not reasonably acceptable to Purchaser by the responsible merger control or regulatory authorities, Seller may sell the Shares to a third party. In this case the provisions of Section 4.2 (i) of the Shareholder Agreement shall apply, mutatis mutandis.

(c)	In the event of termination in accordance with Section 4.2.4 (a) or 4.2.4 (b), neither party shall be liable for damages to the other party, unless non-fulfillment of the closing conditions is due to willful or grossly negligent actions or omissions of a party. In the latter case, Purchaser shall, if non-fulfillment is due to actions or omissions of Seller, or Seller shall, if non-fulfillment is due to actions or omissions of Purchaser, have a claim for damages against the party in breach, which shall, at the option of the aggrieved party, include expectancy damages as well as all related reasonable costs, including attorneys’ fees. In lieu of termination, Purchaser or Seller, as applicable, may demand specific performance of the agreement and indemnity for any damages resulting from delayed performance, including all related reasonable costs, including attorneys’ fees.

4.3	Closing acts

4.3.1 Acts of Seller

On the Closing Date Seller shall deliver to Purchaser:

Schedule 4.2(h) to Shareholder Agreement between SIX and DBAG

(a)	the Shares;

(b)	a valid, written and duly executed assignment of the STOXX Shareholder Loans; and

(c)	Seller shall take all steps, to the extent permitted by law, resulting in removal of the executive board, supervisory board, and management board members, as well as of the managing directors of the STOXX Companies (hereinafter the “Directors”) on the Closing Date, or work towards their resignations. To the extent permitted by law, Seller shall take steps to prompt the Directors to waive as of the date of their exit all present and future claims against the STOXX Companies not yet reported in the balance sheet (such as pension provisions, stock options, etc.). If any Directors of Seller should fail to provide such a waiver, Seller shall indemnify and hold harmless Purchaser and the STOXX Companies from and against any and all claims made by Seller’s Directors, including all related (reasonable) attorneys’ fees and other external and internal costs and expenses, provided that Purchaser and the STOXX Companies shall provide Seller with a reasonable opportunity to defend such claims and, in particular, shall not make any agreements with or acknowledge liability to any Director without the consent of Seller.

4.3.2	Act of Purchaser

On the Closing Date Purchaser shall transfer the Provisional Purchase Price (plus any interest owed in accordance with Section 8.3) to the account of Seller or to the account of one of Seller’s group affiliates as designated by Seller in writing 10 calendar days prior to the closing.

5.	Representations

Schedule 4.2(h) to Shareholder Agreement between SIX and DBAG

5.1	Representations of Seller

Seller hereby represents to Purchaser that the following is true and correct as of the date of the Declaration of Acceptance and the Closing Date:

(a)	Seller is duly established, organized and recorded in the Commercial Register in accordance with applicable law. Under applicable law and its corporate charter, Seller is authorized to enter into these Terms and Conditions of Sale. All shareholder resolutions and other measures necessary for execution and closing of these Terms and Conditions of Sale have been adopted or taken, unless otherwise provided in this agreement, including, without limitation, Section 4.2.1. Execution and closing of these Terms and Conditions of Sale violate no other obligations of Seller. These Terms and Conditions of Sale are binding for Seller and are enforceable against Seller.

(b)	Seller is the legal and beneficial owner of all Shares and has the unrestricted, unencumbered right to transfer and sell the Shares. The Shares are not subject to any third-party rights.

(c)	The Shares have been fully paid in.

(d)	As a result of the transfer of the Shares to Purchaser in accordance with these Terms and Conditions of Sale, Purchaser will acquire legal and unrestricted title to the Shares.

5.2	Representations of Purchaser

Purchaser hereby represents to Seller that the following is true and correct as of the date of the Declaration of Acceptance and the Closing Date:

Schedule 4.2(h) to Shareholder Agreement between SIX and DBAG

Purchaser is duly established, organized and recorded in the Commercial Register in accordance with applicable law. Under applicable law and its corporate charter, Purchaser is authorized to enter into these Terms and Conditions of Sale. All shareholder resolutions and other measures necessary for execution and closing of these Terms and Conditions of Sale have been adopted or taken, unless otherwise provided in this agreement, including, without limitation, Section 4.2.1. Execution and closing of these Terms and Conditions of Sale violate no other obligations of Purchaser. These Terms and Conditions of Sale are binding for Purchaser and are enforceable against Purchaser.

5.3	No other representations

Any representations, guarantees or warranties, whatever their legal basis, beyond the representations made in Section 5.1 and 5.2 are hereby excluded, to the extent permitted by law.

5.4	Remedies for breach of representations

In the event that any of the representations made in Section 5.1 or 5.2 is breached, the aggrieved party may recover from the other party, regardless of fault, any damages (including reasonable attorneys’ fees and other external and internal costs and expenses) sustained or incurred by the aggrieved party or its group affiliates (which shall, in the case of Purchaser, include the STOXX Companies). The aggrieved party shall account for any such damages franc-for-franc. In addition, the party in breach shall indemnify the aggrieved party for any taxes incurred by the aggrieved party in connection with the breach of representation or with the payment of damages made to the aggrieved party or any of its group affiliates (which shall, the case of Purchaser, include the STOXX Companies) in accordance with this provision.

Schedule 4.2(h) to Shareholder Agreement between SIX and DBAG

5.5	Warranty period

(a)	Any claims for a breach of any of the representations made in Section 5.1 or 5.2 must be registered within three years from the Closing Date.

(b)	If a claim for breach of representation is registered within the time period defined in subsection (a) above, steps tolling the statute of limitations shall be initiated or a waiver of the statute of limitations shall be obtained for any claims accruing in accordance with Section 5.4, in each case within one year from the mailing date of the notice of claim. In the event of non-compliance with any of the deadlines provided for in this Section 5.5, any claims under this Section 5 shall be time-barred. The deadlines and obligations provided for in Sections 201 and 210 para. 1 and 2 of the Swiss Law of Obligations (OR) are hereby excluded and replaced by this Section 5.5.

5.6	Third-party claims

(a)	If any claims are made or threatened in writing by any third parties which result or may result in claims under Section 5.4, the aggrieved party shall have the right, but no obligation, to transfer responsibility for the defense of such claims to the party in breach, or to offer the party in breach to join the proceeding, or to implead the party in breach, in each case to the extent possible and permitted by law. If the party in breach assumes responsibility for the defense of third-party claims, the party in breach shall indemnify the aggrieved party or its group affiliates (which, in the case of Purchaser, shall include the STOXX Companies) for all reasonable costs, including court costs, attorneys’ fees, and internal costs, incurred in connection therewith.

Schedule 4.2(h) to Shareholder Agreement between SIX and DBAG

(b)	The party in breach shall have the right to accept liability for or settle third-party claims. If liability is accepted or a settlement is made without the consent of the aggrieved party, this shall reduce liability only if and to the extent that the party in breach furnishes proof that it offered to continue to litigate the matter at its own cost and that continued litigation would have resulted in greater liability for the party in breach.

6.	Conduct between Execution of these Terms and Conditions of Sale and the closing

6.1	General provisions

The parties agree to ensure that in the time period from the Declaration of Acceptance until the closing, the STOXX Companies shall operate their businesses properly and consistent with the business practice of the last 12 months preceding the Declaration of Acceptance.

6.2	Prohibited actions

Without limitation of the provisions of Section 6.1, the parties shall each ensure that, except with the written consent of the other party, none of the following actions or omissions shall occur in the time period from the Declaration of Acceptance until the closing:

(a)	any actions or omissions that may interfere the closing of these Terms and Conditions of Sale;

(b)	any actions or omissions that may have material adverse effects;

(c)	any actions or omissions that would be in breach of any of the representations made in Section 5.1 or 5.2;

Schedule 4.2(h) to Shareholder Agreement between SIX and DBAG

(d)	any prepayments or payment deferments not consistent with standard past business practice;

(e)	any payments, debt waivers or satisfaction of claims except in the ordinary course of business and in conformity with past business practice;

(f)	any delay or stop of investments that are planned on the date of the Declaration of Acceptance or become necessary in the ordinary course of business; and

(g)	any assumption of obligations to take any action or make any omission prohibited under this Section 6.2.

7.	Claims of Directors of the Company

(a)	To the extent permitted by law, Purchaser agrees and shall make sure that neither Purchaser nor any of its group affiliates, including the STOXX Companies, shall after the closing of these Terms and Conditions of Sale (i) bring any liability or other claims against any former officers or directors of the STOXX Companies who were appointed on the initiative of Seller, to the extent that such claims arise from or in connection with actions or omissions by such Directors in the time period preceding the closing, or (ii) bring any claims against Seller or any of its group affiliates arising from or in connection with its status as a shareholder of the holding company prior to the closing. The limitation of this Section 7 (a) shall not apply to claims resulting from any willful or grossly negligent actions or omissions by the party opposing the claim.

Schedule 4.2(h) to Shareholder Agreement between SIX and DBAG

(b)	To the extent permitted by law, Purchaser shall ensure after the closing that the next annual shareholders’ meetings of the STOXX Companies shall ratify the actions of and discharge from liability each officer and director, unless there is reason to believe at that time that an officer or director engaged in willful or grossly negligent conduct.

8.	Additional Obligations of the Parties

8.1	Additional transfer actions

The parties agree that even after the closing, they shall each perform any other necessary actions reasonably demanded by the other party, including any transfer actions, submissions of applications to registers and the like, in order to achieve the transfer of the Shares in the best possible way.

8.2	Group liabilities

Each party shall ensure that any pre-Closing Date trade payables, except for STOXX Shareholder Loans, owed by the STOXX Companies to the other party or any of its group affiliates shall be settled in full within the agreed or standard payment periods.

8.3	Interest

If Purchaser postpones the closing of this agreement in accordance with Section 4.1, Purchaser shall on the Closing Date pay interest on the Provisional Purchase Price in the amount of 4% (calculated on a 30/360 basis) for the time period from the expiration of three months after the execution of this agreement up to and including the Closing Date. Purchaser shall have no obligation to pay interest if the closing is delayed solely due to Seller.

Schedule 4.2(h) to Shareholder Agreement between SIX and DBAG

9.	General Provisions, Governing Law, Arbitration

The general provisions, as well as the provisions on governing law and arbitration set forth in Section 7.9 of the Shareholder Agreement shall also apply to these Terms and Conditions of Sale.

Schedule 4.2.1(a) to Shareholder Agreement between SIX and DBAG

Joinder Agreement

A.	SIX Group AG, Zurich (hereinafter “SIX”), and Deutsche Börse AG, Frankfurt am Main (hereinafter “DBAG”), are shareholders of STOXX AG, a Swiss stock corporation with its registered office in Zurich (hereinafter “STOXX or the “Company”).

B.	SIX and DBAG entered into a shareholder agreement on November 12, 2009 (hereinafter the “Shareholder Agreement”);

C.	[name of company], a company with its registered office in [city] (hereinafter the “New Shareholder”), intends to purchase the shares of the Company from [SIX/DBAG] (hereinafter “Seller”).

D.	The provisions of Sections 4.2.1 (a) and 4.2.2 (a) of the Shareholder Agreement provide that shares of the Company may be transferred to a third party only if the third party agrees to join the Shareholder Agreement by signing this Joinder Agreement.

By signing this Agreement, the shareholder therefore agrees as follows:

1.	Unless otherwise provided herein, the terms defined in the Shareholder Agreement shall have the same meanings in this Joinder Agreement.

2.	The New Shareholder agrees to join the Shareholder Agreement as a party on the Joinder Date, replacing Seller as a party to the Shareholder Agreement.

3.

The New Shareholder agrees that by signing this Joinder Agreement, the New Shareholder shall, as of the Joinder Date, assume all rights and obligations of Seller arising from or in connection with the Shareholder Agreement and shall

Schedule 4.2.1(a) to Shareholder Agreement between SIX and DBAG exercise all rights and perform all obligations in conformity with the terms of the Shareholder Agreement. The following rights and obligations shall not transfer to the New Shareholder, but rather shall remain with Seller:

a)	All rights and obligations of Seller related to the transfer of its STOXX shares to the New Shareholder.

b)	All obligations of Seller in connection with any breaches of contract committed by Seller prior to or on the Joinder Date.

c)	All claims of Seller against the other contracting party in connection with any breaches of contract committed by the other contracting party on or before the Joinder Date.

4.	This Joinder Agreement shall take effect as soon as the New Shareholder has become a shareholder of STOXX (heretofore and hereinafter the “Joinder Date”).

5.	This Joinder Agreement shall be subject to Swiss law.

6.	The general provisions, as well as the provisions on governing law and arbitration set forth in Section 7.9 of the Shareholder Agreement shall also apply to this Joinder Agreement.

Executed at [place] on [date].

[New Shareholder]

[name, title]	[name, title]

SET

Annex 5.1(c)(ii)

Remaining Index Business

Index providers ISE and BSE

Document Name	Index providers

Version	2.0

Last Update	8 November 2009

Deutsche Börse AG, ID&A	Version 1.1

September 2009
DAX-indices.com documentation	Page 2

1.	BSE

1.1.	Index Business

1.1.1.	Index Universe

SENSEX concept description: http://www.bseindia.com/about/abindices/bse30.asp

Broad Market Indices	Sectoral Indices	Dollar Linked Indices
SENSEX	BSE Auto	DOLLEX - 30

BSE - 100	BSE Bankex	DOLLEX - 100

BSE - 200	BSE Consumer Durables	DOLLEX - 200

BSE - 500	BSE Capital Goods

BSE Mid - Cap Index	BSE FMCG

BSE Small - Cap Index	BSE Healthcare

BSE IT

BSE Metal

BSE Oil & Gas

BSE TECk

BSE PSU

BSE Realty

Deutsche Börse AG, ID&A	Version 1.1

September 2009
DAX-indices.com documentation	Page 3

2.	ISE

2.1.	International Securities Exchange Holdings, Inc (ISE)

2.1.1.	lndex Snapshot

http://www.ise.com/WebForrn/viewPaqe.aspx?cateqoryld=191

Please click on the index names to see the respective guides (calculation and maintenance) for each index and further information.

ISE 250

ISE-CCM Homeland Sec.

ISE Electronic Trading

ISE SINdex

ISE Semiconductors

ISE-Revere US China Suppl.

ISE Global Wind Enerqy

ISE Gold

ISE-CCM Future Enerqy

ISE Homebuilders

ISE Integrated Oil and Gas

ISE Bio-Pharmaceuticals

ISE Oil and Gas Srvc.

ISE Short Gold

ISE U.S. Regional Banks

ISE-CCM Global Uranium

ISE Global Engr. & Constr.

ISE-CCM Alt. Energy

ISE-CCM Nanotech.

Deutsche Börse AG, ID&A	Version 1.1

September 2009
DAX-indices.com documentation	Page 4

ISE Water

ISE-Revere Natural Gas

ISE Revere Wal-Mart

ISE CHIndia

3.	Scoach

Today, Scoach Europa AG provides indices for the certificate market.

These indices have been designed in co-operation with European Derivatives Group and are being maintained by European Derivatives Group, correspondingly. The indices are currently being calculated by Deutsche Börse AG. The following indices are currently operated by Scoach:

Index	ISIN
Scoach Garantie Index	DE000A0X7NJ6

Scoach Discount Index	DE000A0X7NL2

Scoach Bonus Index	DE000A0X7NK4

Scoach Outperformance Index	DE000AOX7NM0

Deutsche Börse AG, ID&A	Version 1.1

September 2009
DAX-indices.com documentation	Page 5

Please see www.scoach.de for more information on these indices.

4. Deutsche Börse Sentiment Indices

DAX Trend Indicator

Since 26 September, Deutsche Börse has been publishing a trend indicator for the German Stock Index (DAX). This DAX Sentiment Index is calculated on a weekly basis and published online at Deutsche Börse’s Investor Center every Thursday morning before the trading starts. This index is the second sentiment index provided by Deutsche Börse, the other one being the Neuer Markt Sentiment Index that has been published since January this year.

Sentiment indices are trend indicators reflecting the expectations of active investors regarding the development of markets. The sentiment index for the DAX tracks the degree of optimism in relation to the pessimistic and neutral expectations for the DAX as well as the percentage change in these values when compared to the previous week’s values. Sentiment indices are often contrary indicators, which means that the lower the expectations the more sharply the index will rise in the future as a rule, one of the reasons for this being that those market participants who opt for pessimism have already sold and dispose of high liquidity, which can then be used for purchases when good news come in. However, indicators prove to be cyclical in times of a prolonged sideways movement.

For the calculation of the DAX Sentiment Index, every Wednesday Deutsche Börse surveys some 150 institutional investors that are actively participating in the market, on whether they think the German Stock Index will go up, down or move sideways in the following 30 days. The data will then be made anonymous and forwarded to Cognitrend where the data will be evaluated and the Sentiment Index will be calculaated and interpreted on behalf of Deutsche Börse. Historical data for the index has been available since the beginning of August.